Execution Version

AMENDED AND RESTATED JOINT VENTURE CONTRIBUTION AND FORMATION AGREEMENT

by and among

CITIGROUP INC.,

MORGAN STANLEY

and

MORGAN STANLEY SMITH BARNEY HOLDINGS LLC

Dated as of May 29, 2009

TABLE OF CONTENTS

Page

SCHEDULES

Schedule	Description

Schedule 1.1(a)(1)	Citigroup Contributed Assets

Schedule 1.1(a)(2)	Financial Statements of the Citigroup Managed Futures Business

Schedule 1.1(a)(3)	Citigroup Delayed Contribution Businesses

Schedule 1.1(a)(4)	Citigroup Delayed Distribution Businesses

Schedule 1.1(a)(5	Citigroup Self-Clearing Assets and Liabilities

Schedule 1.1(a)(6)	Morgan Stanley Delayed Contribution Businesses

Schedule 1.1(a)(7)	Morgan Stanley Delayed Distribution Businesses

Schedule 1.1(a)(8)	Morgan Stanley Self-Clearing Assets and Liabilities

Schedule 1.1(a)(9)	Transaction Documents

Schedule 1.1(a)(10)	FID Inventory

Schedule 1.1(b)(1)	Citigroup Contributed Subsidiaries

Schedule 1.1(b)(2)	Morgan Stanley Contributed Subsidiaries

Schedule 1.1(c)(1)	Citigroup Excluded Assets

Schedule 1.1(c)(2)	Morgan Stanley Excluded Assets

Schedule 1.1(d)(1)	Citigroup Contributed Leased Real Property

Schedule 1.1(d)(2)	Morgan Stanley Contributed Leased Real Property

Schedule 1.1(e)(1)	Citigroup Contributed Real Property

Schedule 1.1(f)(1)	Financial Statements of the Citigroup Contributed Business

Schedule 1.1(f)(2)	Financial Statements of the Morgan Stanley Contributed Business

Schedule 2.2(a)	Citigroup Contributed Subsidiaries that are Domestic Corporations, Former Members of a Consolidated Group, or Foreign Corporations with a U.S. Trade or Business

Schedule 2.2(b)	Morgan Stanley Contributed Subsidiaries that are Domestic Corporations, Former Members of a Consolidated Group, or

SCHEDULES

Foreign Corporations with a U.S. Trade or Business

Schedule 3.1(e)	Citigroup Governmental Approvals and Third Party Approvals

Schedule 3.1(f)	Financial Statements, Undisclosed Liabilities, No Material Adverse Effect

Schedule 3.1(j)(i)	Citigroup Contributed Subsidiaries that are Corporations

Schedule 3.2(e)	Morgan Stanley Governmental Approvals and Third Party Approvals

Schedule 3.2(j)(i)	Morgan Stanley Contributed Subsidiaries that are Corporations

Schedule 4.1(1)	Citigroup Conduct of Business Prior to Closing

Schedule 4.5(h)(1)	Certain Morgan Stanley Transaction Steps

Schedule 4.5(h)(2)	Certain Citigroup Transaction Steps

Schedule 4.5(h)(3)	Certain Transfers to Citi Smith Barney Pty Ltd.

Schedule 4.10(c)(1)	Citigroup Intercompany Agreements

Schedule 4.10(c)(2)	Morgan Stanley Intercompany Agreements

Schedule 5.1(d)	Governmental Approvals Required for Closing

Schedule 7.4	Guarantees

EXHIBITS

Exhibit	Description

Exhibit A	Terms with Respect to the IIG/IFG/CCI Business

Exhibit B	Form of Deposit Sweep Agreement

Exhibit C-1	Form of Citigroup Distribution Agreement

Exhibit C-2	Form of Morgan Stanley Distribution Agreement

Exhibit D	Form of Employee Matters Agreement

Exhibit E-1	Form of Citigroup Futures Clearing Agreement

Exhibit E-2	Form of Morgan Stanley Futures Clearing Agreement

Exhibit F-1	Form of Citigroup General Transition Services Agreement

Exhibit F-2	Form of Morgan Stanley General Transition Services Agreement

Exhibit G	Form of Amended and Restated Limited Liability Company Agreement

Exhibit H-1	Form of Citigroup Order Flow Agreement

Exhibit H-2	Form of Morgan Stanley Order Flow Agreement

Exhibit I-1	Form of Citigroup Research Agreement

Exhibit I-2	Form of Morgan Stanley Research Agreement

Exhibit J	Form of Tax Matters Agreement

Exhibit K	Terms and Conditions Concerning Contribution of Contributed Real Property and Contributed Leased Real Property

AMENDED AND RESTATED JOINT VENTURE
CONTRIBUTION AND FORMATION AGREEMENT

THIS AMENDED AND RESTATED JOINT VENTURE CONTRIBUTION AND FORMATION AGREEMENT (this “Agreement”) is made as of May 29, 2009, by and among Citigroup Inc., a Delaware corporation (“Citigroup”), Morgan Stanley, a Delaware corporation (“Morgan Stanley”), and Morgan Stanley Smith Barney Holdings LLC, a Delaware limited liability company (the “Company”).

RECITALS

A. Citigroup, through Subsidiaries (defined terms used in these recitals have the meanings given to them in Section 1.1) and otherwise, is engaged in the Citigroup Contributed Business, and Morgan Stanley, through Subsidiaries and otherwise, is engaged in the Morgan Stanley Contributed Business;

B. The Parties desire to contribute their respective Contributed Businesses to the Company;

C. Citigroup and Morgan Stanley have entered into a Joint Venture Contribution and Formation Agreement, dated as of January 13, 2009 (the “Original Agreement”);

D. On the date hereof, Morgan Stanley and Citigroup have entered into an Escrow Agreement pursuant to which (i) Morgan Stanley has deposited into escrow $2.75 billion and (ii) each of Morgan Stanley and Citigroup has deposited into escrow an amount equal to the amount of its debt funding obligation pursuant to Section 2 of Schedule 3.7 to the LLC Agreement (with respect to each of Morgan Stanley and Citigroup, its “Closing Date Cash Funding Amount”), in the case of each of (i) and (ii), pursuant to the terms of the Escrow Agreement;

E. Pursuant to Section 9.3 of the Original Agreement, the Original Agreement may be amended by an instrument in writing signed by each of the parties to the Original Agreement;

F. Citigroup and Morgan Stanley desire to amend and restate the Original Agreement as set forth below in light of, among other things, a modification of the transaction structure to provide for an “introducing broker” structure for a period of time after the Closing; and

G. In consideration of the mutual covenants, agreements and promises herein contained, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms.  In this Agreement, except where the context otherwise requires:

“Accounts Payable” means all accounts and notes payable to the extent related to the Contributed Businesses, including those of the type reflected on the balance sheet included in either the Financial Statements of the Citigroup Contributed Business or the Financial Statements of the Morgan Stanley Contributed Business, as applicable, as payable to customers, vendors or others.

“Accounts Receivable” means all accounts and notes receivable to the extent related to the Contributed Businesses, including those of the type reflected on the balance sheet included in either the Financial Statements of the Citigroup Contributed Business or the Financial Statements of the Morgan Stanley Contributed Business, as applicable, as due from customers, brokers, dealers, clearing organizations or others.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person, including but not limited to such Person’s Subsidiaries; and “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Unless otherwise specifically stated, the term “Affiliate” does not include:  (x) the Company Entities when used with respect to any Party, any Citigroup Entity or any Morgan Stanley Entity, and (y) the Citigroup Entities or the Morgan Stanley Entities when used with respect to any Company Entity.  “Affiliated” and “Affiliation” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Service Transfer Time” has the meaning set forth in the Employee Matters Agreement.

“Applicable Taxes” means (i) entity-level Taxes imposed on the Company Entities with respect to a Contributed Business and (ii) without duplication of amounts described in clause (i), non-income Taxes (other than Transfer Taxes) imposed with respect to Contributed Assets transferred to the Company or a Company Entity.

“ARS” has the meaning set forth in Section 6.2(c)(i).

“Assumption Agreement” means that certain Assumption Agreement, dated as of May 29, 2009, among Morgan Stanley & Co. Incorporated, certain other affiliates of Morgan Stanley, and the Company.

“Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Borrowed Security” has the meaning set forth in Section 2.9(b).

“Business Day” means a day ending at 11:59 p.m. (Eastern Time), other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or obligated by Law or executive order to close.

“Certificate of Formation” means the Certificate of Formation of the Company to be filed prior to Closing with the Secretary of State of the State of Delaware in order to create the Company in form and substance reasonably acceptable to each of Morgan Stanley and Citigroup.

“CGMI” means Citigroup Global Markets Inc.

“Change of Control” means, with respect to any Person, (i) any merger, consolidation or business combination of such Person as a result of which both (x) holders of the voting securities of such Person immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, securities or other equity interests in the ultimate parent of the surviving entity in such transaction possessing less than a majority of the outstanding equity and voting power of the ultimate parent of the surviving entity and (y) individuals who constituted the board of directors of such Person immediately prior to the execution and delivery of definitive documentation with respect to the transaction cease to represent at least a majority of the board of directors of the ultimate parent entity of the surviving entity of such transaction; (ii) any other transaction, including the sale by such Person of new shares of capital stock or new equity interests or a transfer of existing shares of capital stock or existing equity interests of such Person, the result of which is that any Person or group of related persons directly or indirectly acquires (a) beneficial ownership (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of securities or other equity interests representing a majority of the outstanding voting power or (b) a majority of the assets of the relevant entity or (iii) the bankruptcy, insolvency, dissolution, winding-up, general assignment for the benefit of creditors or receivership of such Person or other similar proceeding or event.

“Citigroup” has the meaning set forth in the preamble hereto.

“Citigroup ARS Loans” has the meaning set forth in Section 6.2(c)(i).

“Citigroup Clearing Agreements” means each of the Citigroup Securities Clearing Agreement and the Futures Clearing Agreement of Citigroup.

“Citigroup Contributed Assets” means all assets (real, personal, mixed, tangible or intangible) of Citigroup or any of its Subsidiaries, in each case that are utilized, or held for use, primarily in the conduct of the Citigroup Contributed Business, other than any such asset the use of which is expressly being provided after the Closing pursuant to a Transaction Document (other than the Citigroup Clearing Agreements), which shall include, in any event, the following:

(i) all assets (real, personal, mixed, tangible or intangible) reflected on the Final Balance Sheet of the Citigroup Contributed Business;

(ii) the Citigroup Contributed Equity Interests;

(iii) Citigroup’s Contributed Real Property;

(iv) Citigroup’s Contributed Real Property Leases, including any security deposits paid thereunder;

(v) Citigroup’s Contributed IP Licenses and the Citigroup Contributed IP;

(vi) all furniture, fixtures, equipment (including but not limited to telephones, telephone numbers, switches, servers, computers, printers, scanners, and data processing equipment), machinery, automobiles, office supply inventories, and other tangible personal property utilized primarily in the Citigroup Contributed Business;

(vii) all contracts and agreements between Citigroup or one of its Subsidiaries, on the one hand, and any customer of the Citigroup Contributed Business, on the other, pursuant to which services of the Citigroup Contributed Business are to be delivered to such customer, including any assets or rights (including any funds or securities and any commodity positions) of customers that are held by Citigroup and its Subsidiaries pursuant to any such contract or agreement, including for distribution or payment or as collateral;

(viii) all margin and other customer debit balances of Citigroup and its Subsidiaries related to the Citigroup Contributed Business to the extent reflected on the Final Balance Sheet of the Citigroup Contributed Business;

(ix) the Citigroup Contributed Contracts;

(x) copies of all of the books and records in any form or medium of Citigroup and its Subsidiaries to the extent related to the Citigroup Contributed Business (including personnel records, customer records, transaction histories, correspondence files and other records relating to dealings with customers of the Citigroup Contributed Business), other than (A) books and records (or copies thereof) to the extent they relate to the Citigroup Excluded Businesses (it being understood that books and records that relate both to the Citigroup Contributed Business and the Citigroup Excluded Businesses shall be copied and a copy thereof shall be included within the Citigroup Contributed Assets) and (B) any income Tax Returns of any Citigroup Entity or any group of entities that includes a Citigroup Entity;

(xi) all rights, claims, credits, causes of action, rights of recovery and rights of set-off of any kind to the extent relating to the Citigroup Contributed Assets, including any unliquidated rights under manufacturers’ and vendors’ warranties;

(xii) all Accounts Receivable to the extent reflected on the Final Balance Sheet of the Citigroup Contributed Business, including but not limited to employee loans;

(xiii) all customer accounts of the Citigroup Contributed Business and the customer relationships and goodwill relating thereto;

(xiv) all federal, state, municipal, foreign and other Permits held or used by Citigroup and any of its Affiliates primarily in connection with the Citigroup Contributed Business, to the extent transferable;

(xv) Citigroup Transferred Plans and the assets set aside in respect thereof (whether in separate funding vehicles or denominated for the funding of benefits thereof on the books and records of Citigroup or any of its Subsidiaries), assets related to Citigroup Contributed Subsidiary Benefit Plans in addition to those held by Citigroup Contributed Subsidiaries or pursuant to trusts, insurance policies or other funding vehicles which are transferred to, or assumed by, the Company or one of the Company Entities by virtue of the contribution to the Company of the Citigroup Contributed Subsidiaries, and those contracts and agreements of Citigroup or its Subsidiaries primarily relating to any Citigroup Transferred Plan (but only if the Company has expressly agreed to administer such Citigroup Transferred Plan pursuant to the terms of any Transaction Document);

(xvi) all securities held for investment or resale in connection with the Citigroup Contributed Business;

(xvii) all customer lists and prospective customer lists, customer information, finding broker lists, databases, trading models, and policies and procedures, in each case primarily utilized or prepared in connection with the Citigroup Contributed Business;

(xviii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items to the extent that the underlying assets related thereto are Citigroup Contributed Assets;

(xix) all cash, bank accounts and deposits with clearing organizations, depositories and similar organizations which primarily relate to the Citigroup Contributed Business;

(xx) manuals and marketing materials (in any form or medium), including, without limitation, advertising matter, brochures, catalogues, price lists, mailing lists, distribution lists, photographs, production data, and sales and promotional materials which primarily relate to or were prepared primarily in connection with the Citigroup Contributed Business;

(xxi) all rights, privileges and claims to the extent relating to any of the other Citigroup Contributed Assets or the Citigroup Contributed Business;

(xxii) Tax documentation obtained from customers (such as IRS Forms W-8, W-9 or similar forms under federal, state, local or foreign Law) or such other forms, certifications or information (including, electronic records) that a contributing party, as payor, is permitted to rely on (collectively, “Citigroup Tax Documentation”), such Citigroup Tax Documentation to be contributed or made available to the Company in such a manner that, to the extent possible after the use of commercially reasonable efforts, permits the Company to rely on such Citigroup Tax Documentation under applicable Law;

(xxiii) those assets identified on Schedule 1.1(a)(1); and

(xxiv) the IIG/IFG/CCI Business and the Managed Futures Business;

provided, however, that the Citigroup Contributed Assets shall in each case exclude all Citigroup Excluded Assets.

“Citigroup Contributed Business” means (i) the business reflected in the Financial Statements of the Citigroup Contributed Business, which includes Citigroup’s retail brokerage and futures business operated under the name “Smith Barney” in the United States and Australia and operated under the name “Quilter” in the United Kingdom, Ireland and the Channel Islands, and (ii) the IIG/IFG/CCI Business and the Managed Futures Business; provided, however, that the Citigroup Contributed Business shall exclude all Citigroup Excluded Assets, Citigroup Excluded Liabilities and the Citigroup Excluded Businesses.

“Citigroup Contributed Business Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Contributed Business Individuals” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Contributed Contracts” means any contracts or agreements, other than any Benefit Plan, to which Citigroup or any of its Subsidiaries is a party that relate primarily to the conduct of the Citigroup Contributed Business.

“Citigroup Contributed Equity Interests” means the limited liability company interests, stock or other equity interests of the Citigroup Contributed Subsidiaries.

“Citigroup Contributed IP” means all Intellectual Property that is (i) owned by Citigroup or a Subsidiary of Citigroup (including the Citigroup Contributed Subsidiaries) and (ii) primarily used or held for use with respect to the Citigroup Contributed Business, including in any event the Trademark “Smith Barney” and “Quilter”, but shall not include, in any event, the Trademark “Citigroup”.

“Citigroup Contributed Liabilities” means the following:  (i) all free credit and other customer balances of Citigroup and its Subsidiaries related to the Citigroup Contributed Business, including but not limited to amounts withheld on customer transactions and payable to Governmental Authorities, to the extent such free credit and other customer balances are reflected on the Final Balance Sheet of the Citigroup Contributed Business; (ii) all obligations of Citigroup and its Subsidiaries under the Citigroup Contributed Contracts, Citigroup’s Contributed Real Property Leases, Citigroup’s Contributed IP Licenses and the other contracts and agreements constituting part of the Citigroup Contributed Assets, in each case to the extent arising from the operation of the Citigroup Contributed Business or the ownership of the Citigroup Contributed Assets following the Closing; (iii) liabilities to the extent relating to the Citigroup Contributed Business, to the extent they are reflected on the Final Balance Sheet of the Citigroup Contributed Business; (iv) all liabilities of the Citigroup Contributed Subsidiaries arising under the Transaction Documents; (v) those liabilities of Citigroup and/or its Subsidiaries agreed to be assumed or retained by the Company Entities under the Employee Matters Agreement or in respect of the Citigroup Contributed Subsidiary Benefit Plans and all liabilities in respect of other contracts and agreements of Citigroup or its Subsidiaries primarily relating to any Citigroup Transferred Plan; (vi) all Accounts Payable of the Citigroup Contributed Business to the extent they are reflected on the Final Balance Sheet of the Citigroup Contributed Business; (vii) the obligation to repurchase securities sold under repurchase agreements and not yet repurchased and attributable to the Citigroup Contributed Business to the extent they are reflected on the Final Balance Sheet of the Citigroup Contributed Business; and (viii) liabilities to the extent relating to the IIG/IFG/CCI Business the Managed Futures Business.

“Citigroup Contributed Research." means all Intellectual Property or other proprietary rights to the extent owned by Citigroup or its Subsidiaries and included or otherwise embodied in Research (as defined in the Citigroup Research Agreement) and Models (as defined in the Citigroup Research Agreement) created prior to the Closing Date by the Citigroup Research Employees (as defined in the Employee Matters Agreement), including but not limited to the following publications: the “PCG Equity Model Portfolio”, the “PCG Small & Mid-Cap Equity Model Portfolio”, the “PCG ETF Model Portfolio”, the “PCG International ETF Focus List”, the “PCG Pan European Model Portfolio”, the “PCG Asia Focus List” and the “Current Outlook”.

“Citigroup Contributed Subsidiaries” means the Subsidiaries of Citigroup listed on Schedule 1.1(b)(1).

“Citigroup Contributed Subsidiary Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Delayed Contribution Assets” means the Citigroup Contributed Assets of the business described on Schedule 1.1(a)(3).

“Citigroup Delayed Contribution Business” means Citigroup Delayed Contribution Assets and the related Citigroup Delayed Contribution Liabilities.

“Citigroup Delayed Contribution Liabilities” means the Citigroup Contributed Liabilities of the business described on Schedule 1.1(a)(3).

“Citigroup Delayed Distribution Assets” means the Citigroup Excluded Assets of the business described on Schedule 1.1(a)(4).

“Citigroup Delayed Distribution Business” means Citigroup Delayed Distribution Assets and the Citigroup Delayed Distribution Liabilities.

“Citigroup Delayed Distribution Liabilities” means the Citigroup Excluded Liabilities of the business described on Schedule 1.1(a)(4).

“Citigroup Disclosure Letter” has the meaning set forth in Section 3.1.

“Citigroup Employment Agreements” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Entities” means Citigroup and its Subsidiaries other than the Citigroup Contributed Subsidiaries and other than the Company Entities.

“Citigroup Equity Awards” means the option, restricted stock and other equity grants made to the Citigroup Transferees prior to the Service Transfer Date.

“Citigroup Excluded Assets” means (i) any asset listed on Schedule 1.1(c)(1), (ii) any asset not utilized, or held for use, primarily in the conduct of the Citigroup Contributed Business that is not otherwise contemplated to be contributed to the Company pursuant to any Transaction Document, (iii) any asset otherwise expressly contemplated by any provision of this Agreement or any Transaction Document not to be contributed to the Company and that is not reflected on the Final Balance Sheet of the Citigroup Contributed Business, and (iv) all membership and trading privileges held or used by Citigroup and any of its Affiliates.

“Citigroup Excluded Businesses” means the businesses, activities and operations of Citigroup and its Subsidiaries other than the Citigroup Contributed Business.

“Citigroup Excluded Employment Liabilities” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Excluded Liabilities” means any liability, obligation or duty of Citigroup or any of its Subsidiaries or Affiliates, whether or not related to the Citigroup Contributed Business, that is not expressly contemplated by this Agreement or any other Transaction Document to be a Citigroup Contributed Liability, including but not limited to Excluded Claims, Citigroup Excluded Employment Liabilities and Citigroup Excluded Taxes.

“Citigroup Excluded Taxes” means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable: (i) for any Taxes imposed on or payable by the Citigroup Entities or with respect to the Citigroup Excluded

Businesses, Citigroup Excluded Assets or Citigroup Excluded Liabilities for any taxable period; provided, however, that in the case of any Citigroup Delayed Distribution Business this clause (i) shall apply solely with respect to Pre-Closing Tax Periods; (ii) for any Taxes imposed on or payable by the Citigroup Contributed Subsidiaries or with respect to the Citigroup Contributed Business, the Citigroup Contributed Assets or the Citigroup Contributed Liabilities with respect to any Pre-Closing Tax Period; (iii) for any Taxes of or imposed on any of the Citigroup Contributed Subsidiaries as a result of Treasury Regulation Section 1.1502-6(a) (or any similar provision of state, local or foreign Law) as a result of having been a member of any consolidated, combined, unitary or affiliated group prior to the Closing; (iv) for any Taxes resulting from any extraordinary transaction outside the ordinary course of business undertaken by Citigroup or any of its Affiliates in anticipation of the Closing, including (x) Taxes with respect to the Citigroup Reorganization (other than Transfer Taxes required to be borne by Morgan Stanley pursuant to Section 4.5(h)) and (y) Taxes with respect to the transactions contemplated by Section 4.10(d); (v) for any obligation or other liability of a Citigroup Contributed Subsidiary to indemnify any other Person in respect of or relating to Taxes or to pay an amount pursuant to a Tax sharing or Tax allocation agreement (other than any obligation or liability arising under an agreement entered into by a Citigroup Contributed Subsidiary after the Closing); and (vi) for any Transfer Taxes to the extent required to be borne by Citigroup pursuant to Section 4.5(h).

“Citigroup Introducing Assets” means the Citigroup Contributed Assets, but excluding the Citigroup Self-Clearing Assets and Citigroup Delayed Contribution Assets.  For the avoidance of doubt, Citigroup Introducing Assets shall include margin loans relating to the Citigroup Contributed Business conducted in Australia.

“Citigroup Introducing Business” means the Citigroup Contributed Business, but excluding the Citigroup Self-Clearing Business and the Citigroup Delayed Contribution Business (and, for the avoidance of doubt, excluding the Citigroup Delayed Distribution Business).

“Citigroup Introducing Liabilities” means the Citigroup Contributed Liabilities, but excluding the Citigroup Self-Clearing Liabilities and the Citigroup Delayed Contribution Liabilities.

“Citigroup Introducing Tangible Book Value” means, as of the Closing Date, (i) the total assets minus goodwill and other intangibles (excluding COLI) minus total liabilities of the Citigroup Introducing Business and Citigroup Delayed Contribution Business (excluding the IIG/IFG/CCI Business and the Managed Futures Business), in each case based on the respective amounts shown on the Final Closing Balance Sheet of the Citigroup Introducing Business and Citigroup Delayed Contribution Business, as determined in accordance with Section 2.10, minus (ii) the amount of the Class A Preferred Interests, valued at the Liquidation Preference thereof, issued on the Closing Date pursuant to Section 2.4(b).

“Citigroup Key Contributed Business Individual” has the meaning set forth in Section 4.1(b)(v).

“Citigroup Reorganization” has the meaning set forth in Section 2.2(a).

“Citigroup Securities Clearing Agreement” means the Fully Disclosed Clearing Agreement by and between Citigroup Global Markets Inc. and Morgan Stanley Smith Barney LLC, dated as of May 1, 2009, as amended by Amendment No. 1 dated May 12, 2009, as it may be further amended from time to time.

“Citigroup Self-Clearing Assets” means the Citigroup Contributed Assets of the business reflected in Schedule 1.1(a)(5).

“Citigroup Self-Clearing Business” means the Citigroup Self-Clearing Assets and the Citigroup Self-Clearing Liabilities.

“Citigroup Self-Clearing Date” means each date on which the conversion of Customer Accounts as determined by Citigroup Global Markets Inc. and the Company pursuant to either (i) Section 13.03 of the Citigroup Securities Clearing Agreement or (ii) Section 13.03 of the Futures Clearing Agreement of Citigroup is actually effected to render such accounts fully self-cleared (as such term is used in the definition of Customer Account in the Citigroup Securities Clearing Agreement and in the definition of Customer Futures Account in the Futures Clearing Agreement of Citigroup).

“Citigroup Self-Clearing Liabilities” means the Citigroup Contributed Liabilities of the business reflected in Schedule 1.1(a)(5), but excluding the Citigroup Delayed Contribution Liabilities.

“Citigroup Self-Clearing Tangible Book Value” means (i) the total assets minus goodwill and other intangibles (excluding COLI) minus total liabilities of the Citigroup Self-Clearing Business (excluding the IIG/IFG/CCI Business and the Managed Futures Business), in each case based on the respective aggregate amounts shown on all of the Final Self-Clearing Balance Sheet(s) of the Citigroup Self-Clearing Business, as determined in accordance with Section 2.11, minus (ii) the aggregate amount of the Class A Preferred Interests, valued at the Liquidation Preference thereof, issued on the Self-Clearing Dates pursuant to Section 2.5(a).

“Citigroup Transferees” has the meaning set forth in the Employee Matters Agreement.

“Citigroup Transferors” means Citigroup and each Subsidiary of Citigroup that owns (or, in the case of Citigroup Contributed Liabilities, is responsible for), as of January 13, 2009 or as of the Closing Date, any Citigroup Self-Clearing Date, or any Delayed Contribution Date, as applicable, (i) any equity interest in any Citigroup Contributed Subsidiary, (ii) any Citigroup Contributed Assets or (iii) any Citigroup Contributed Liabilities.

“Citigroup Transferred Plan” has the meaning set forth in the Employee Matters Agreement.

“Claim” means any and all actions, suits, litigation, complaints, demands, claims or counterclaims or legal, administrative or arbitral proceedings, information requests or investigations or Orders.

“Class A Preferred Interests” has the meaning set forth in the LLC Agreement.

“Clearing Firm” has the meaning set forth in Section 7.5.

“Closing” has the meaning and consists of the transactions set forth in Section 2.3.

“Closing Date” means May 31, 2009.

“Closing Date Cash Funding Amount” has the meaning set forth in the recitals hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Entities” means the Company and, from time to time, its Subsidiaries, giving effect to the Closing.

“Compliance Requirements” has the meaning set forth in Section 4.5(k).

“Compliance Ruling” has the meaning set forth in Section 4.5(k).

“Confidentiality Agreement” means the letter agreement, dated as of December 3, 2008, by and between Citigroup and Morgan Stanley, as it may be amended from time to time.

“Consent” means any consent (including any “negative consent”), approval, authorization, waiver, grant, franchise, concession, agreement, license, exemption or other Permit or Order of, registration, declaration or filing with, or report or notice to, any Person.

“Contributed Assets” means the Citigroup Contributed Assets or the Morgan Stanley Contributed Assets, or both, as the context requires.

“Contributed Business Individuals” has the meaning set forth in the Employee Matters Agreement.

“Contributed Businesses” means the Citigroup Contributed Business and the Morgan Stanley Contributed Business, or either of them, as the context requires.

“Contributed IP Licenses” means, with respect to a Party, any license, consent, royalty or other agreement concerning any Intellectual Property licensed to such Party or a Subsidiary of such Party and used or held for use primarily with respect to such Party’s Contributed Business.

“Contributed Leased Real Property” means, with respect to Citigroup, the real property occupied or used by Citigroup or one of its Subsidiaries or other Affiliates pursuant to a Contributed Real Property Lease located at the addresses set forth on Schedule 1.1(d)(1) and, with respect to Morgan Stanley, the real property occupied or used by Morgan Stanley or one of its Subsidiaries or other Affiliates pursuant to a Contributed Real Property Lease located at the addresses set forth on Schedule 1.1(d)(2), in each case to the extent set forth on the applicable Schedule.

“Contributed Liabilities” means the Citigroup Contributed Liabilities or the Morgan Stanley Contributed Liabilities, or both, as the context requires.

“Contributed Real Property” means, with respect to Citigroup, the real property owned in fee by Citigroup or one of its Subsidiaries or other Affiliates described on Schedule 1.1(e)(1).

“Contributed Real Property Lease” means any lease or sublease (or allocable portion thereof) by or under which Citigroup or one of its Subsidiaries or other Affiliates or Morgan Stanley or one of its Subsidiaries or other Affiliates holds a leasehold interest or uses or occupies or has the right to use or occupy any Contributed Leased Real Property or any portion thereof or interest therein.

“Contributed Subsidiary” means a Citigroup Contributed Subsidiary or a Morgan Stanley Contributed Subsidiary, as the context requires.

“Controlling Party” has the meaning set forth in Section 6.6(b)(i).

“Controlling Tax Party” has the meaning set forth in Section 4.5(b)(iv).

“CPA Firm” has the meaning set forth in Section 2.10(b).

“Customer Accounts” has the meaning, as applicable, (i) given to such term in the Citigroup Securities Clearing Agreement or the Morgan Stanley Securities Clearing Agreement, or (ii) given to “Customer Futures Accounts” in the Futures Clearing Agreements.

“Deductible” has the meaning set forth in Section 6.3(a)(ii).

“Delayed Contribution Business” means a Citigroup Delayed Contribution Business and a Morgan Stanley Delayed Contribution Business, or either of them, as the context requires.

“Delayed Contribution Date” means, with respect to a Citigroup Delayed Contribution Business or Morgan Stanley Delayed Contribution Business, the third Business Day following the date on which all of the Delayed Contribution Conditions for such Citigroup Delayed Contribution Business or Morgan Stanley Delayed Contribution Business are satisfied, or such other date as may be mutually agreed by Citigroup and Morgan Stanley; provided that the Delayed Contribution Date for the Citigroup Contributed Research shall be the Transfer Date (as such term is defined in the Research

Agreement of Citigroup) and that the Delayed Contribution Date for the Morgan Stanley Contributed Research shall be the Transfer Date (as such term is defined in the Research Agreement of Morgan Stanley).

“Delayed Contribution Conditions” has the meaning set forth in Section 2.6(a).

“Delayed Distribution Date” means, with respect to a Citigroup Delayed Distribution Business or Morgan Stanley Delayed Distribution Business, the third Business Day following the date on which all of the Delayed Distribution Conditions for such Citigroup Delayed Distribution Business or Morgan Stanley Delayed Distribution Business, respectively, are satisfied, or such other date as may be mutually agreed by Citigroup and Morgan Stanley.

“Delayed Distribution Conditions” has the meaning set forth in Section 2.7(a).

“Delayed Transfer Individuals” has the meaning set forth in the Employee Matters Agreement.

“Delivering Party” has the meaning set forth in Section 4.2(a).

“De Minimis Loss” has the meaning set forth in Section 6.3(a)(i).

“Deposit Sweep Agreement” means the agreement in the form of Exhibit B hereto, to be entered into pursuant to Section 2.4, as it may be amended from time to time.

“Designated Representatives” has the meaning set forth in Section 4.2(a).

“Distribution Agreements” means agreements in the forms of Exhibits C-1 and C-2 hereto, to be entered into pursuant to Section 2.4, as they may be amended from time to time.

“EMEA GSPS and ESOP Business” means the business of providing stock plan related services to non-US corporations or the representatives or agents of such corporations and the current and former employees of the corporation who participate in the stock plan(s) of the corporation, and certain support services to US corporations or the representatives or agents of such corporations in respect of current or former employees of such corporations residing outside the US.

“Employee Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Employee Matters Agreement” means the agreement in the form of Exhibit D hereto, to be entered into pursuant to Section 2.4, as it may be amended from time to time.

“Employment Agreement” has the meaning set forth in the Employee Matters Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Escrow Agreement” means the Escrow Agreement dated as of the date hereof among Citigroup, Morgan Stanley and The Bank of New York, as Escrow Agent (the “Escrow Agent”), as it may be amended from time to time.

“Excess Flow-Through Income” shall mean the excess, if any, of (i) the amount of income required to be included by a member with respect to a Contributed Subsidiary that is treated, for federal income tax purposes, as a partnership or as a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) with respect to a taxable year of such Contributed Subsidiary that includes (but does not end on) the Closing Date, over (ii) the amount of income that would have been required to be included by such member with respect to such Contributed Subsidiary if the taxable year of such Contributed Subsidiary had ended on the Closing Date and the taxable income of such Contributed Subsidiary through the end of the Closing Date had been determined based on a “closing of the books.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Businesses” means the Citigroup Excluded Businesses or the Morgan Stanley Excluded Businesses, or both, as the context requires.

“Excluded Claims” means, with respect to either Party, Losses arising in connection with or relating to a Claim asserted against the other Party, the Company, any of their respective Subsidiaries or Affiliates, any Contributed Subsidiary or with respect to any Contributed Assets or the Contributed Business of that Party, in any case which arise from or in connection with an action, omission to act, condition or event (or series of related actions, omissions, conditions or events) that first occurred at or prior to the Closing, including but not limited to litigation referred to in Section 6.6(g), unless such action, omission, condition or event (or series of related actions, omissions, conditions or events) continues for more than one year after the Closing (in which case such Claim and any Losses arising therefrom shall be an Excluded Claim only to the extent relating to any pre-Closing period).

“Excluded Liabilities” means, in the case of Citigroup, the Citigroup Excluded Liabilities, and, in the case of Morgan Stanley, the Morgan Stanley Excluded Liabilities, or both of them, as the context requires.

“FID Inventory” means all of, and to the extent of, the right, title and interest of Morgan Stanley & Co. Incorporated in the securities and other assets and short obligations referred to on Schedule 1.1(a)(10) hereto relating to the Morgan Stanley fixed income trading business within Global Wealth Management.

“Final Balance Sheet” means the “Final Closing Balance Sheet” in the case of Introducing Assets and Liabilities, and the “Final Self-Clearing Balance Sheet” in the case of Self-Clearing Assets and Self Clearing Liabilities.

“Final Closing Balance Sheet” has the meaning set forth in Section 2.10(b).

“Final Self-Clearing Balance Sheet” has the meaning set forth in Section 2.11(d).

“Financial Statements of the Citigroup Contributed Business” means the consolidated unaudited balance sheet of the Citigroup Contributed Business (excluding the IIG/IFG/CCI Business and the Managed Futures Business) as of November 30, 2008 and the consolidated unaudited statements of income of the Citigroup Contributed Business for the twelve-month period ending on December 31, 2008, which are attached to this Agreement as Schedule 1.1(f)(1).

“Financial Statements of the Morgan Stanley Contributed Business” means the consolidated unaudited balance sheet of the Morgan Stanley Contributed Business as of November 30, 2008 and the consolidated unaudited statements of income of the Morgan Stanley Contributed Business for the twelve-month period ending on December 31, 2008, which are attached to this Agreement as Schedule 1.1(f)(2).

“FINRA” means the Financial Industry Regulatory Authority.

“Futures Clearing Agreements” means agreements in the forms of Exhibits E-1 and E-2 hereto, to be entered into pursuant to Section 2.4, as they may be amended from time to time.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“General Transition Services Agreements” means the agreements in the forms of Exhibits F-1 and F-2 hereto, to be entered into pursuant to Section 2.4, as they may be amended from time to time.

“Governmental Approval” means any Consent of, with or to any Governmental Authority, and includes any applicable waiting periods associated with any Governmental Approvals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, body, commission or instrumentality of the United States or foreign nation, or any state or other political subdivision thereof, and any court, tribunal or arbitrator, and any self-regulatory organization (including FINRA or any national securities exchange).

“Guaranty” has the meaning set forth in Section 7.4.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IIG/IFG/CCI Business” means the business conducted by the financial advisors of the Institutional Fixed Income Group and Institutional Investor Group and the Corporate Cash Investment Group hired by the Company pursuant to the terms set forth on Exhibit A.

“Indemnitees” has the meaning set forth in Section 6.2.

“Indemnitor” has the meaning set forth in Section 6.2.

“Infringe” means, with respect to Intellectual Property, to infringe, impair, dilute or otherwise violate.  “Infringement” shall have a correlative meaning.

“Initial Citigroup Member” means any directly or indirectly Wholly-Owned Subsidiary of Citigroup to become a member of the Company at the Closing.

“Initial Members” means, in the case of Citigroup, each Initial Citigroup Member, and, in the case of Morgan Stanley, each Initial Morgan Stanley Member, or both the Initial Citigroup Members and the Initial Morgan Stanley Members, as the context requires.

“Initial Morgan Stanley Member” means any directly or indirectly Wholly-Owned Subsidiary of Morgan Stanley to become a member of the Company at the Closing.

“Intellectual Property” means all intellectual property rights under any Law, including, without limitation: (a) (i) inventions, discoveries, processes, designs, techniques, and related improvements, whether or not patented or patentable; (ii) trademarks, trade dress, service marks, service names, trade names, brand names, logos, Internet domain names, business symbols, or other source indicators, and all goodwill associated therewith and all common law rights relating thereto (collectively, “Trademarks”); (iii) copyrights and works of authorship in any media; (iv) know-how, trade secrets, customer lists and confidential or proprietary information and data; and (v) rights of publicity and privacy, “name and likeness” rights and other similar rights; (b) all applications, registrations, patents, certifications, and recordings related thereto; (c) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and (d) all rights to bring an action at law or in equity for the Infringement of the foregoing before the Closing Date, including the right to receive all proceeds and damages therefrom.

“Introducing Assets and Liabilities” means the Citigroup Introducing Assets and Citigroup Introducing Liabilities, and the Morgan Stanley Introducing Assets and Morgan Stanley Introducing Liabilities, as applicable.

“IRS” means the Internal Revenue Service of the United States Department of Treasury.

“Law” means any law (including but not limited to common law), constitution, treaty, statute, code, rule, regulation, ordinance or other pronouncement of a Governmental Authority having a similar effect and any Order.

“LIBOR” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars having a maturity of one month at 11:00 a.m. (London time) two Business Days prior to the date of payment.

“Lien” means any lien, security interest, pledge, charge, encumbrance, claim or similar right.

“LLC Agreement” means the agreement in the form of Exhibit G hereto, to be entered into pursuant to Section 2.4 hereof, as it may be amended from time to time.

“Loss” and “Losses” have the meanings set forth in Section 6.2.

“Managed Futures Balance Sheet” has the meaning set forth in Section 2.13.

“Managed Futures Business” means the managed futures business reflected in the Managed Futures Financial Statements.

“Managed Futures Contribution Date” means the date on which the Managed Futures Business is contributed to the Company in accordance with Section 2.6(h) hereof.

“Managed Futures Financial Statements” means (i) the Managed Futures Balance Sheet and (ii) the consolidated unaudited statement of income of the Managed Futures Business for the twelve-month period ended on December 31, 2008 which is attached to this Agreement as Schedule 1.1(a)(2).

“Managed Futures SLAs” means any agreements or understandings relating to the Managed Futures Business (whether written or unwritten) to which any Citigroup Entity is a party and which, following the contribution of the Managed Futures Business in accordance with Section 2.6(h) hereof, would bind or purport to bind any Company Entity.

“Material Adverse Effect” means (x) with respect to a Person, a material and adverse effect on the business, operations, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) with respect to a Contributed Business, a material adverse effect on such Contributed Business or the business, operations, financial condition or results of operations of such Contributed Business, taken as a whole; provided, however, that, in the case of clause (x) or (y), to the extent such change, event, development, condition, occurrence or effect results from any of the following, it shall not in and of itself constitute or be taken into account in determining whether there has been a Material Adverse Effect:  (i) changes in the general economy or securities markets of the United States or elsewhere, including but not limited to market price and trading volume fluctuations and changes in interest rates and exchange rates, (ii) changes in the financial services business generally or the portions thereof in which the Contributed Businesses operate generally, (iii) any effects or conditions caused by the announcement or performance of this Agreement, the transactions contemplated by this Agreement or any other Transaction Document and the identity of the Parties or their Affiliates, including, without limitation, the impact thereof on relationships with employees (including financial advisors) and customers of the Contributed Business, (iv) any changes or developments in any political conditions in the United States or elsewhere, including any outbreak of major hostilities in which the United States is involved, any act of terrorism within the United States or elsewhere or any declaration of war, (v) any changes that result from natural disasters, except to the extent directly impacting the assets or properties of the applicable Person or the applicable Contributed Business, (vi) any changes in (A) any Law (including any interpretation or enforcement thereof by any Governmental Authority) or (B) GAAP or regulatory accounting or capital requirements applicable to U.S. banking, brokerage or financial services organizations generally, (vii) any failure of the financial or operating performance of either Party’s Contributed Business to meet any internal projections or budgets or any estimates of revenues or earnings for any period of time prior to, on or after the date of this Agreement, provided that the underlying cause of any failure by such Contributed Business to meet any internal projections or budgets or any estimates of revenues or earnings and its impact on the financial condition, businesses or results of operations of such Contributed Business may be considered in determining whether there has been a Material Adverse Effect (to the extent not otherwise excluded hereunder), and (viii) any effects or conditions caused by or resulting from any action taken or omitted to be taken that (A) is required to be taken or omitted by either Party or its Subsidiaries under this Agreement or (B) is by or at the written request or with the written consent of the other Party (provided, however, that such matters in the case of clauses (i), (ii) and (iv) shall be taken into account in determining whether there has been a Material Adverse Effect to the extent of any disproportionate impact on the applicable Person or applicable Contributed Business, as the case may be, taken as a whole, relative to the other participants operating in the same industries and geographic markets as such Person or Contributed Business, as the case may be).  For the avoidance of doubt, no change or development in the business, operations, financial condition, results of operations, or credit, financial strength or other ratings, of a Party or any of its Affiliates (other than the Contributed Business of such Party) (any such event, a “Parent Event”) shall be deemed to constitute a Material Adverse Effect on such Party's Contributed Business, nor shall any such Parent Event be taken into account in determining whether a Material Adverse Effect on such Party's Contributed Business has occurred or is reasonably like to occur, except to the extent that such Parent Event (or the underlying cause of such Parent Event) directly and adversely affects the business, operations, financial condition or results of operations of such Party's Contributed Business, taken as a whole, subject to the limitations set forth above in this definition.

“Material Contracts” means, with respect to a Party, each of the following to which such Party or any of its Subsidiaries is a party and that relate primarily to its Contributed Business, or by which its Contributed Assets or Contributed Subsidiaries are bound:

(i) agreements with a Third Party (other than distribution, sub-advisory, IT consulting and other similar arrangements entered into in the ordinary course) for the purchase of services, materials, supplies, merchandise or equipment (A) in an aggregate amount for the unexpired term thereof equal to or greater than $10 million or (B) providing for the payment (or potential liability for payment) of a penalty (including but not limited to any early termination fee, prepayment penalty or similar charge), fee or any other amount during or after the unexpired term thereof equal to or greater than $5 million;

(ii) broker’s or finder’s agreements as to which the total fees payable thereunder could reasonably be expected to exceed $1,000,000;

(iii) agreements under which administrative and other services are provided to or on behalf of a Third Party (other than advisory agreements entered into in the ordinary course) and which provide for an aggregate payment for the unexpired term thereof in excess of $10 million;

(iv) reimbursement agreements, non-financial repurchase agreements and equipment leases with a Third Party providing for aggregate payments in excess of $10,000,000;

(v) Contributed Real Property Leases having an unexpired lease term of more than five years and an annual rent in excess of $10,000,000;

(vi) agreements prohibiting or materially restricting the ability of a Party or any of its Subsidiaries or key employees to conduct its Contributed Business, operate its Contributed Business in any geographical area or compete with any Person in its Contributed Business or containing exclusivity, preferred provider, most favored nation, take-or-pay or similar restrictions;

(vii) agreements which require the referral of any business or require such Party’s Contributed Subsidiaries or such Party’s Contributed Business to make available investment or other business opportunities or products or services on a priority, equal or exclusive basis;

(viii) agreements, any of the benefits of which will be reduced, increased, accelerated, delayed or otherwise modified by virtue of the consummation of the transactions contemplated hereby in any respect material to the Company Entities as a whole; and

(ix) agreements which (or the violation of which) would reasonably be expected to have a Material Adverse Effect on the Company.

“Membership Interests” has the meaning set forth in the LLC Agreement.

“Morgan Stanley” has the meaning set forth in the preamble hereto.

“Morgan Stanley Clearing Agreements” shall mean each of the Morgan Stanley Securities Clearing Agreement and the Futures Clearing Agreement of Morgan Stanley.

“Morgan Stanley Contributed Assets” means all assets (real, personal, mixed, tangible or intangible) of Morgan Stanley or any of its Subsidiaries, in each case that are utilized, or held for use, primarily in the conduct of the Morgan Stanley Contributed Business, other than any such asset the use of which is expressly being provided after the Closing pursuant to a Transaction Document (other than the Morgan Stanley Clearing Agreements), which shall include, in any event, the following:

(i) all assets (real, personal, mixed, tangible or intangible) reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business;

(ii) the Morgan Stanley Contributed Equity Interests;

(iii) Morgan Stanley’s Contributed Real Property;

(iv) Morgan Stanley’s Contributed Real Property Leases, including any security deposits paid thereunder;

(v) Morgan Stanley’s Contributed IP Licenses and the Morgan Stanley Contributed IP;

(vi) all furniture, fixtures, equipment (including but not limited to telephones, telephone numbers, switches, servers, computers, printers, scanners, and data processing equipment), machinery, automobiles, office supply inventories, and other tangible personal property utilized primarily in the Morgan Stanley Contributed Business;

(vii) all contracts and agreements between Morgan Stanley or one of its Subsidiaries, on the one hand, and any customer of the Morgan Stanley Contributed Business, on the other, pursuant to which services of the Morgan Stanley Contributed Business are to be delivered to such customer, including any assets or rights (including any funds or securities and any commodity positions) of customers that are held by Morgan Stanley and its Subsidiaries pursuant to any such contract or agreement, including for distribution or payment or as collateral;

(viii) all margin and other customer debit balances of Morgan Stanley and its Subsidiaries related to the Morgan Stanley Contributed Business to the extent reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business;

(ix) the Morgan Stanley Contributed Contracts;

(x) copies of all of the books and records in any form or medium of Morgan Stanley and its Subsidiaries to the extent related to the Morgan Stanley Contributed Business (including personnel records, customer records, transaction histories, correspondence files and other records relating to dealings with customers of the Morgan Stanley Contributed Business), other than (A) books and records (or copies thereof) to the extent they relate to the Morgan Stanley Excluded Businesses (it being understood that books and records that relate both to the Morgan Stanley Contributed Business and the Morgan Stanley Excluded Businesses shall be copied and a copy thereof shall be included within the Morgan Stanley Contributed Assets) and (B) any income Tax Returns of any Morgan Stanley Entity or any group of entities that includes a Morgan Stanley Entity;

(xi) all rights, claims, credits, causes of action, rights of recovery and rights of set-off of any kind to the extent relating to the Morgan Stanley Contributed Assets, including any unliquidated rights under manufacturers’ and vendors’ warranties;

(xii) all Accounts Receivable to the extent reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business, including but not limited to employee loans;

(xiii) all customer accounts of the Morgan Stanley Contributed Business and the customer relationships and goodwill relating thereto;

(xiv) all federal, state, municipal, foreign and other Permits held or used by Morgan Stanley and any of its Affiliates primarily in connection with the Morgan Stanley Contributed Business, to the extent transferable;

(xv) Morgan Stanley Transferred Plans and the assets set aside in respect thereof (whether in separate funding vehicles or denominated for the funding of benefits thereof on the books and records of Morgan Stanley or any of its Subsidiaries), assets related to Morgan Stanley Contributed Subsidiary Benefit Plans in addition to those held by Morgan Stanley Contributed Subsidiaries or pursuant to trusts, insurance policies or other funding vehicles which are transferred to, or assumed by, the Company or one of the Company Entities by virtue of the contribution to the Company of the Morgan Stanley Contributed Subsidiaries, and those contracts and agreements of Morgan Stanley or its Subsidiaries primarily relating to any Morgan Stanley Transferred Plan (but only if the Company has expressly agreed to administer such Morgan Stanley Transferred Plan pursuant to the terms of any Transaction Document);

(xvi) all securities held for investment or resale in connection with the Morgan Stanley Contributed Business;

(xvii) all customer lists and prospective customer lists, customer information, finding broker lists, databases, trading models, and policies and procedures, in each case primarily utilized or prepared in connection with the Morgan Stanley Contributed Business;

(xviii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items to the extent that the underlying assets related thereto are Morgan Stanley Contributed Assets;

(xix) all cash, bank accounts and deposits with clearing organizations, depositories and similar organizations which primarily relate to the Morgan Stanley Contributed Business;

(xx) manuals and marketing materials (in any form or medium), including, without limitation, advertising matter, brochures, catalogues, price lists, mailing lists, distribution lists, photographs, production data, and sales and promotional materials which primarily relate to or were prepared primarily in connection with the Morgan Stanley Contributed Business;

(xxi) all rights, privileges and claims to the extent relating to any of the other Morgan Stanley Contributed Assets or the Morgan Stanley Contributed Business;

(xxii) Tax documentation obtained from customers (such as IRS Forms W-8, W-9 or similar forms under federal, state, local or foreign Law) or such other forms, certifications or information (including, electronic records) that a contributing party, as payor, is permitted to rely on (collectively, “Morgan Stanley Tax Documentation”), such Morgan Stanley Tax Documentation to be contributed or made available to the Company in such a manner that, to the extent possible after the use of commercially reasonable efforts, permits the Company to rely on such Morgan Stanley Tax Documentation under applicable Law;

(xxiii) a 100% participation interest in existing BusinesScape loans and loan commitments, including all payments received pursuant to any existing referral agreements with third-party lenders, held by Morgan Stanley Commercial Financial Services, Inc.; and

(xxiv) the FID Inventory;

provided, however, that the Morgan Stanley Contributed Assets shall in each case exclude all Morgan Stanley Excluded Assets.

“Morgan Stanley Contributed Business” means the business reflected in the Financial Statements of the Morgan Stanley Contributed Business, which includes Morgan Stanley’s global wealth management and private wealth management businesses; provided, however, that the Morgan Stanley Contributed Business shall exclude all Morgan Stanley Excluded Assets, Morgan Stanley Excluded Liabilities and the Morgan Stanley Excluded Businesses.

“Morgan Stanley Contributed Business Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Contributed Business Individuals” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Contributed Contracts” means any contracts or agreements, other than any Benefit Plan, to which Morgan Stanley or any of its Subsidiaries is a party that relate primarily to the conduct of the Morgan Stanley Contributed Business.

“Morgan Stanley Contributed Equity Interests” means the limited liability company interests, stock or other equity interests of the Morgan Stanley Contributed Subsidiaries.

“Morgan Stanley Contributed IP” means all Intellectual Property that is (i) owned by Morgan Stanley or a Subsidiary of Morgan Stanley (including the Morgan Stanley Contributed Subsidiaries) and (ii) primarily used or held for use with respect to the Morgan Stanley Contributed Business including in any event the Trademark “Dean Witter”, but shall not include, in any event, the Trademark “Morgan Stanley”.

“Morgan Stanley Contributed Liabilities” means the following:  (i) all free credit and other customer balances of Morgan Stanley and its Subsidiaries related to the Morgan Stanley Contributed Business, including but not limited to amounts withheld on customer transactions and payable to Governmental Authorities, to the extent such free credit and other customer balances are reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business; (ii) all obligations of Morgan Stanley and its Subsidiaries under the Morgan Stanley Contributed Contracts, Morgan Stanley’s Contributed Real Property Leases, Morgan Stanley’s Contributed IP Licenses and the other contracts and agreements constituting part of the Morgan Stanley Contributed Assets, in each case to the extent arising from the operation of the Morgan Stanley Contributed Business or the ownership of the Morgan Stanley Contributed Assets following the Closing; (iii) liabilities to the extent relating to the Morgan Stanley Contributed Business, to the extent they are reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business; (iv) all liabilities of the Morgan Stanley Contributed Subsidiaries arising under the Transaction Documents; (v) those liabilities of Morgan Stanley and/or its Subsidiaries agreed to be assumed or retained by the Company Entities under the Employee Matters Agreement or in respect of the Morgan Stanley Contributed Subsidiary Benefit Plans and all liabilities in respect of other contracts and agreements of Morgan Stanley or its Subsidiaries primarily relating to any Morgan Stanley Transferred Plan; (vi) all Accounts Payable of the Morgan Stanley Contributed Business to the extent they are reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business; (vii) the obligation to repurchase securities sold under repurchase agreements and not yet repurchased and attributable to the Morgan Stanley Contributed Business to the extent they are reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business; and (viii) the Repo-Related Obligation.

“Morgan Stanley Contributed Research” means all Intellectual Property or other proprietary rights to the extent owned by Morgan Stanley or its Subsidiaries and included or otherwise embodied in Research (as defined in the Research Agreement of Morgan Stanley) and Models (as defined in the Research Agreement of Morgan Stanley) created prior to the Closing Date by the Morgan Stanley Research Employees (as defined in the Employee Matters Agreement).

“Morgan Stanley Contributed Subsidiaries” means the Subsidiaries of Morgan Stanley listed on Schedule 1.1(b)(2).

“Morgan Stanley Contributed Subsidiary Benefit Plan” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Delayed Contribution Assets” means the Morgan Stanley Contributed Assets of the business described on Schedule 1.1(a)(6).

“Morgan Stanley Delayed Contribution Business” means Morgan Stanley Delayed Contribution Assets and the related Morgan Stanley Delayed Contribution Liabilities.

“Morgan Stanley Delayed Contribution Liabilities” means the Morgan Stanley Contributed Liabilities of the business described on Schedule 1.1(a)(6).

“Morgan Stanley Delayed Distribution Assets” means the Morgan Stanley Excluded Assets of the business described on Schedule 1.1(a)(7).

“Morgan Stanley Delayed Distribution Business” means Morgan Stanley Delayed Distribution Assets and the Morgan Stanley Delayed Distribution Liabilities.

“Morgan Stanley Delayed Distribution Liabilities” means the Morgan Stanley Excluded Liabilities of the business described on Schedule 1.1(a)(7).

“Morgan Stanley Disclosure Letter” has the meaning set forth in Section 3.2.

“Morgan Stanley Employment Agreements” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Entities” means Morgan Stanley and its Subsidiaries other than the Morgan Stanley Contributed Subsidiaries and other than the Company Entities.

“Morgan Stanley Equity Awards” means the option, restricted stock and other equity grants made to the Morgan Stanley Transferees prior to the Service Transfer Date.

“Morgan Stanley Excluded Assets” means (i) any asset listed on Schedule 1.1(c)(2), (ii) any asset not utilized, or held for use, primarily in the conduct of the Morgan Stanley Contributed Business that is not otherwise contemplated to be contributed to the Company pursuant to any Transaction Document, (iii) any asset otherwise expressly contemplated by any provision of this Agreement or any Transaction Document not to be contributed to the Company and that is not reflected on the Final Balance Sheet of the Morgan Stanley Contributed Business and (iv) all membership and trading privileges held or used by Morgan Stanley and any of its Affiliates.

“Morgan Stanley Excluded Businesses” means the businesses, activities and operations of Morgan Stanley and its Subsidiaries other than the Morgan Stanley Contributed Business.

“Morgan Stanley Excluded Employment Liabilities” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Excluded Liabilities” means any liability, obligation or duty of Morgan Stanley or any of its Subsidiaries or Affiliates, whether or not related to the Morgan Stanley Contributed Business, that is not expressly contemplated by this Agreement or any other Transaction Document to be a Morgan Stanley Contributed

Liability, including but not limited to Excluded Claims, Morgan Stanley Excluded Employment Liabilities and Morgan Stanley Excluded Taxes.

“Morgan Stanley Excluded Taxes” means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable: (i) for any Taxes imposed on or payable by the Morgan Stanley Entities or with respect to the Morgan Stanley Excluded Businesses, Morgan Stanley Excluded Assets or Morgan Stanley Excluded Liabilities for any taxable period; provided, however, in the case of any Morgan Stanley Delayed Distribution Business this clause (i) shall apply solely with respect to Pre-Closing Tax Periods; (ii) for any Taxes imposed on or payable by the Morgan Stanley Contributed Subsidiaries or with respect to the Morgan Stanley Contributed Business, the Morgan Stanley Contributed Assets or the Morgan Stanley Contributed Liabilities with respect to any Pre-Closing Tax Period; (iii) for any Taxes of or imposed on any of the Morgan Stanley Contributed Subsidiaries as a result of Treasury Regulation Section 1.1502-6(a) (or any similar provision of state, local or foreign Law) as a result of having been a member of any consolidated, combined, unitary or affiliated group prior to the Closing; (iv) for any Taxes resulting from any extraordinary transaction outside the ordinary course of business undertaken by Morgan Stanley or any of its Affiliates in anticipation of the Closing, including (x) Taxes with respect to the Morgan Stanley Reorganization (other than Transfer Taxes required to be borne by Citigroup pursuant to Section 4.5(h)) and (y) Taxes with respect to the transactions contemplated by Section 4.10(d); (v) for any obligation or other liability of a Morgan Stanley Contributed Subsidiary to indemnify any other Person in respect of or relating to Taxes or to pay an amount pursuant to a Tax sharing or Tax allocation agreement (other than any obligation or liability arising under an agreement entered into by a Morgan Stanley Contributed Subsidiary after the Closing); and (vi) for any Transfer Taxes to the extent required to be borne by Morgan Stanley pursuant to Section 4.5(h).

“Morgan Stanley Introducing Assets” means the Morgan Stanley Contributed Assets, but excluding the Morgan Stanley Self-Clearing Assets and the Morgan Stanley Delayed Contribution Assets.  For the avoidance of doubt, Morgan Stanley Introducing Assets shall include Morgan Stanley Contributed Assets relating to the fixed income trading business within Global Wealth Management, as referenced on Schedule 4.10(c)(2)(i).

“Morgan Stanley Introducing Business” means the Morgan Stanley Contributed Business, but excluding the Morgan Stanley Self-Clearing Business and the Morgan Stanley Delayed Contribution Business (and, for the avoidance of doubt, excluding the Morgan Stanley Delayed Distribution Business).

“Morgan Stanley Introducing Liabilities” means the Morgan Stanley Contributed Liabilities, but excluding the Morgan Stanley Self-Clearing Liabilities and Morgan Stanley Delayed Contribution Liabilities.  For the avoidance of doubt, Morgan Stanley Introducing Liabilities shall include Morgan Stanley Contributed Liabilities relating to the fixed income trading business within Global Wealth Management, as referenced on Schedule 4.10(c)(2)(i).

“Morgan Stanley Introducing Tangible Book Value” means, as of the Closing Date, (i) the total assets (including $60 million in cash funded by the Morgan Stanley Entities to the Company Entities prior to the Closing) minus goodwill and other intangibles minus total liabilities of the Morgan Stanley Introducing Business and Morgan Stanley Delayed Contribution Business, in each case based on the respective amounts shown on the Final Closing Balance Sheet of the Morgan Stanley Introducing Business and Morgan Stanley Delayed Contribution Business, as determined in accordance with Section 2.10, minus (ii) the amount of the Class A Preferred Interests, valued at the Liquidation Preference thereof, issued on the Closing Date pursuant to Section 2.4(c).

“Morgan Stanley Key Contributed Business Individual” has the meaning set forth in Section 4.1(b)(v).

“Morgan Stanley Reorganization” has the meaning set forth in Section 2.2(b).

“Morgan Stanley Securities Clearing Agreement” means the Fully Disclosed Clearing Agreement by and between Morgan Stanley & Co. Incorporated and Morgan Stanley Smith Barney LLC, dated as of May 1, 2009, as amended by Amendment No. 1 dated May 12, 2009, as it may be further amended from time to time.

“Morgan Stanley Self-Clearing Assets” means the Morgan Stanley Contributed Assets of the business reflected in Schedule 1.1(a)(8).

“Morgan Stanley Self-Clearing Business” means the Morgan Stanley Self-Clearing Assets and the Morgan Stanley Self-Clearing Liabilities.

“Morgan Stanley Self-Clearing Date” means each date on which the conversion of Customer Accounts as determined by Morgan Stanley & Co. Incorporated and the Company pursuant to either (i) Section 13.03 of the Morgan Stanley Securities Clearing Agreement or (ii) Section 13.03 of the Futures Clearing Agreement of Morgan Stanley is actually effected to render such accounts fully self-cleared (as such term is used in the definition of Customer Account in the Morgan Stanley Securities Clearing Agreement and in the definition of Customer Futures Account in the Futures Clearing Agreement of Morgan Stanley).

“Morgan Stanley Self-Clearing Liabilities” means the Morgan Stanley Contributed Liabilities of the business reflected in Schedule 1.1(a)(8), but excluding the Morgan Stanley Delayed Contribution Liabilities.

“Morgan Stanley Self-Clearing Tangible Book Value” means (i) the total assets minus goodwill and other intangibles minus total liabilities of the Morgan Stanley Self-Clearing Business, in each case based on the respective aggregate amounts shown on all of the Final Self-Clearing Balance Sheet(s) of the Morgan Stanley Self-Clearing Business, as determined in accordance with Section 2.11, minus (ii) the aggregate amount of the Class A Preferred Interests, valued at the Liquidation Preference thereof, issued on the Self-Clearing Dates pursuant to Section 2.5(b).

“Morgan Stanley Transferees” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley Transferors” means Morgan Stanley and each Subsidiary of Morgan Stanley that owns (or, in the case of Morgan Stanley Contributed Liabilities, is responsible for), as of January 13, 2009 or as of the Closing Date, any Morgan Stanley Self-Clearing Date, or any Delayed Contribution Date with respect to a Morgan Stanley Delayed Contribution Business, as applicable, (i) any equity interest in any Morgan Stanley Contributed Subsidiary, (ii) any Morgan Stanley Contributed Assets or (iii) any Morgan Stanley Contributed Liabilities.

“Morgan Stanley Transferred Plan” has the meaning set forth in the Employee Matters Agreement.

“Morgan Stanley VAT Group” means the VAT group under VAT reference GB 524 2526 68 of which Morgan Stanley UK Group is the representative member.

“Non-Controlling Tax Party” has the meaning set forth in Section 4.5(b)(iv).

“Non-Party Claim” and “Non-Party Claims” have the meanings set forth in Section 6.6.

“NYSE” means the New York Stock Exchange.

“Objection” has the meaning set forth in Section 2.10(b).

“Order” means any order, writ, judgment, stipulation, decree, injunction, award or decision of, or Consent agreement or similar arrangement with, any Governmental Authority.

“Order Flow Agreements” means the agreements in the forms of Exhibits H-1 and H-2 hereto, to be entered into pursuant to Section 2.4.

“Ordinary Course Customer Claim” has the meaning set forth in Section 6.7.

“Original Agreement” has the meaning set forth in the recitals hereto.

“Parent” means each of Citigroup and Morgan Stanley.

“Party” means Citigroup, Morgan Stanley and, other than for purposes of Section 2.4(a), 2.5, 6.2(a) and 7.1, the Company; and “Parties” means each such Party.

“Permits” means all (x) licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings issued by, and other Governmental Approvals of, any Governmental Authority and (y) memberships in securities exchanges, commodities exchanges, boards of trade, clearing organizations, trade associations and similar organizations offering membership or trading privileges.

“Permitted Liens” means (i) Liens for Taxes or other governmental charges which are not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made on the Financial Statements or the Final Balance Sheet of the Citigroup Contributed Business or the Financial Statements or the Final Balance Sheet of the Morgan Stanley Contributed Business, as the case may be, (ii) Liens of carriers, warehousemen, mechanics, materialmen or other similar Persons or otherwise imposed by Law arising or incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been made on the Financial Statements or the Final Balance Sheet of the Citigroup Contributed Business or the Financial Statements or the Final Balance Sheet of the Morgan Stanley Contributed Business, as the case may be, (iii) zoning, entitlement, building, land use and similar governmental restrictions, (iv) covenants, conditions, restrictions, easements, rights-of-way and other matters shown in public records and (v) Liens that, individually and in the aggregate with all other Permitted Liens, do not and will not materially detract from the value of any of the Contributed Assets or materially interfere with the use of any of the Contributed Assets as currently used or contemplated to be used.

“Person” means an individual, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization or other entity or a Governmental Authority.

“Pre-Closing Litigation” has the meaning set forth in Section 6.6(g).

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.

“Preliminary Citigroup Closing Balance Sheet” has the meaning set forth in Section 2.10(a)(i).

“Preliminary Citigroup Self-Clearing Balance Sheet” has the meaning set forth in Section 2.11(a).

“Preliminary Closing Balance Sheets” has the meaning set forth in Section 2.10(a)(ii).

“Preliminary Morgan Stanley Closing Balance Sheet” has the meaning set forth in Section 2.10(a)(ii).

“Preliminary Morgan Stanley Self-Clearing Balance Sheet” has the meaning set forth in Section 2.11(b).

“Preliminary Self-Clearing Balance Sheets” has the meaning set forth in Section 2.11(b).

“Preparing Party” has the meaning set forth in Section 2.10(b).

“Property Taxes” has the meaning set forth in Section 4.5(a)(v).

“Real Property Transfer Documents” means the conveyance deeds and assignments, leases and subleases to be entered into pursuant to Section 4.6, as the same may be amended, supplemented or otherwise modified from time to time.

“Receiving Party” has the meaning set forth in Section 2.10(b).

“Relevant MS VAT Group Members” has the meaning set forth in Section 4.5(m)(ii)(A).

“Relevant Transaction” has the meaning set forth in Section 4.5(m)(iii).

“Repo-Related Obligation” means the liabilities and obligations, not to exceed $500 million, of Morgan Stanley & Co. Incorporated with respect to certain repurchase agreement transactions assumed by Morgan Stanley Smith Barney LLC pursuant to the Assumption Agreement.

“Repo-Related Secured Note” means a promissory note of Morgan Stanley Smith Barney LLC secured by all or a portion of the FID Inventory or other assets of the Company.

“Requesting Party” has the meaning set forth in Section 4.2(a).

“Research Agreements” means the agreements in the forms of Exhibits I-1 and I-2 hereto, to be entered into pursuant to Section 2.4, as they may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Clearing Assets” means the Citigroup Self-Clearing Assets and the Morgan Stanley Self-Clearing Assets.

“Self-Clearing Date” means a Citigroup Self-Clearing Date or a Morgan Stanley Self-Clearing Date, as applicable.

“Self-Clearing Liabilities” means the Citigroup Self-Clearing Liabilities and the Morgan Stanley Self-Clearing Liabilities.

“Service Transfer Date” means 12:01 a.m., New York time, as of the date immediately following the Closing Date.

“Settlements” has the meaning set forth in Section 7.3(a).

“Straddle Period” means any taxable period ending after the Closing Date that includes the Closing Date.

“Subsequently Acquired Security” has the meaning set forth in Section 2.9(b).

“Subsidiary” means, with respect to any Person, any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries, and any other Person, including but not limited to a joint venture, a general or limited partnership or a limited liability company, in which such Person, directly or indirectly through one or more Subsidiaries, at the time owns at least fifty percent (50%) or more of the ownership interests entitled to vote in the election of managing partners, managers or trustees thereof (or other Persons performing such functions) or acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person; provided that, notwithstanding the foregoing, the Company Entities shall not be deemed a Subsidiary of any Morgan Stanley Entity or Citigroup Entity on or after the Closing.

“Tax Contest” has the meaning set forth in Section 4.5(b)(i).

“Tax Documentation” means the Citigroup Tax Documentation or the Morgan Stanley Tax Documentation, or both, as the context requires.

“Tax Equivalent Amount” means the product of (i) 35% and (ii) the amount of Excess Flow-Through Income, provided that, if Excess Flow-Through Income is attributable to a Contributed Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) and, with respect to a member, such Excess Flow-Through Income includes the amount determined under Section 78 of the Code, the Tax Equivalent Amount with respect to such member shall be reduced by the foreign income Taxes deemed paid by such member with respect to such Excess Flow-Through Income (determined in accordance with Sections 960(a) and 902(a) of the Code).

“Tax Matters Agreement” means the agreement in the form of Exhibit J, to be entered into pursuant to Section 2.4, as it may be amended from time to time.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means any taxes, assessments, duties, imposts, fees, levies or other governmental charges, including, without limitation, all federal, state, local and foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, ad valorem, value added, goods and services, occupation, property, excise, gross receipts, stamp, license, employment, unemployment, withholding, alternative or minimum tax and other taxes of any kind whatsoever, together with any interest, penalties, and additions to tax imposed with respect thereto.

“Terms and Conditions Concerning Contribution of Contributed Real Property and Contributed Leased Real Property” means the agreement in the form of Exhibit K, as it may be amended from time to time.

“Third Party” means any Person that is neither a Party or a Company Entity nor an Affiliate of either a Party or a Company Entity.

“Third Party Approval” means any Consent of, with or to any Person other than any Governmental Authority.

“Transaction Documents” means this Agreement, the LLC Agreement, the Distribution Agreements, the Deposit Sweep Agreement, the General Transition Services Agreements, the Order Flow Agreements, the Futures Clearing Agreements, the Employee Matters Agreement, the Real Property Transfer Documents, the Research Agreements, the Tax Matters Agreement and each of the other agreements set forth on Schedule 1.1(a)(9) and any other agreements entered into from time to time pursuant to or in connection with the foregoing, in each case as may be amended from time to time.

“Transfer Pricing Adjustment” has the meaning set forth in Section 4.5(m)(iii).

“Transfer Taxes” has the meaning set forth in Section 4.5(h).

“2006/2007 Quilter Agreement” has the meaning set forth in Section 4.5(m)(i)(A).

“VAT” means within the European Union such Taxes as may be levied in accordance with (but subject to derogations from) Council Directive 2006/112/EC and outside the European Union any Taxes levied by reference to added values or sales.

“Wholly-Owned Subsidiary” of a Person means a Subsidiary of such Person, all of the issued and outstanding shares (other than directors’ qualifying shares) of the capital stock or other ownership interests, including but not limited to limited liability company interests, of which shall at the time be owned by such Person and/or one or more of such Person’s Wholly-Owned Subsidiaries.

ARTICLE 2

FORMATION OF VENTURE; CLOSING; RELATED TRANSACTIONS

Section 2.1  Formation of Company.  The Company has been formed as a direct or indirect Wholly-Owned Subsidiary by filing the Certificate of Formation with the Secretary of State of the State of Delaware and any other required documents with such other applicable Governmental Authorities as Morgan Stanley has determined after consultation with Citigroup.  Prior to the Closing, Morgan Stanley will cause the Company to take, and following the Closing the Company will take, all actions reasonably requested by a Party to the extent necessary in order to permit such Party to comply with any applicable regulatory or legal requirements, subject to reimbursement by the requesting Party of any costs imposed on the Company (or, prior to the Closing, Morgan Stanley) by such actions.

Section 2.2  Transactions Prior to the Closing.  Subject to the terms and conditions hereof, prior to Closing, the Self-Clearing Date(s) or the Delayed Contribution Date(s), as applicable:

(a)  Subject to the receipt of all necessary Governmental Approvals the failure of which to obtain would reasonably be expected to have a Material Adverse Effect on Citigroup or, after the Closing, the Company, Citigroup shall or shall cause its Affiliates to carry out a reorganization (the “Citigroup Reorganization”) such that pursuant thereto and upon completion thereof, subject to Section 4.3(f), the Citigroup Introducing Assets (including the Citigroup Contributed Equity Interests, if any, that are Citigroup Introducing Assets) and the Citigroup Introducing Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Closing, the Citigroup Self-Clearing Assets (including the Citigroup Contributed Equity Interests, if any, that are Citigroup Self-Clearing Assets) and the Citigroup Self-Clearing Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Self-Clearing Date(s), and the Citigroup Delayed Contribution Assets (including the Citigroup Contributed Equity Interests, if any, that are Citigroup Delayed Contribution Assets) and the Citigroup Delayed Contribution Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Delayed Contribution Date(s); provided that, (i) except for assets or liabilities that may not be extracted, assigned or removed as a matter of Law, and for which, in the case of liabilities, Citigroup would have an obligation to fully indemnify Morgan Stanley, the Company Entities and the other indemnified parties hereunder, the Citigroup Contributed Subsidiaries shall not own or be obligated in respect of any assets or liabilities other than the Citigroup Contributed Assets and the Citigroup Contributed Liabilities and such as may arise pursuant to, or as may be permitted by, this Agreement and the transactions contemplated hereby (including the Citigroup Delayed Distribution Assets and Citigroup Delayed Distribution Liabilities), (ii) without the prior written consent of Morgan Stanley (not to be unreasonably withheld or delayed), except for the entities set forth on Schedule 2.2(a), neither Citigroup nor any of its Affiliates shall transfer to the Company, directly or indirectly, (A) any Citigroup Contributed Subsidiary that is characterized, for federal income tax purposes, as a domestic corporation, (B) any entity that, at any time prior to its transfer to the Company, was a member of a consolidated federal income tax return group (or any successor to such entity by reason of a conversion or merger of such entity), provided that no consent shall be required with respect to any transfer described in this clause (B) if the aggregate fair market value of all entities described in this clause (B) does not exceed $50 million, or (C) any entity that is characterized, for federal income tax purposes, as a foreign corporation and conducts a trade or business within the United States.

(b)  Subject to the receipt of all necessary Governmental Approvals the failure of which to obtain would reasonably be expected to have a Material Adverse Effect on Morgan Stanley or, after the Closing, the Company, Morgan Stanley shall or shall cause its Affiliates to carry out a reorganization (the “Morgan Stanley Reorganization”) such that pursuant thereto and upon completion thereof, subject to Section 4.3(f), the Morgan Stanley Introducing Assets (including the Morgan Stanley Contributed Equity Interests, if any, that are Morgan Stanley Introducing Assets) and the Morgan Stanley Introducing Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Closing, the Morgan Stanley Self-Clearing Assets (including the Morgan Stanley Contributed Equity Interests, if any, that are Morgan Stanley Self-Clearing Assets) and the Morgan Stanley Self-Clearing Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Self-Clearing Date(s), and the Morgan Stanley Delayed Contribution Assets (including the Morgan Stanley Contributed Equity Interests, if any, that are Morgan Stanley Delayed Contribution Assets) and the Morgan Stanley Delayed Contribution Liabilities shall be transferred to and acquired by the Company or a Company Entity at the Delayed Contribution Date(s); provided that, (i) except for assets or liabilities that may not be extracted, assigned or removed as a matter of Law, and for which, in the case of liabilities, Morgan Stanley would have an obligation to fully indemnify Citigroup, the Company Entities and the other indemnified parties hereunder, the Morgan Stanley Contributed Subsidiaries shall not own or be obligated in respect of any assets or liabilities other than the Morgan Stanley Contributed Assets and the Morgan Stanley Contributed Liabilities and such as may arise pursuant to, or as may be permitted by, this Agreement and the transactions contemplated hereby (including the Morgan Stanley Delayed Distribution Assets and Morgan Stanley Delayed Distribution Liabilities), (ii) without the prior written consent of Citigroup (not to be unreasonably withheld), except for the entities set forth on Schedule 2.2(b), neither Morgan Stanley nor any of its Affiliates shall transfer to the Company, directly or indirectly, (A) any Morgan Stanley Contributed Subsidiary that is characterized, for federal income tax purposes, as a domestic corporation, (B) any entity that, at any time prior to its transfer to the Company, was a member of a consolidated federal income tax return group (or any successor to such entity by reason of a conversion or merger of such entity), provided that no consent shall be required with respect to any transfer described in this clause (B) if the aggregate fair market value of all entities described in this clause (B) does not exceed $50 million, and (C) any entity that is characterized, for federal income tax purposes, as a foreign corporation and conducts a trade or business within the United States.

(c)  Morgan Stanley shall not take any action that would cause the Company to be treated as a corporation for federal income tax purposes.

(d)  Between the date hereof and the Closing, the Parties shall cooperate to evaluate whether it would be beneficial to transfer certain or all of the Contributed Subsidiaries that are organized under the Laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, to a jointly-owned holding company that is treated as a foreign partnership or foreign corporation for federal income tax purposes; provided that, for the avoidance of doubt, this Section 2.2(d) shall not obligate either Party to make any such transfer unless such Party expressly agrees to such a transfer.

(e)  Except with respect to Bank Morgan Stanley AG or as otherwise agreed in connection with a structure to be implemented pursuant to Section 2.2(d), the Parties shall use commercially reasonable efforts to effect the transfer of each Contributed Subsidiary that is organized under the Laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, such that, immediately after the transfer of such Contributed Subsidiary to the Company, such Contributed Subsidiary is treated as a “disregarded entity” for federal income tax purposes.

Section 2.3 Time and Place of the Closing.  Subject to the provisions of Article 5, the closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Davis Polk & Wardwell on the Closing Date.  The date on which the Closing occurs is herein called the “Closing Date.”  The Closing shall commence at 11:56 p.m., New York time, on the Closing Date.  Notwithstanding the foregoing, the closing of the Contributed Business conducted in Australia shall take place and be effective at 11:58 p.m. Sydney time on Sunday, May 31, 2009.

Section 2.4 Deliveries and Other Actions at the Closing.

(a)  At the Closing, each Party shall execute and deliver, and cause its Initial Members to execute and deliver, the LLC Agreement;

(b)  At 11:56 p.m. New York time on the Closing Date, Citigroup shall, and shall cause each of the Citigroup Transferors to, transfer, assign and deliver to the Company, as a capital contribution to the Company, all of their respective right, title and interest in and to the Citigroup Introducing Assets (other than the EMEA GSPS and ESOP Business, which will be transferred to the Company at 11:58 p.m. New York time on such date), free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents, and in consideration therefor, the Company shall issue Membership Interests and Class A Preferred Interests, in accordance with Sections 1 and 2 of Schedule 3.7 to the LLC Agreement, to the Initial Citigroup Member(s);

(c)  At 11:56 p.m. New York time on the Closing Date, Morgan Stanley shall, and shall cause each of the Morgan Stanley Transferors to, transfer, assign and deliver to the Company, as a capital contribution to the Company, all of their respective right, title and interest in and to the Morgan Stanley Introducing Assets (other than the shares of  Morgan Stanley Private Wealth Management Ltd. and Morgan Stanley’s PWM Germany business, which will be transferred to the Company at 11:57 p.m. New York time and 11:58 p.m. New York time, respectively, on such date), free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents, and in consideration therefor, the Company shall issue Membership Interests and Class A Preferred Interests, in accordance with Sections 1 and 2 of Schedule 3.7 to the LLC Agreement, to the Initial Morgan Stanley Member(s);

(d)  At the Closing, Citigroup, Morgan Stanley and the Company and each of their Subsidiaries that are a party thereto, if any, shall execute and deliver each of the Transaction Documents (it being agreed that if the full terms and conditions of any Transaction Documents cannot be agreed prior to Closing, the terms set forth in the applicable Exhibit associated with any such Transaction Document shall be deemed to be the full terms and conditions of such Transaction Document and shall be binding from and after the Closing unless and until superseded by a full agreement mutually agreed by the Parties with respect to such Transaction Document);

(e)  At the Closing, the Parties and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Citigroup Introducing Assets and the Morgan Stanley Introducing Assets;

(f)  Effective at the Closing, each of Morgan Stanley and Citigroup for and on behalf of themselves and their respective Affiliates, hereby irrevocably waives and releases any and all rights and Claims (whether absolute or contingent, liquidated or unliquidated, known or unknown, determined or determinable or otherwise) that any of the foregoing may have against any other Party, any of its respective Affiliates or any of their respective officers, directors, partners, employees and other representatives, whether in law or in equity, to the extent relating to the Citigroup Contributed Business or Morgan Stanley Contributed Business, except (i) as may arise under the terms of or in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) for Claims for fraud or bad faith on the part of any party hereto or thereto.  The rights and Claims waived hereby include Claims for contribution or other rights of recovery arising out of or relating to Claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other Claims for breach of duty.

(g)  At the Closing, the Parties and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by the Company of all of the Citigroup Introducing Liabilities and all of the Morgan Stanley Introducing Liabilities;

(h)  At the Closing, Citigroup shall deliver to both the Company and Morgan Stanley a duly executed certificate of non-foreign status of CGMI, substantially in the form of the sample certification contained in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B);

(i)  The Parties shall execute and deliver any other agreement mutually agreed by the Parties to be executed on the Closing Date;

(j)  At 11:56 p.m. New York time on the Closing Date, Citigroup and Morgan Stanley shall cause the Escrow Agent to release from escrow for the account of the Company an amount equal to the Closing Date Cash Funding Amounts of Citigroup and Morgan Stanley pursuant to the terms of the Escrow Agreement;

(k)  At 11:56 p.m. New York time on the Closing Date, Citigroup and Morgan Stanley shall cause the Escrow Agent to release from escrow for the account of each of Citigroup and Morgan Stanley an amount equal to the interest earned on the Closing Date Cash Funding Amounts of Citigroup and Morgan Stanley, respectively, pursuant to the terms of the Escrow Agreement.

(l) (i)  At 12:01 a.m. New York time on the day following the Closing Date, Citigroup shall transfer, or cause to be transferred, in exchange for the payment provided by Section 2.4(l)(ii), a number of Membership Interests held by CGMI, as an Initial Citigroup Member such that following such transfer Morgan Stanley shall own, directly or indirectly, fifty one percent (51%) of all Membership

Interests issued and outstanding and Citigroup shall own, directly or indirectly, forty-nine percent (49%) of all Membership Interests issued and outstanding;

(ii) At 4:00 p.m. New York time on the day following the Closing Date, Citigroup and Morgan Stanley shall cause the Escrow Agent, (x) on behalf of the Initial Morgan Stanley Member(s) that are purchasers of the Membership Interests transferred pursuant to this Section 2.4(l)(ii), to release from escrow for the account of CGMI, as an Initial Citigroup Member that are sellers of the Membership Interests transferred pursuant to this Section 2.4(l), the amount of $2.7 billion pursuant to the terms of the Escrow Agreement and (y) release from escrow for the account of CGMI an additional amount of $50 million pursuant to the terms of the Escrow Agreement ; and

(iii) At 4:00 p.m. New York time on the day following the Closing Date, Citigroup and Morgan Stanley shall cause the Escrow Agent to release from escrow for the account of Morgan Stanley an amount equal to the interest earned on $2.75 billion of the funds deposited in escrow pursuant to the terms of the Escrow Agreement.

(m) (i) At or before 3:55 p.m. New York time on the day following the Closing Date,  (x) Morgan Stanley & Co. Incorporated shall wire transfer to Morgan Stanley Smith Barney LLC in immediately available funds an amount (not to exceed the maximum permitted borrowing amount under the Repo-Related Secured Note) in cash equal to or greater than the aggregate amount of the Repo-Related Obligations and (y) in respect thereof Morgan Stanley Smith Barney LLC shall issue to Morgan Stanley & Co. Incorporated the Repo-Related Secured Note and shall execute the related pledge agreement.

(ii) At or before 4:00 p.m. New York time on the day following the Closing, subject to the occurrence of the events referred to in clause (i) above, Morgan Stanley Smith Barney LLC shall wire transfer to Morgan Stanley & Co. Incorporated in immediately available funds an amount in cash equal to the amount of the Repo-Related Obligations in full satisfaction and discharge of the Company’s obligations under the Assumption Agreement.

Notwithstanding the foregoing, for purposes of this Section 2.4, with respect to Citigroup Contributed Assets, Morgan Stanley Contributed Assets, Citigroup Contributed Liabilities and Morgan Stanley Contributed Liabilities relating to any Citigroup Transferred Plan, Morgan Stanley Transferred Plan, Citigroup Contributed Subsidiary Benefit Plan or Morgan Stanley Contributed Subsidiary Benefit Plan, as the case may be, “Closing” shall mean “Applicable Service Transfer Time.”

Section 2.5 Contributions on Self-Clearing Dates.

(a) On each Citigroup Self-Clearing Date, Citigroup shall, and shall cause each of the Citigroup Transferors to, consistent with the provisions of the Citigroup Clearing Agreements, transfer, assign and deliver to the Company all of their respective right, title and interest in and to the Citigroup Self-Clearing Assets, whether relating to the Customer Accounts and other Citigroup Self-Clearing Assets that may be migrated to the Company’s self-clearing platform on such Self-Clearing Date, or otherwise migrating to the Company in accordance with the Citigroup Clearing Agreements on such date, free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents.  In addition, on each such Self-Clearing Date, (i) Citigroup and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Citigroup Self-Clearing Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Citigroup and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by the Company of the Citigroup Self-Clearing Liabilities which relate to the Citigroup Self-Clearing Assets and Customer Accounts that are transferred by Citigroup (or its Subsidiaries) to the Company on such Self-Clearing Date.  To the extent that less than all of the Citigroup Self-Clearing Assets or related Customer Accounts are being transferred on a Self Clearing Date, only the Citigroup Self-Clearing Liabilities related to such transferred Self-Clearing Assets or Customer Accounts will be assumed on such date.  A portion of the foregoing transfers on each Citigroup Self-Clearing Date shall be in respect of the Membership Interests issued to the Initial Citigroup Members on the Closing Date (and no new Membership Interests will be issued) and a portion shall be in exchange for an additional issuance of Class A Preferred Interests, in each case as provided by Sections 3 and 4 of Schedule 3.7 to the LLC Agreement.

(b)  On each Morgan Stanley Self-Clearing Date, Morgan Stanley shall, and shall cause each of the Morgan Stanley Transferors to, consistent with the provisions of the Morgan Stanley Clearing Agreements, transfer, assign and deliver to the Company all of their respective right, title and interest in and to the Morgan Stanley Self-Clearing Assets, whether relating to the Customer Accounts and other Morgan Stanley Self-Clearing Assets that may be migrated to the Company’s self-clearing platform on such Self-Clearing Date, or otherwise migrating to the Company in accordance with the Morgan Stanley Clearing Agreements on such date, free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents.  In addition, on each such Self-Clearing Date, (i) Morgan Stanley and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Morgan Stanley Self-Clearing Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Morgan Stanley and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by the Company of the Morgan Stanley Self-Clearing Liabilities which relate to the Morgan Stanley Self-Clearing Assets and Customer Accounts that are transferred by Morgan Stanley (or its Subsidiaries) to the Company on such Self-Clearing Date.  To the extent less than all the Morgan Stanley Self-Clearing Assets or related Customer Accounts are being transferred on a Self Clearing Date, only the Morgan Stanley Self-Clearing Liabilities related to such transferred Self-Clearing Assets or Customer Accounts will be assumed on such date.  A portion of the foregoing transfers on each Morgan Stanley Self-Clearing Date shall be in respect of the Membership Interests issued to the Initial Morgan Stanley Members on the Closing Date (and no new Membership Interests will be issued) and a portion shall be in exchange for an additional issuance of Class A Preferred Interests, in each case as provided by Sections 3 and 4 of Schedule 3.7 to the LLC Agreement

Section 2.6  Delayed Contribution Businesses.

(a)  Schedule 1.1(a)(3) hereto lists the Citigroup Delayed Contribution Businesses as well as the condition(s) that must be satisfied for such businesses to be transferred to the Company or a Company Entity, and Schedule 1.1(a)(6) hereto lists the Morgan Stanley Delayed Contribution Businesses as well as the condition(s) that must be satisfied for such businesses to be transferred to the Company or a Company Entity (in each case, “Delayed Contribution Conditions”).

(b)  On each Delayed Contribution Date with respect to a Citigroup Delayed Contribution Business, Citigroup shall, and shall cause each of the Citigroup Transferors to, transfer, assign and deliver to the Company or a Company Entity all of their respective right, title and interest in and to such Citigroup Delayed Contribution Business, free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents.  In addition, on such Delayed Contribution Date, (i) Citigroup and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Citigroup Delayed Contribution Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Citigroup and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by the Company or a Company Entity of the Citigroup Delayed Contribution Liabilities which relate to the Citigroup Delayed Contribution Assets that are transferred by Citigroup (or its Subsidiaries) to the Company or a Company Entity on such Delayed Contribution Date.  To the extent that less than all of the Citigroup Delayed Contribution Assets are being transferred on a Delayed Contribution Date, only the Citigroup Delayed Contribution Liabilities related to such transferred Citigroup Delayed Contribution Assets will be assumed on such date.

(c)  On each Delayed Contribution Date with respect to a Morgan Stanley Delayed Contribution Business, Morgan Stanley shall, and shall cause each of the Morgan Stanley Transferors to, transfer, assign and deliver to the Company or a Company Entity all of their respective right, title and interest in and to such Morgan Stanley Delayed Contribution Business, free and clear of all Liens, other than Permitted Liens and Liens created pursuant to the Transaction Documents.  In addition, on such Delayed Contribution Date, (i) Morgan Stanley and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Morgan Stanley Delayed Contribution Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Morgan Stanley and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by the Company or a Company Entity of the Morgan Stanley Delayed Contribution Liabilities which relate to the Morgan Stanley Delayed Contribution Assets that are transferred by Morgan Stanley (or its Subsidiaries) to the Company or a Company Entity on such Delayed Contribution Date.  To the extent that less than all of the Morgan Stanley Delayed Contribution Assets are being transferred on a Delayed Contribution Date, only the Morgan Stanley Delayed Contribution Liabilities related to such transferred Morgan Stanley Delayed Contribution Assets will be assumed on such date.

(d)  Until a Delayed Contribution Business is transferred to the Company or a Company Entity, (i) the transferring party (or its relevant Subsidiaries) will continue to own and operate such business, (ii) income earned and losses incurred with respect to such business shall be earned or incurred by the transferring party and, for the avoidance of doubt, such income and losses will not be transferred to, or assumed by, the Company, and (iii) except with respect to the Managed Futures Business, Section 7.3 of the LLC Agreement (as amended by the Tax Matters Agreement) shall govern the special allocation of Company profits to offset income earned and losses incurred with respect to such business by its owner until it is transferred to the Company or a Company Entity.

(e)  The specific transaction steps necessary to transfer ownership of a Delayed Contribution Business to the Company or a Company Entity shall be determined by the transferring Parent on a case-by-case basis, subject to the consent (which shall not be unreasonably withheld, delayed or conditioned) of the Company and the non-transferring Parent and the terms and conditions set forth in this Agreement and the LLC Agreement.  For example, subject to the foregoing consent, a Delayed Contribution Business may be transferred to the Company by way of a contribution of assets and liabilities or the relevant Parent (or one of its Subsidiaries) may contribute cash to the Company at or after the Closing to enable the Company or a Company Entity to acquire a Delayed Contribution Business by way of purchase; provided that (i) no Membership Interests shall be issued in respect of such cash contributions and (ii) such cash contributions shall not be deemed to satisfy any funding obligation of the contributing Parent pursuant to Section 3.7 of the LLC Agreement.

(f)  In the event that any Citigroup Delayed Contribution Business or Morgan Stanley Delayed Contribution Business has not been transferred to the Company or a Company Entity prior to the earliest to occur of (i) the date that is three years (or in the case of the Morgan Stanley Delayed Contribution Business in India and Saudi Arabia, six years) from the Closing Date, (ii) an IPO, (iii) the sale of all of the Membership Interests held by the Morgan Stanley Members to a Person or group of Persons that is not a Morgan Stanley Entity and (iv) any sale of the Company or merger of the Company with a third party, then Citigroup or Morgan Stanley, as applicable, shall make a cash payment to the Company, equal to the Sale Value (as defined in the LLC Agreement); provided that such Sale Value shall be determined in accordance with the process set forth in Section 8.6(b) of the LLC Agreement (with references therein to “FMV” being replaced with references to “Sale Value”)), determined as of the earliest to occur of the events described in the foregoing clauses (i), (ii), (iii) and (iv), of such Citigroup Delayed Contributed Business or Morgan Stanley Delayed Contribution Business, respectively, and Citigroup and Morgan Stanley shall thereafter have no obligations to transfer such Citigroup Delayed Contribution Business or Morgan Stanley Delayed Contribution Business to the Company.

(g)  Each of Citigroup and Morgan Stanley shall use its reasonable best efforts to effect the transfer of its Delayed Contribution Businesses to the Company as provided herein as soon as possible after the Closing Date.  Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4.1, 4.2, 4.3, 4.4(c) and 4.4(d) of this Agreement shall continue to apply to each Delayed Contribution Business after the Closing until such time as such Delayed Contribution Business has been transferred to the Company (with each reference therein to the Citigroup Contributed Business or the Morgan Stanley Contributed Business being deemed to be a reference to the applicable Delayed Contribution Business and with each reference therein to the Closing Date being deemed to be a reference to Delayed Closing Date).  In addition, prior to such time as any Morgan Stanley Delayed Contribution Business or Citigroup Delayed Contribution Business has been transferred to the Company, Citigroup and Morgan Stanley shall have the rights set forth in Section 4.12(a) of the LLC Agreement with respect to such Delayed Contribution Business (with (x) the reference to the Company in the lead-in paragraph of such Section 4.12(a) being deemed to be a reference to Morgan Stanley in the case of a Morgan Stanley Delayed Contribution Business and Citigroup in the case of the Citigroup Delayed Contribution Business and (y) references to the Company in clause (i) through clause (ix) of such Section 4.12(a) being deemed to be references to such Delayed Contribution Business).

(h) (i) Subject to the receipt of necessary Governmental Approvals and Third Party Approvals, (A) Citigroup shall transfer its Managed Futures Business to the Company in exchange for Membership Interests, and (B) on the following day, Morgan Stanley shall, or shall cause one of its Affiliates to purchase for a net cash payment of $214,200,000 such number of Membership Interests from Citigroup or one of its Affiliates such that following such transfer, Morgan Stanley shall own, directly or indirectly, the same percentage of Membership Interests issued and outstanding as it did prior to the transfer of the Managed Futures Business to the Company.  In the event the structure contemplated by this Section 2.6(h) cannot be implemented without adversely impacting the Parties, the Parties shall cooperate to achieve another tax-efficient mechanism for transferring the Managed Futures Business to the Company.

(ii)  Notwithstanding anything to the contrary set forth in any of the Transaction Documents, any Managed Futures SLAs shall be subject to the terms of the Master SLA Assignment Agreement to be entered into as of May 31, 2009 by and between the Company and Citigroup, including but not limited to the 60-day review period of Section 2.04 thereof (which 60-day period, for the avoidance of doubt, will commence on the Managed Futures Contribution Date).

(iii)  On the Managed Futures Contribution Date, Citigroup will fund the Managed Futures Business with the amount of common equity capital that satisfies the SEC Broker Dealer regulatory capital guidelines as they apply to the standalone Assets and Liabilities of the Managed Futures Business to be contributed to the U.S. Broker-Dealer subsidiary of the Company, calculated based on the Managed Futures Business contributed to the Company on the Managed Futures Contribution Date.  For purposes of the preceding sentence, the net assets of the Managed Futures Business shall be credited against the amount of the common equity funding obligation of Citigroup under this Section 2.6(h)(iii) and Citigroup shall not be obligated to contribute cash to the Company in respect of its funding obligation under this Section 2.6(h)(iii) if such net assets are at least equal to the amount of such funding obligation (it being understood that this shall not limit any payment obligation of Citigroup pursuant to Section 2.13(e) of this Agreement).  In addition to the foregoing requirement, in the event there are any Assets or Liabilities of the Managed Futures Business, or any proprietary trading position or fund equity stake acquired pursuant to clause (iv) below, which are not contributed to the U.S. Broker-Dealer subsidiary of the Company (any such Assets or Liabilities, proprietary trading position or fund equity stake, the “Non-B/D Managed Futures Contributions”), the BHC Basel 1 regulatory capital guidelines shall be applied to the Standalone Balance Sheet (as defined in

Schedule 3.7 to the LLC Agreement) immediately after giving effect to the contribution of all Non-B/D Managed Futures Contributions, and Citigroup will fund any such amount of additional common equity capital as may be necessary to satisfy such guidelines.  For the avoidance of doubt, any funding of common equity capital required by this clause (iii) shall be additional equity in respect of Membership Interests already issued, and no Membership Interests or other equity interests in the Company shall be issued in respect thereof.

(iv)  The Company shall have the option to purchase, no later than the Managed Futures Contribution Date, at book value, proprietary trading positions associated with the Managed Futures Business.  In order to exercise such option (which may be exercised in whole or in part with respect to such positions), the Company must provide reasonable prior notice to Citigroup.

Section 2.7  Delayed Distribution Businesses.

(a)  Schedule 1.1(a)(4) hereto lists the Citigroup Delayed Distribution Businesses as well as the condition(s) that must be satisfied for such businesses to be transferred by the Company or a Company Entity to Citigroup or a Citigroup Entity, and Schedule 1.1(a)(7) hereto lists the Morgan Stanley Delayed Distribution Businesses as well as the condition(s) that must be satisfied for such businesses to be transferred by the Company or a Company Entity to Morgan Stanley or a Morgan Stanley Entity (in each case, “Delayed Distribution Conditions”).

(b)  On each Delayed Distribution Date with respect to a Citigroup Delayed Distribution Business, the Company shall, and shall cause each of the Company Entities to, transfer, assign and deliver to Citigroup or a Citigroup Entity all of their respective right, title and interest in and to such Citigroup Delayed Distribution Business, free and clear of all Liens, other than Liens that existed as of the Closing Date and Liens primarily attributable to the Citigroup Delayed Distribution Business.  In addition, on such Delayed Distribution Date, (i) Citigroup and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Citigroup Delayed Distribution Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Citigroup and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by Citigroup or a Citigroup Entity of the Citigroup Delayed Distribution Liabilities which relate to the Citigroup Delayed Distribution Assets that are transferred by the Company (or its Subsidiaries) to Citigroup or a Citigroup Entity on such Delayed Distribution Date.  To the extent that less than all of the Citigroup Delayed Distribution Assets are being transferred on a Delayed Distribution Date, only the Citigroup Delayed Distribution Liabilities related to such transferred Citigroup Delayed Distribution Assets shall be required to be assumed on such date.

(c)  On each Delayed Distribution Date with respect to a Morgan Stanley Delayed Distribution Business, the Company shall, and shall cause each of the Company Entities to, transfer, assign and deliver to Morgan Stanley or a Morgan Stanley Entity all of their respective right, title and interest in and to such Morgan Stanley Delayed Distribution Business, free and clear of all Liens, other Liens that existed as of the Closing Date and Liens primarily attributable to the Morgan Stanley Delayed Distribution Business.  In addition, on such Delayed Distribution Date, (i) Morgan Stanley and the Company shall, and shall cause their respective applicable Subsidiaries to, execute and deliver such additional instruments of assignment and conveyance as are necessary and appropriate to convey the Morgan Stanley Delayed Distribution Assets that are to be transferred pursuant to the foregoing sentence, and (ii) Morgan Stanley and the Company shall execute and deliver such additional assignments and instruments of assumption as may be appropriate for the assumption by Morgan Stanley or a Morgan Stanley Entity of the Morgan Stanley Delayed Distribution Liabilities which relate to the Morgan Stanley Delayed Distribution Assets that are transferred by the Company (or its Subsidiaries) to Morgan Stanley or a Morgan Stanley Entity on such Delayed Distribution Date.  To the extent that less than all of the Morgan Stanley Delayed Distribution Assets are being transferred on a Delayed Distribution Date, only the Morgan Stanley Delayed Distribution Liabilities related to such transferred Morgan Stanley Delayed Distribution Assets shall be required to be assumed on such date.

(d)  Until a Delayed Distribution Business is transferred by the Company or a Company Entity to Morgan Stanley, a Morgan Stanley Entity, Citigroup or a Citigroup Entity, as the case may be, (i) the Company (or its relevant Subsidiaries) will continue to own and operate such business, (ii) income earned and losses incurred with respect to such business shall be earned or incurred by the Company or a Company Entity, as the case may be, and, for the avoidance of doubt, such income and losses will not be transferred to, or assumed by, either Parent or any of their respective Subsidiaries, and (iii) Section 7.3 of the LLC Agreement (as amended by the Tax Matters Agreement) shall govern the special allocation of Company profits to offset income earned and losses incurred with respect to such business by the Company or a Company Entity until it is transferred to Morgan Stanley, a Morgan Stanley Entity, Citigroup or a Citigroup Entity, as the case may be.

(e)  The specific transaction steps necessary to transfer ownership of a Delayed Distribution Business from the Company or a Company Entity to Morgan Stanley, a Morgan Stanley Entity, Citigroup or a Citigroup Entity, as the case may be, shall be determined by the transferee Parent on a case-by-case basis, subject to the consent (which shall not be unreasonably withheld, delayed or conditioned) of the non-transferring Parent and the terms and conditions set forth in this Agreement and the LLC Agreement.

(f)  Morgan Stanley shall indemnify, defend and hold harmless Citigroup, Citigroup’s Affiliates and the Company Entities and their respective Affiliates from and against, without duplication, any Losses (other than Taxes, which shall be governed by Section 4.5(a)(i) of this Agreement) that arise out of (i) the ownership and operation by a Company Entity of a Morgan Stanley Delayed Distribution Business or (ii) a transfer by a Company Entity of a Morgan Stanley Delayed Distribution Business to Morgan Stanley or a Morgan Stanley Entity; provided that no such indemnification shall be required to the extent such Losses were taken into account in determining special allocations and distributions pursuant to Section 7.3 of the LLC Agreement (as amended by the Tax Matters Agreement).

(g)  Citigroup shall indemnify, defend and hold harmless Morgan Stanley, Morgan Stanley’s Affiliates and the Company Entities and their respective Affiliates from and against,  without duplication, any Losses (other than Taxes, which shall be governed by Section 4.5(a)(ii) of this Agreement) that arise out of (i) the ownership and operation by a Company Entity of a Citigroup Delayed Distribution Business or (ii) a transfer by a Company Entity of a

Citigroup Delayed Distribution Business to Citigroup or a Citigroup Entity; provided that no such indemnification shall be required to the extent such Losses were taken into account in determining special allocations and distributions pursuant to Section 7.3 of the LLC Agreement (as amended by the Tax Matters Agreement).

(h)  The Company shall use its reasonable best efforts to effect the transfer of its Delayed Distribution Businesses to Citigroup or Morgan Stanley, as applicable, as provided herein as soon as possible after the Closing Date.  In the event that any Citigroup Delayed Distribution Business or Morgan Stanley Delayed Distribution Business have not been transferred by the Company or a Company Entity to Citigroup or Morgan Stanley, respectively, prior to the earliest to occur of (i) the date that is three years from the Closing Date, (ii) an IPO, (iii) the sale of all of the Membership Interests held by the Morgan Stanley Members to a Person or group of Persons that is not a Morgan Stanley Entity and (iv) any sale of the Company or merger of the Company with a third party, then the Parent other than the Parent to whom such Delayed Distribution Business was to have been transferred may cause the Company to sell such Delayed Distribution Business to a Third Party (or, if such sale cannot be effected within a six month period, to be liquidated) in each case as soon as practicable thereafter on terms acceptable to the Parent other than the Parent to whom such Delayed Distribution Business was to have been transferred.  The net proceeds of any such sale, net of tax distributions required to be made pursuant to Section 7.2(a)(i) of the LLC Agreement in respect of such sale, shall be distributed to the Parent to whom such Delayed Distribution Business was to have been transferred.

(i)  The Parties hereby agree that any determination of FMV pursuant to Section 8.6 of the LLC Agreement shall assume that all Citigroup Delayed Distribution Businesses and all Morgan Stanley Delayed Distribution Businesses were never contributed to nor owned by the Company.

Section 2.8  Membership Interests.  The Parties agree that at the Closing, the Company shall issue Membership Interests to each of the Initial Citigroup Member(s) and the Initial Morgan Stanley Member(s) based on the aggregate value of Citigroup Contributed Assets and Citigroup Contributed Liabilities, and Morgan Stanley Contributed Assets and Morgan Stanley Contributed Liabilities (excluding, for the avoidance of doubt, any Citigroup Delayed Distribution Business and any Morgan Stanley Delayed Distribution Business), as applicable, notwithstanding the fact that some portion of these assets and liabilities will not be contributed to the Company until one or more Self-Clearing Dates and Delayed Contribution Dates, and such Membership Interests shall have the respective rights set forth in the LLC Agreement.  Accordingly, the Parties agree that following the Closing, (i) except with respect to the transfer of the Managed Futures Business, the Company shall not issue any additional Membership Interests to any Initial Citigroup Member(s) or Initial Morgan Stanley Member(s) in respect of the transfers contemplated by this Agreement, regardless of the timing of such transfers, and (ii) the Company shall not redeem any Membership Interests in respect of the distribution of any Citigroup Delayed Distribution Business or Morgan Stanley Delayed Distribution Business.

Section 2.9  Exclusions from Contributions.

(a)  Notwithstanding anything to the contrary contained in Article 2, the Parties agree that “fails to deliver” and “fails to receive” which are open as of the Closing Date or as of any Self-Clearing Date shall not be Citigroup Contributed Assets or Citigroup Contributed Liabilities, shall not be contributed by Citigroup or any Citigroup Entity to the Company on any Self Clearing Date, and shall remain as assets and liabilities of Citigroup (or its relevant Subsidiaries), as applicable.  Notwithstanding the foregoing, to the extent that any securities and/or cash are reflected as owned by or owed to a Customer Account, but are not held by Citigroup and not transferred to the Company when such Customer Account is transferred to the Company, then Citigroup shall have a new open “fail to deliver” and/or “fail to receive” with the Company.  For the avoidance of doubt, such receivables shall cover amounts due from open trades or asset servicing events.

(b)  Open securities borrows in which Citigroup or Morgan Stanley or their respective Subsidiaries, as applicable, have used securities from a third party or from internal sources to settle transactions in Customer Accounts will not be transferred to the Company and will not be Self-Clearing Assets; provided, that if the Company needs to borrow any hard to borrow securities in order to maintain existing short positions in transferred Customer Accounts, then at the Company’s request, Citigroup or Morgan Stanley, as applicable (the “Lending Source”), shall use reasonable best efforts to lend such hard to borrow securities to the Company on market terms if the Lending Source had covered such short positions in transferred Customer Accounts as of the date of such transfer using securities borrowed from a third party or rehypothecated from customer accounts not transferred to the Company by the Lending Source; provided further, that the Company shall return to Citigroup or Morgan Stanley, as the case may be, any such hard to borrow security made available to it through a conduit loan described above (any such security, a “Borrowed Security”) immediately following the subsequent acquisition into Inventory by the Company of the same security (any such security, a “Subsequently Acquired Security”) and in any event, the Company shall return any Borrowed Security prior to entering into a securities lending transaction with any other Person involving a Subsequently Acquired Security.  For purposes of this Section 2.09(b), “Inventory” shall mean securities which the Company has re-hypothecated or borrowed.

(c)      For the avoidance of doubt, the foregoing provisions of Article 2 shall not supersede or limit the effectiveness of Sections 4.3(f) and 4.4 of this Agreement, which remain in full force and effect; provided, however, that the Parties’ rights and obligations with respect to profits or losses attributable to (i) Delayed Contribution Businesses prior to their transfer to the Company or a Company Entity, or (ii) Delayed Distribution Businesses prior to their transfer to Morgan Stanley, Citigroup or their respective Subsidiaries shall, in each case, be governed exclusively by Section 7.3 of the LLC Agreement (as amended by the Tax Matters Agreement).

Section 2.10  Post-Closing Adjustments.

(a)  Within 90 days after the Closing Date:  (i) Citigroup shall prepare and deliver (or cause to be prepared and delivered) to Morgan Stanley and the Company an audited balance sheet for the Citigroup Introducing Business and Citigroup Delayed Contribution Business as of immediately prior to the Closing (without giving effect to the Closing) (the

“Preliminary Citigroup Closing Balance Sheet”), which shall be prepared in accordance with GAAP applied on a basis consistent in all respects (except that the Preliminary Citigroup Closing Balance Sheet shall exclude income tax assets and liabilities (including deferred income tax assets and liabilities) and shall exclude assets and liabilities of the Managed Futures Business and the IIG/IFG/CCI Business) with the preparation of the Financial Statements of the Citigroup Contributed Business, and shall be accompanied by the auditors’ report thereon from Citigroup’s accountants, and (ii) Morgan Stanley shall prepare and deliver (or cause to be prepared and delivered) to Citigroup and the Company an audited balance sheet for the Morgan Stanley Introducing Business and Morgan Stanley Delayed Contribution Business as of immediately prior to the Closing (without giving effect to the Closing) (the “Preliminary Morgan Stanley Closing Balance Sheet” and collectively with the Preliminary Citigroup Closing Balance Sheet, the “Preliminary Closing Balance Sheets”), which shall be prepared in accordance with GAAP applied on a basis consistent in all respects (except that the Preliminary Morgan Stanley Closing Balance Sheet shall exclude income tax assets and liabilities (including deferred income tax assets and liabilities)) with the preparation of the Financial Statements of the Morgan Stanley Contributed Business, and shall be accompanied by the auditors’ report thereon from Morgan Stanley’s accountants.  For the avoidance of doubt, except as otherwise provided above (i) the Preliminary Closing Balance Sheets and the Final Closing Balance Sheets shall reflect only the Citigroup Introducing Business and Citigroup Delayed Contribution Business, or Morgan Stanley Introducing Business and Morgan Stanley Delayed Contribution Business, as applicable and shall not reflect any businesses or any categories of assets or liabilities that were excluded from the Financial Statements of the Citigroup Contributed Business or the Financial Statements of the Morgan Stanley Contributed Business, as applicable, and (ii) the Financial Statements of the Citigroup Contributed Business and the Financial Statements of the Morgan Stanley Contributed Business shall be deemed to have been prepared in accordance with GAAP, and neither Party (nor any representative thereof) shall make any claim to the contrary, nor shall the CPA Firm be entitled to make any finding to the contrary, for any purpose of this Section 2.10(a).  Each of the Parties shall pay the fees and disbursements of its accountants.  The Company and the Parties shall make reasonably available to each other and to their respective accountants all relevant books and records, any work papers (including accountants’ work papers) and other supporting documentation relating to the Preliminary Closing Balance Sheets.

(b)  In the event that, within 60 days after delivery by one Party (the “Preparing Party”) to the other Party (the “Receiving Party”) and the Company of the Preparing Party’s Preliminary Closing Balance Sheet, such Receiving Party determines that the Preliminary Closing Balance Sheet so received has not been prepared on a basis consistent with the requirements of Section 2.10(a), the Receiving Party shall have the right (but not the obligation) to, on or before the last day of such 60-day period, deliver a written objection (an “Objection”) to the Company and the Preparing Party, setting forth, in reasonable detail, the basis of the Objection and the adjustments to such Preliminary Closing Balance Sheet which the Receiving Party believes should be made, and the Receiving Party shall be deemed to have accepted any items not specifically disputed in the Objection; provided that, for a period of 15 days following a Receiving Party’s receipt of an Objection to such Receiving Party’s Preliminary Closing Balance Sheet, the Receiving Party shall have the right (but not the obligation) to deliver to the Company and the Preparing Party additional objections to the Preparing Party’s Preliminary Closing Balance Sheet that are based on similar arguments and are of the same type as the objections that were made by the Preparing Party to the Receiving Party’s Preliminary Closing

Balance Sheet.  Failure to notify the Company and the Preparing Party of an Objection shall constitute acceptance and approval of such Preliminary Closing Balance Sheet.  The Parties shall then have 30 days following the date the Preparing Party receives any Objection (including, if later, any additional objection made pursuant to the proviso of the second preceding sentence) to review and respond to such Objection.  If the Parties do not resolve all of their disagreements with respect to the foregoing by the 30th day following the Preparing Party’s receipt of an Objection (including, if later, any additional objection made pursuant to the proviso of the third preceding sentence), they shall refer their remaining differences to a nationally recognized firm of independent public accountants as to which the Parties shall mutually agree (the “CPA Firm”), who shall, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of Section 2.10(a), and only with respect to the specific remaining accounting-related differences set forth in the applicable Objection and so submitted to the CPA Firm, whether and to what extent, if any, the relevant Preliminary Closing Balance Sheet(s) require(s) adjustment in order to comply with the provisions of Section 2.10(a).  In the event that Objections are pending with respect to both Preliminary Closing Balance Sheets, the Parties shall submit all such Objections to the same CPA Firm to be considered and resolved at the same time.  The Parties shall request the CPA Firm to use its best efforts to render its determination within 45 days of its engagement.  The CPA Firm’s determination shall be conclusive and binding upon the Company and the Parties.  The Company and the Parties shall make reasonably available to the CPA Firm and to each other all relevant books and records, any work papers (including those of the Parties’ respective accountants) and supporting documentation relating to the Preliminary Closing Balance Sheets and all other items reasonably requested by the CPA Firm or the other Party in connection herewith.  The “Final Closing Balance Sheet” of the Citigroup Introducing Business and Citigroup Delayed Contribution Business or the Morgan Stanley Introducing Business and Morgan Stanley Delayed Contribution Business, as the case may be, shall be (i) the applicable Preliminary Closing Balance Sheet if (x) no Objection is delivered during the initial 60-day period (or, if applicable, the subsequent 15 day period) specified above or (y) the Parties so agree, (ii) the applicable Preliminary Closing Balance Sheet, adjusted in accordance with the Objection, in the event that (x) the Preparing Party does not respond to the Objection during the 30-day period specified above following receipt of the Objection or (y) the Parties so agree, or (iii) the applicable Preliminary Closing Balance Sheet, as adjusted pursuant to the agreement of the Parties or as adjusted by the CPA Firm as provided above.  All fees and disbursements of the CPA Firm shall be shared equally by the Parties.

(c)  If the Citigroup Introducing Tangible Book Value is less than $490 million, then Citigroup shall pay such deficiency, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the Closing Date to the date of such payment, to the Company in immediately available funds within three Business Days after the ultimate determination of such Final Closing Balance Sheet.  If the Citigroup Introducing Tangible Book Value is more than $490 million, the Company shall pay (without any contribution from Morgan Stanley or Citigroup) an amount equal to such excess, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the Closing Date to the date of such payment, to Citigroup in immediately available funds within three Business Days after the ultimate determination of such Final Closing Balance Sheet.  If the Morgan Stanley Introducing Tangible Book Value is less than $600 million, then Morgan Stanley shall pay such deficiency, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the Closing Date to the date of such payment, to the Company in immediately available funds within three

Business Days after the ultimate determination of such Final Closing Balance Sheet.  If the Morgan Stanley Introducing Tangible Book Value is more than $600 million, the Company shall pay (without any contribution from Morgan Stanley or Citigroup) an amount equal to such excess, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the Closing Date to the date of such payment, to Morgan Stanley in immediately available funds within three Business Days after the ultimate determination of such Final Closing Balance Sheet.  Any such payments shall be treated as capital contributions or adjustments necessary for consistency with the agreed-upon allocation of the Parties’ initial ownership percentages of the Company set forth in Sections 2.4(b) and (c) and shall not change such allocation in any way, and no Membership Interests shall be issued by the Company in respect of such payments.  Any payment required to be made to a Party pursuant to this Section 2.10(c) shall, to the extent possible, be effected or settled in a manner that does not result in the recognition of income or gain to that Party or its Subsidiaries for federal income tax purposes.

(d)  If the Parties are unable to agree on a nationally recognized firm of independent public accountants to act as the CPA Firm within five Business Days following the 30th day following the Preparing Party’s response to the Objection, the Parties shall select a nationally recognized firm of independent public accountants to act as the CPA Firm as follows:  on such fifth Business Day, each Party shall deliver to the other Party a list with three such accounting firms that currently audit NYSE-listed companies for purposes of their annual reports filed on Form 10-K with the SEC, none of which shall have been retained by such Party within the prior two-year period.  Each Party shall cross off two of such accounting firms from the list it receives from the other Party.  The CPA Firm shall be selected from the remaining two firms by lot.

Section 2.11  Self-Clearing Balance Sheets.

(a)  Within 90 days after each Citigroup Self-Clearing Date, Citigroup shall prepare and deliver (or cause to be prepared and delivered) to Morgan Stanley and the Company an audited balance sheet for the Citigroup Self-Clearing Business that was contributed to the Company on such Self-Clearing Date, dated as of such Self-Clearing Date (immediately prior to giving effect to the contribution of such Citigroup Self-Clearing Business) (a “Preliminary Citigroup Self-Clearing Balance Sheet”), which shall be prepared in accordance with GAAP applied on a basis consistent in all respects (except that the Preliminary Citigroup Self-Clearing Balance Sheet shall exclude income tax assets and liabilities (including deferred income tax assets and liabilities) and, if applicable, shall exclude assets and liabilities of the Managed Futures Business and the IIG/IFG/CCI Business) with the preparation of the Financial Statements of the Citigroup Contributed Business, and shall be accompanied by the auditors’ report thereon from Citigroup’s accountants.

(b)  Within 90 days after each Morgan Stanley Self-Clearing Date, Morgan Stanley shall prepare and deliver (or cause to be prepared and delivered) to Citigroup and the Company an audited balance sheet for the Morgan Stanley Self-Clearing Business that was contributed to the Company on such Self-Clearing Date, dated as of such Self-Clearing Date (immediately prior to giving effect to the contribution of such Morgan Stanley Self-Clearing Business) (a “Preliminary Morgan Stanley Self-Clearing

Balance Sheet” and collectively with the Preliminary Citigroup Self-Clearing Balance Sheet(s), the “Preliminary Self-Clearing Balance Sheets”), which shall be prepared in accordance with GAAP applied on a basis consistent in all respects (except that the Preliminary Morgan Stanley Self-Clearing Balance Sheet shall exclude income tax assets and liabilities (including deferred income tax assets and liabilities)) with the preparation of the Financial Statements of the Morgan Stanley Contributed Business, and shall be accompanied by the auditors’ report thereon from Morgan Stanley’s accountants.

(c)  For the avoidance of doubt, (i) each Preliminary Self-Clearing Balance Sheet and the Final Self-Clearing Balance Sheet shall reflect only the respective Citigroup Self-Clearing Business or Morgan Stanley Self-Clearing Business to the extent contributed on the relevant Self-Clearing Date, and in each case shall not reflect any businesses or any categories of assets or liabilities that were reflected in the Preliminary Closing Balance Sheets or Final Closing Balance Sheets or that were excluded from the Financial Statements of the Citigroup Contributed Business or the Financial Statements of the Morgan Stanley Contributed Business, as applicable, and (ii) the Financial Statements of the Citigroup Contributed Business and the Financial Statements of the Morgan Stanley Contributed Business shall be deemed to have been prepared in accordance with GAAP, and neither Party (nor any representative thereof) shall make any claim to the contrary, nor shall the CPA Firm be entitled to make any finding to the contrary, for any purpose of this Section 2.11(c).  Each of the Parties shall pay the fees and disbursements of its accountants.  The Parties shall make reasonably available to each other and to their respective accountants all relevant books and records, any work papers (including accountants’ work papers) and other supporting documentation relating to the Preliminary Self-Clearing Balance Sheets.

(d)  The provisions of Section 2.10(b) and 2.10(d) of this Agreement shall apply mutatis mutandis with respect to each of the Preliminary Self-Clearing Balance Sheets and Final Self-Clearing Balance Sheets; provided that, for purposes of this Section 2.11(d): (i) references in those provisions to “Preliminary Closing Balance Sheet” shall refer instead to “Preliminary Self-Clearing Balance Sheet”; (ii) references in those provisions to Section 2.10(a) shall refer instead to references to Section 2.11(a); and (iii) the penultimate sentence of Section 2.10(b) of this Agreement shall be deleted in its entirety and replaced with the following:

“The “Final Self-Clearing Balance Sheet” of the Citigroup Self-Clearing Business contributed on a Self-Clearing Date, or the Morgan Stanley Self-Clearing Business contributed on a Self-Clearing Date, as the case may be, shall be (i) the applicable Preliminary Self-Clearing Balance Sheet if (x) no Objection is delivered during the initial 60-day period (or, if applicable, the subsequent 15-day period) specified above or (y) the Parties so agree, (ii) the applicable Preliminary Self-Clearing Balance Sheet, adjusted in accordance with the Objection, in the event that (x) the Preparing Party does not respond to the Objection during the 30-day period specified above following receipt of the Objections or (y) the Parties so agree, or (iii) the applicable Preliminary Self-Clearing Balance Sheet, as adjusted pursuant to the agreement of the Parties or as adjusted by the CPA Firm as provided pursuant to the foregoing provisions of this Section.”

Section 2.12  Final Post-Closing Purchase Price Adjustment.

(a)  Following the determination of the Final Self-Clearing Balance Sheet with respect to the final contribution of Citigroup Self-Clearing Business or Morgan Stanley Self-Clearing Business, as applicable, the Parties shall calculate the amount of the Citigroup Self-Clearing Tangible Book Value and Morgan Stanley Self-Clearing Tangible Book Value, as applicable.

(b)  If the Citigroup Self-Clearing Tangible Book Value is less than $1.13 billion, then Citigroup shall pay such deficiency, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the last Citigroup Self-Clearing Date to the date of such payment, to the Company in immediately available funds within three Business Days after the ultimate determination of the last-dated Final Self-Clearing Balance Sheet.  If the Citigroup Self-Clearing Tangible Book Value is more than $1.13 billion, the Company shall pay (without any contribution from Morgan Stanley or Citigroup) an amount equal to such excess, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the last Citigroup Self-Clearing Date to the date of such payment, to Citigroup in immediately available funds within three Business Days after the ultimate determination of the last-dated Final Self-Clearing Balance Sheet.

(c)  If the Morgan Stanley Self-Clearing Tangible Book Value is less than $540 million, then Morgan Stanley shall pay such deficiency, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the last Morgan Stanley Self-Clearing Date to the date of such payment, to the Company in immediately available funds within three Business Days after the ultimate determination of the last-dated Final Self-Clearing Balance Sheet.  If the Morgan Stanley Self-Clearing Tangible Book Value is more than $540 million, the Company shall pay (without any contribution from Morgan Stanley or Citigroup) an amount equal to such excess, plus interest thereon at a rate equal to LIBOR plus 60 basis points during the period from the last Morgan Stanley Self-Clearing Date to the date of such payment, to Morgan Stanley in immediately available funds within three Business Days after the ultimate determination of the last-dated Final Self-Clearing Balance Sheet.

(d)  Any payments made pursuant to this Section 2.12 shall be treated as capital contributions or adjustments necessary for consistency with the agreed-upon allocation of the Parties’ initial ownership percentages of the Company set forth in Sections 2.4(b) and (c) of this Agreement (as amended) and shall not change such allocation in any way, and no Membership Interests shall be issued by the Company in respect of such payments.  Any payment required to be made to a Party pursuant to this Section 2.12 shall, to the extent possible, be effected or settled in a manner that does not result in the recognition of income or gain to that Party or its Subsidiaries for federal income tax purposes.

Section 2.13  Managed Futures Balance Sheet.  Within 90 days after the Managed Futures Contribution Date, Citigroup shall prepare and deliver (or cause to be prepared and delivered) to Morgan Stanley and the Company an audited balance sheet for the Managed Futures Business, dated as of the Managed Futures Contribution Date (immediately prior to giving effect to the contribution of such Managed Futures Business) (the “Managed Futures Balance Sheet”), which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by the auditors’ report thereon from Citigroup’s accountants.  Each of the Parties shall pay the fees and disbursements of its accountants.  The Parties shall make reasonably available to each other and to their respective accountants all relevant books and records, any work papers (including accountants’ work papers) and other supporting documentation relating to the Managed Futures Balance Sheet.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of Citigroup.  Citigroup, on behalf of itself and the other Citigroup Transferors, represents and warrants to Morgan Stanley and the Company that, except (i) as set forth in the Amended and Restated Disclosure Letter delivered as of the date hereof by Citigroup to Morgan Stanley (the “Citigroup Disclosure Letter”) or in the most recent Form ADV Part I, Form ADV Part II (or brochure in lieu thereof) or Form BD filed (or in the case of Form ADV Part II, prepared) by Citigroup Subsidiaries and provided to Morgan Stanley prior to January 13, 2009, (ii) to the extent that any of the representations and warranties set forth below relate to or apply to the Citigroup Excluded Assets, the Citigroup Excluded Liabilities or the Citigroup Excluded Businesses and do not impact the Citigroup Contributed Assets, Citigroup Contributed Business, Citigroup Contributed Subsidiaries or Citigroup Contributed Liabilities and (iii) to the extent that any of the representations and warranties set forth below relate to the IIG/IFG/CCI Business:

(a)  Organization, Standing and Power of Citigroup and Subsidiaries.  Citigroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Citigroup has all requisite corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each other Citigroup Transferor is duly organized, validly existing and (except to the extent inapplicable to foreign Subsidiaries) in good standing under the Laws of its jurisdiction of organization and will at the Closing have all requisite corporate or comparable power and authority to perform the obligations applicable to such Citigroup Transferor hereunder and under the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  Each Subsidiary of Citigroup to become a party to a Transaction Document will have at the Closing all requisite corporate or comparable power and authority to execute and deliver each Transaction Document to be executed and delivered by it, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each Citigroup Transferor has all requisite corporate or comparable power and authority to own and operate the Citigroup Contributed Assets and the Citigroup Contributed Liabilities and to operate the Citigroup Contributed Business as currently conducted and is duly qualified to do business and in good standing as a foreign entity authorized to transact business in each jurisdiction where the ownership of such assets and liabilities or the operation of such business requires such qualification or license, except where failure to obtain such qualification or license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Citigroup Contributed Business.

(b)  Citigroup Contributed Subsidiaries.  Each Citigroup Contributed Subsidiary is (or in the case of Citigroup Contributed Subsidiaries formed after January 13, 2009, will be by Closing) an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Each Citigroup Contributed Subsidiary has (or in the case of Citigroup Contributed Subsidiaries formed after January 13, 2009, will have by Closing) all requisite corporate or comparable power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted or as proposed to be conducted from and after the Closing.  Each Citigroup Contributed Subsidiary will have at the Closing all requisite limited liability company or comparable power and authority to own, lease and operate the Citigroup Contributed Assets and to carry on the Citigroup Contributed Business.  Each Citigroup Contributed Subsidiary is (or in the case of Citigroup Contributed Subsidiaries formed after January 13, 2009, will be) duly qualified and (except to the extent not applicable to foreign Subsidiaries) in good standing as a foreign entity authorized to transact business in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, other than in jurisdictions where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Citigroup Contributed Business.

(c)  Authority and Validity.  The execution and delivery of this Agreement and each other Transaction Document to be executed and delivered by Citigroup or any of its Subsidiaries, the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or in the case of Transaction Documents not yet executed and delivered on January 13, 2009, will be by the Closing, duly and validly authorized by all necessary corporate or comparable action on the part of such Person.  This Agreement and each other Transaction Document to be executed and delivered by Citigroup or any of its Subsidiaries have been, or in the case of Transaction Documents not yet executed on January 13, 2009 will be by the Closing, duly executed and delivered and are (or will be by Closing) valid and binding obligations of Citigroup or such Subsidiary, as applicable, that is a party thereto, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)  No Conflicts.  Subject to obtaining the Governmental Approvals and Third Party Approvals contemplated in Section 3.1(e)(i), the execution and delivery of this Agreement and each other Transaction Document intended to be executed by

Citigroup and its Subsidiaries, and the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (including the contribution of the Citigroup Contributed Assets and the Citigroup Contributed Business to the Company Entities) do not (i) conflict with or result in a breach of any provision of any of their respective articles of incorporation or bylaws or comparable organizational documents, (ii) conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any Third Party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of their respective properties under, or the loss or deferral of any right or the creation or acceleration of any obligation under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which any of them is a party, or by which any of them or any of their respective properties may be bound or subject, or (iii) violate or conflict with any Law applicable to such Person or any of its properties, except, in the cases of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Citigroup Contributed Business.

(e)  Governmental and Third Party Approvals.  No Governmental Approval or Third Party Approval is required in connection with the execution and delivery by Citigroup and its Subsidiaries of this Agreement and the other Transaction Documents or the performance of their respective obligations hereunder and thereunder or the consummation by Citigroup and its Subsidiaries of the transactions contemplated hereby and thereby, except for (i) the Governmental Approvals and Third Party Approvals identified on Schedule 3.1(e), (ii) approvals from clients with respect to the transfer of their brokerage and advisory accounts in connection with the Closing and (iii) any other Governmental Approval or Third Party Approval the failure of which to be obtained would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Citigroup Contributed Business.  As of January 13, 2009, no Governmental Authority or Third Party, with respect to which a Governmental Approval or Third Party Approval is required to be obtained or made in connection with the transactions contemplated by this Agreement, has indicated to Citigroup or any of its Affiliates an intent to (x) take any action or fail to take any action that is reasonably likely to prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, or (y) impose any obligation or condition in connection with such Governmental Approval or Third Party Approval that is reasonably likely to result in, individually or in the aggregate, a material liability (other than ordinary course liabilities, obligations and conditions incurred in connection with obtaining any such Governmental Approvals) of the Company or any of its Subsidiaries after the Closing.

(f)  Financial Statements; Undisclosed Liabilities; No Material Adverse Effect.

(i)  The Financial Statements of the Citigroup Contributed Business present fairly, in all material respects, the financial position and results of operations of the Citigroup Contributed Business, in accordance with GAAP applied on a consistent basis, as of the dates or for the periods presented.  The Financial Statements of the Citigroup Contributed Business have been derived from the accounting books and records of Citigroup and its Subsidiaries.  The Managed Futures Business Financial Statements present fairly, in all material respects, the financial position and results of operations of the Managed Futures Business, in accordance with GAAP applied on a consistent basis, as of the dates or for the periods presented.

(ii)  The balance sheet as of November 30, 2008 included in the Financial Statements of the Citigroup Contributed Business does not include any assets or liabilities not constituting a part of the Citigroup Contributed Business.  The statements of income included in the Financial Statements of the Citigroup Contributed Business do not reflect the operations of any Person or business not constituting a part of the Citigroup Contributed Business.  The Managed Futures Balance Sheet does not include any assets or liabilities of the Citigroup Contributed Business described in clause (i) of the definition thereof or of the IIG/IFG/CCI Business.

(iii)  Except for the Citigroup Excluded Liabilities, the Citigroup Contributed Business has no liabilities or obligations, whether known, absolute, accrued, contingent or otherwise and whether due or to become due, except for liabilities or obligations (x) reflected on, accrued or reserved against in the balance sheet contained in the Financial Statements of the Citigroup Contributed Business (in each case, to the extent so reflected, accrued or reserved), (y) incurred after the date of such balance sheet in the ordinary course of business consistent with past practice, or (z) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Citigroup Contributed Business.

(iv)  Since January 1, 2008, there has occurred no Material Adverse Effect on the Citigroup Contributed Business and no event or occurrence which would reasonably be expected to result in a Material Adverse Effect on the Citigroup Contributed Business.  From January 1, 2008 to January 13, 2009, the Citigroup Contributed Business has been conducted in all material respects in the ordinary course of business consistent with past practices.

(v)  Notwithstanding anything herein to the contrary, references in Section 3.1(f)(i), (ii) and (iii) to the Citigroup Contributed Business shall be deemed not to include the Managed Futures Business.

(g)  Capitalization.  All outstanding shares of capital stock of the Citigroup Contributed Subsidiaries (other than Citigroup Contributed Subsidiaries to be formed after January 13, 2009) are duly authorized, validly issued, fully paid and nonassessable, are subject to no preemptive or similar rights, and were not issued in violation of any preemptive or similar rights.  As of the Closing, all outstanding equity interests of the Citigroup Contributed Subsidiaries will be duly authorized and validly issued limited liability company interests or comparable equity interests of the Citigroup Contributed Subsidiaries, will be fully paid and nonassessable, will not have been issued in violation of any preemptive or similar rights and, except as contemplated by the Transaction Documents, will be subject to no preemptive or similar rights.  Upon contribution by

Citigroup (or any of its Subsidiaries) to the Company, the Company will acquire one hundred percent (100%) of the equity interests of the Citigroup Contributed Subsidiaries free and clear of any Liens, except for Permitted Liens and Liens created pursuant to the Transaction Documents.  Except as contemplated by this Agreement or the other Transaction Documents, (A) no capital stock, limited liability company interests or other equity securities (including but not limited to any options, warrants or rights or other security convertible into or exercisable or exchangeable for any capital stock, limited liability company interest or other equity security) of any Citigroup Contributed Subsidiary are or may become required to be issued (other than to a Company Entity) by reason of any security, contract or other obligation, (B) there are no contracts, commitments or other obligations by which any Citigroup Contributed Subsidiary or other Person is or may be bound to sell or otherwise transfer or repurchase, redeem or otherwise acquire or register any capital stock, limited liability company interests or other equity securities of such Citigroup Contributed Subsidiary (other than to or from a Company Entity), and (C) there are no contracts, commitments or other obligations relating to the right to vote or dispose of any capital stock, limited liability company interest or other equity security of any Citigroup Contributed Subsidiary.

(h)  Assets; Services; Title.  The assets (real, personal, mixed, tangible or intangible) constituting the Citigroup Contributed Assets, and the benefits, services and intercompany arrangements to be provided under the other Transaction Documents, constitute all of the assets, benefits, services and intercompany arrangements used in, necessary in any material respect for the conduct of, or otherwise material (individually or in the aggregate) to, the Citigroup Contributed Business as presently conducted and as conducted in generating the Financial Statements of the Citigroup Contributed Business.  Immediately after the Closing, taking into account the benefits, services and intercompany arrangements to be provided under the other Transaction Documents, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of the assets (real, personal, mixed, tangible or intangible), and will have valid rights to demand and receive all benefits, services and intercompany arrangements (on substantially the same terms), used in, necessary for the conduct of, or otherwise material to, the Citigroup Introducing Business as presently conducted and as conducted in generating the Financial Statements of the Citigroup Contributed Business (taking into account that such business as presently conducted is not a stand-alone introducing brokerage business), including the Citigroup Introducing Assets shown on the Financial Statements of the Citigroup Contributed Business and all of the Contributed Real Property of Citigroup, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Citigroup Introducing Business.

(i)  Compliance with Laws.  Each Citigroup Contributed Subsidiary and each Citigroup Transferor is conducting and has since January 1, 2008 conducted the Citigroup Contributed Business and is using and operating and has since January 1, 2008 used and operated the Citigroup Contributed Assets in compliance with all Laws applicable to it, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Citigroup Contributed Business.

(j)  Tax.  During the past three years, none of the Citigroup Contributed Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.  None of the Citigroup Contributed Subsidiaries has participated in, or acted as a material advisor with respect to, any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.  Except for the entities set forth on Schedule 3.1(j)(i), each Citigroup Contributed Subsidiary will be, promptly after transfer of such Contributed Subsidiary to the Company, a “disregarded entity” for federal income tax purposes.  There are no regulatory, contractual or other limitations of any kind (other than generally applicable requirements of state corporate or limited liability company law) on the Company’s ability to effect the conversion of AST StockPlan, Inc. into a limited liability company that is disregarded as an entity separate from its owner for federal income tax purposes following the transfer of AST StockPlan, Inc. to the Company.

(k)  No Broker.  Except for Citigroup Global Markets Inc. (whose fees and expenses shall be paid by Citigroup), Citigroup is not, and no Citigroup Contributed Subsidiary or Company Entity at the Closing will be, committed to any liability for any brokers’ or finders’ fees or any similar fees, including but not limited to any bonus payable to any director, officer, employee, agent or representative of or consultant to any Citigroup Contributed Subsidiary, Company Entity or Citigroup Transferor, in connection with the transactions contemplated by this Agreement.

(l)  Title to Self-Clearing Assets. Following the transfer of Citigroup Self-Clearing Assets to the Company on a Citigroup Self-Clearing Date, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of such Citigroup Self-Clearing Assets, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Citigroup Self-Clearing Business.

(m)  Title to Citigroup Delayed Contribution Assets.  Following the transfer of the Citigroup Delayed Contribution Businesses to the Company, taking into account the benefits, services and intercompany arrangements to be provided under the other Transaction Documents, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of the assets (real, personal, mixed, tangible or intangible), and will have valid rights to demand and receive all benefits, services and intercompany arrangements (on substantially the same terms), used in, necessary for the conduct of, or otherwise material to, the Citigroup Delayed Contribution Businesses as presently conducted and as conducted in generating the Financial Statements of the Citigroup Contributed Business, including the Citigroup Delayed Contribution Assets shown on the Financial Statements of the Citigroup Contributed Business, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Citigroup Delayed Contribution Businesses.

Section 3.2  Representations and Warranties of Morgan Stanley.  Morgan Stanley, on behalf of itself and the other Morgan Stanley Transferors, represents and warrants to

Citigroup and the Company that, except as set forth in the Amended and Restated Disclosure Letter delivered as of the date hereof by Morgan Stanley to Citigroup (the “Morgan Stanley Disclosure Letter”) or in the most recent Form ADV Part I, Form ADV Part II (or brochure in lieu thereof) or Form BD filed (or in the case of Form ADV Part II, prepared) by Morgan Stanley Subsidiaries and provided to Citigroup prior to January 13, 2009, and except to the extent that any of the representations and warranties set forth below relate to or apply to the Morgan Stanley Excluded Assets, the Morgan Stanley Excluded Liabilities or the Morgan Stanley Excluded Businesses and do not impact the Morgan Stanley Contributed Assets, Morgan Stanley Contributed Business, Morgan Stanley Contributed Subsidiaries or Morgan Stanley Contributed Liabilities:

(a)  Organization, Standing and Power of Morgan Stanley and Subsidiaries.  Morgan Stanley is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Morgan Stanley has all requisite corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each other Morgan Stanley Transferor is duly organized, validly existing and (except to the extent inapplicable to foreign Subsidiaries) in good standing under the Laws of its jurisdiction of organization and will at the Closing have all requisite corporate or comparable power and authority to perform the obligations applicable to such Morgan Stanley Transferor hereunder and under the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  Each Subsidiary of Morgan Stanley to become a party to a Transaction Document will have at the Closing all requisite corporate or comparable power and authority to execute and deliver each Transaction Document to be executed and delivered by it, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each Morgan Stanley Transferor has all requisite corporate or comparable power and authority to own and operate the Morgan Stanley Contributed Assets and the Morgan Stanley Contributed Liabilities and to operate the Morgan Stanley Contributed Business as currently conducted and is duly qualified to do business and in good standing as a foreign entity authorized to transact business in each jurisdiction where the ownership of such assets and liabilities or the operation of such business requires such qualification or license, except where failure to obtain such qualification or license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Morgan Stanley Contributed Business.

(b)  Morgan Stanley Contributed Subsidiaries.  Each Morgan Stanley Contributed Subsidiary is (or in the case of Morgan Stanley Contributed Subsidiaries formed after January 13, 2009, will be by Closing) and the Company will be by Closing an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Each Morgan Stanley Contributed Subsidiary has (or in the case of Morgan Stanley Contributed Subsidiaries formed after January 13, 2009 and the Company, will have by Closing) all requisite corporate or comparable power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted or as proposed to be conducted from and after the Closing.  Each Morgan Stanley Contributed Subsidiary and the Company will have at the Closing all requisite limited liability company or comparable power and authority to own, lease and operate the Morgan Stanley Contributed Assets and to carry on the Morgan Stanley Contributed Business.  Each Morgan Stanley Contributed Subsidiary is (or in the case of Morgan Stanley Contributed Subsidiaries formed after January 13, 2009 and the Company, will be) duly qualified and (except to the extent not applicable to foreign Subsidiaries) in good standing as a foreign entity authorized to transact business in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, other than in jurisdictions where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Morgan Stanley Contributed Business.  The Company has not engaged in any activities or incurred any liabilities other than in connection with the transactions contemplated by this Agreement.

(c)  Authority and Validity.  The execution and delivery of this Agreement and each other Transaction Document to be executed and delivered by Morgan Stanley or any of its Subsidiaries, the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or in the case of Transaction Documents not yet executed and delivered on January 13, 2009, will be by the Closing, duly and validly authorized by all necessary corporate or comparable action on the part of such Person.  This Agreement and each other Transaction Document to be executed and delivered by Morgan Stanley or any of its Subsidiaries have been, or in the case of Transaction Documents not yet executed on January 13, 2009 will be by the Closing, duly executed and delivered and are (or will be by Closing) valid and binding obligations of Morgan Stanley or such Subsidiary, as applicable, that is a party thereto, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)  No Conflicts.  Subject to obtaining the Governmental Approvals and Third Party Approvals contemplated in Section 3.2(e)(i), the execution and delivery of this Agreement and each other Transaction Document intended to be executed by Morgan Stanley and its Subsidiaries, and the performance of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (including the contribution of the Morgan Stanley Contributed Assets and the Morgan Stanley Contributed Business to the Company Entities) do not (i) conflict with or result in a breach of any provision of any of their respective articles of incorporation or bylaws or comparable organizational documents, or (ii) conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any Third Party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of their respective properties under, or the loss or deferral of any right or the creation or acceleration of any obligation under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which any of them is a party, or by which any of them or any of their respective properties may be bound or subject, or (iii) violate or conflict with any Law applicable to such Person or any of its properties, except, in the cases of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Morgan Stanley Contributed Business.

(e)  Governmental and Third Party Approvals.  No Governmental Approval or Third Party Approval is required in connection with the execution and delivery by Morgan Stanley and its Subsidiaries of this Agreement and the other Transaction Documents or the performance of their respective obligations hereunder and thereunder or the consummation by Morgan Stanley and its Subsidiaries of the transactions contemplated hereby and thereby, except for (i) the Governmental Approvals and Third Party Approvals identified on Schedule 3.2(e), (ii) approvals from clients with respect to the transfer of their brokerage and advisory accounts in connection with the Closing and (iii) any other Governmental Approval or Third Party Approval the failure of which to be obtained would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Morgan Stanley Contributed Business.  As of January 13, 2009, no Governmental Authority or Third Party, with respect to which a Governmental Approval or Third Party Approval is required to be obtained or made in connection with the transactions contemplated by this Agreement, has indicated to Morgan Stanley or any of its Affiliates an intent to (x) take any action or fail to take any action that is reasonably likely to prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, or (y) impose any obligation or condition in connection with such Governmental Approval or Third Party Approval that is reasonably likely to result in, individually or in the aggregate, a material liability (other than ordinary course liabilities, obligations and conditions incurred in connection with obtaining any such Governmental Approvals) of the Company or any of its Subsidiaries after the Closing.

(f)  Financial Statements; Undisclosed Liabilities; No Material Adverse Effect.

(i)  The Financial Statements of the Morgan Stanley Contributed Business present fairly, in all material respects, the financial position and results of operations of the Morgan Stanley Contributed Business, in accordance with GAAP applied on a consistent basis, as of the dates or for the periods presented.  The Financial Statements of the Morgan Stanley Contributed Business have been derived from the accounting books and records of Morgan Stanley and its Subsidiaries.

(ii)  The balance sheet as of November 30, 2008 included in the Financial Statements of the Morgan Stanley Contributed Business does not include any assets or liabilities not constituting a part of the Morgan Stanley Contributed Business.  The statements of income included in the Financial Statements of the Morgan Stanley Contributed Business do not reflect the operations of any Person or business not constituting a part of the Morgan Stanley Contributed Business.

(iii)  Except for the Morgan Stanley Excluded Liabilities, the Morgan Stanley Contributed Business has no liabilities or obligations, whether known, absolute,

accrued, contingent or otherwise and whether due or to become due, except for liabilities or obligations (x) reflected on, accrued or reserved against in the balance sheet contained in the Financial Statements of the Morgan Stanley Contributed Business (in each case, to the extent so reflected, accrued or reserved), (y) incurred after the date of such balance sheet in the ordinary course of business consistent with past practice, or (z) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Morgan Stanley Contributed Business.

(iv)  Since January 1, 2008, there has occurred no Material Adverse Effect on the Morgan Stanley Contributed Business and no event or occurrence which would reasonably be expected to result in a Material Adverse Effect on the Morgan Stanley Contributed Business.  From January 1, 2008 to January 13, 2009, the Morgan Stanley Contributed Business has been conducted in all material respects in the ordinary course of business consistent with past practices.

(g)  Capitalization.  All outstanding shares of capital stock of the Morgan Stanley Contributed Subsidiaries (other than Morgan Stanley Contributed Subsidiaries to be formed after January 13, 2009) are duly authorized, validly issued, fully paid and nonassessable, are subject to no preemptive or similar rights, and were not issued in violation of any preemptive or similar rights.  As of the Closing, all outstanding equity interests of the Morgan Stanley Contributed Subsidiaries will be duly authorized and validly issued limited liability company interests or comparable equity interests of the Morgan Stanley Contributed Subsidiaries, will be fully paid and nonassessable, will not have been issued in violation of any preemptive or similar rights and, except as contemplated by the Transaction Documents, will be subject to no preemptive or similar rights.  Upon contribution by Morgan Stanley (or any of its Subsidiaries) to the Company, the Company will acquire one hundred percent (100%) of the equity interests of the Morgan Stanley Contributed Subsidiaries free and clear of any Liens, except for Permitted Liens and Liens created pursuant to the Transaction Documents.  Except as contemplated by this Agreement or the other Transaction Documents, (A) no capital stock, limited liability company interests or other equity securities (including but not limited to any options, warrants or rights or other security convertible into or exercisable or exchangeable for any capital stock, limited liability company interest or other equity security) of any Morgan Stanley Contributed Subsidiary are or may become required to be issued (other than to a Company Entity) by reason of any security, contract or other obligation, (B) there are no contracts, commitments or other obligations by which any Morgan Stanley Contributed Subsidiary or other Person is or may be bound to sell or otherwise transfer or repurchase, redeem or otherwise acquire or register any capital stock, limited liability company interests or other equity securities of such Morgan Stanley Contributed Subsidiary (other than to or from a Company Entity), and (C) there are no contracts, commitments or other obligations relating to the right to vote or dispose of any capital stock, limited liability company interest or other equity security of any Morgan Stanley Contributed Subsidiary.

(h)  Assets; Services; Title.  The assets (real, personal, mixed, tangible or intangible) constituting the Morgan Stanley Contributed Assets, and the benefits, services and intercompany arrangements to be provided under the other Transaction

Documents, constitute all of the assets, benefits, services and intercompany arrangements used in, necessary in any material respect for the conduct of, or otherwise material (individually or in the aggregate) to, the Morgan Stanley Contributed Business as presently conducted and as conducted in generating the Financial Statements of the Morgan Stanley Contributed Business.  Immediately after the Closing, taking into account the benefits, services and intercompany arrangements to be provided under the other Transaction Documents, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of the assets (real, personal, mixed, tangible or intangible), and will have valid rights to demand and receive all benefits, services and intercompany arrangements (on substantially the same terms), used in, necessary for the conduct of, or otherwise material to, the Morgan Stanley Introducing Business as presently conducted and as conducted in generating the Financial Statements of the Morgan Stanley Contributed Business (taking into account that such business as presently conducted is not a stand-alone introducing brokerage business), including the Morgan Stanley Introducing Assets shown on the Financial Statements of the Morgan Stanley Contributed Business, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Morgan Stanley Introducing Business.

(i)  Compliance with Laws.  Each Morgan Stanley Contributed Subsidiary and each Morgan Stanley Transferor is conducting and has since January 1, 2008 conducted the Morgan Stanley Contributed Business and is using and operating and has since January 1, 2008 used and operated the Morgan Stanley Contributed Assets in compliance with all Laws applicable to it, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Morgan Stanley Contributed Business.

(j)  Tax.  During the past three years, none of the Morgan Stanley Contributed Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.  None of the Morgan Stanley Contributed Subsidiaries has participated in, or acted as a material advisor with respect to, any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.  Except for the entities set forth on Schedule 3.2(j)(i), each Morgan Stanley Contributed Subsidiary will be, immediately after transfer of such Contributed Subsidiary to the Company, a “disregarded entity” for federal income tax purposes.

(k)  No Broker.  Except for Morgan Stanley & Co. Incorporated (whose fees and expenses shall be paid by Morgan Stanley), Morgan Stanley is not, and no Morgan Stanley Contributed Subsidiary or Company Entity at the Closing will be, committed to any liability for any brokers’ or finders’ fees or any similar fees, including but not limited to any bonus payable to any director, officer, employee, agent or representative of or consultant to any Morgan Stanley Contributed Subsidiary, Company Entity or Morgan Stanley Transferor, in connection with the transactions contemplated by this Agreement.

(l)  Title to Self-Clearing Assets.  Following the transfer of Morgan Stanley Self-Clearing Assets to the Company on a Morgan Stanley Self-Clearing Date, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of such Morgan Stanley Self-Clearing Assets, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Morgan Stanley Self-Clearing Business.

(m)  Title to Morgan Stanley Delayed Contribution Assets.  Following the transfer of the Morgan Stanley Delayed Contribution Businesses to the Company, taking into account the benefits, services and intercompany arrangements to be provided under the other Transaction Documents, the Company Entities will have good and marketable title to, or have good title pursuant to a valid leasehold interest in or have a valid right to use or occupy, all of the assets (real, personal, mixed, tangible or intangible), and will have valid rights to demand and receive all benefits, services and intercompany arrangements (on substantially the same terms), used in, necessary for the conduct of, or otherwise material to, the Morgan Stanley Delayed Contribution Businesses as presently conducted and as conducted in generating the Financial Statements of the Morgan Stanley Contributed Business, including the Morgan Stanley Delayed Contribution Assets shown on the Financial Statements of the Morgan Stanley Contributed Business, free and clear of any Liens, except for Permitted Liens or as would not reasonably be expected to result in a Material Adverse Effect on the Morgan Stanley Delayed Contribution Businesses.

ARTICLE 4

CERTAIN INTERIM AND OTHER COVENANTS

Section 4.1  Conduct of Business Prior to Closing.

(a)  Except (i) as expressly contemplated or permitted hereby, including as reasonably necessary to effect the Citigroup Reorganization or Morgan Stanley Reorganization, (ii) as set forth on Schedule 4.1, (iii) to the extent required by applicable Law, or (iv) with the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and in each case subject to the other provisions hereof (including Section 4.1(b)), between January 13, 2009 and the Closing (or with respect to the employment or other service of Citigroup Contributed Business Individuals or Morgan Stanley Contributed Business Individuals, as the case may be, or any individual who is intended to be a Contributed Business Individual (including, without limitation, the compensation and benefits thereof), the Service Transfer Date), each Party will, and will cause each of its respective Subsidiaries to, use their respective reasonable best efforts to conduct, in all material respects, their respective Contributed Businesses in the ordinary and usual course of business consistent with past practice, to preserve intact the business, business organization, properties, employees and goodwill with respect to such Contributed Businesses and to preserve for the Company the existing business relations which are utilized in the conduct of such Contributed Businesses consistent with past practice.  For the avoidance of doubt, it is understood and agreed that voluntary customer or employee attrition at a Party’s Contributed Business following the execution and delivery and public announcement of this Agreement and the transactions contemplated hereby shall not, by itself, constitute a breach of such Party’s obligations under this Section 4.1(a).

(b)  Except (i) as expressly contemplated or permitted hereby, including as reasonably necessary to effect the Citigroup Reorganization or Morgan Stanley Reorganization, (ii) as set forth on Schedule 4.1, (iii) to the extent required by applicable Law or (iv) with the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed), between January 13, 2009 and the Closing (or, in the case of clauses (v) and (vi) below, the Service Transfer Date), each of the Parties shall not:

(i)  permit any of its Contributed Subsidiaries to (A) issue, grant, deliver, sell or pledge any capital stock or other equity securities, or securities convertible into or exchangeable for any equity securities, (B) make, declare, pay or set aside any dividend or other distribution in respect of its capital stock or other equity securities, (C) adjust, split, combine, reclassify, redeem, purchase or otherwise acquire or transfer, or amend the terms of, any of its capital stock or other equity securities, or securities convertible into or exchangeable for any equity securities, or (D) grant any person or entity any right to acquire, or otherwise encumber, any of its capital stock or other equity interests, except for dividends and distributions to other Contributed Subsidiaries or to Citigroup or Morgan Stanley and to their other respective Wholly-Owned Subsidiaries, as applicable;

(ii)  permit any of its Contributed Subsidiaries to amend any provision of their articles of incorporation or bylaws or other equivalent organizational documents or enter into any agreement with any of their shareholders in their capacity as such;

(iii)  take, or permit any of its Subsidiaries to take, any action that is intended or would reasonably be expected to, individually or in the aggregate, either (x) prevent or materially delay the satisfaction of any conditions specified in Section 5.2 if such Party is Citigroup or (y) prevent or materially delay the satisfaction of any conditions specified in Section 5.1 if such Party is Morgan Stanley;

(iv)  (A) dispose of, or permit any Subsidiary to dispose of, any Contributed Subsidiary or any equity interests therein, or any securities convertible into or exchangeable for equity interests therein; (B) except in the ordinary course of business consistent with past practice, dispose of, assign or otherwise transfer, or permit any Subsidiary to dispose of, assign or otherwise transfer, any Contributed Assets; or (C) except for hedging arrangements or pledges of securities held in inventory (or in trading positions) in the ordinary course of business consistent with past practice, mortgage, pledge or subject to any Lien other than a Permitted Lien, or permit any Subsidiary to mortgage, pledge or subject to any Lien other than a Permitted Lien, any Contributed Assets;

(v)  materially increase, or make any binding commitment to materially increase, the benefits provided by any Benefit Plan or the compensation levels of any Citigroup Key Contributed Business Individuals or Morgan Stanley Key Contributed Business Individuals, as the case may be (including any across-the-board increases for any groups of such employees), grant any rights to severance or termination pay to, or enter into any employment, consulting or severance agreement with, any Citigroup Key Contributed Business Individuals or Morgan Stanley Key Contributed Business Individuals, as the case may be (provided that this shall not prohibit the making of any severance payments in connection with terminations of employment occurring following January 13, 2009 and prior to the Closing in accordance with the terms of severance plans or agreements in effect on the date hereof) or grant any bonus to, or increase the level of any bonus opportunity for, or adopt, amend or terminate any Benefit Plan, except (A) for amendments to any Benefit Plan intended to be qualified under Section 401(a) of the Code that are required to maintain such qualification that will not materially increase the cost of maintaining the Benefit Plan to any Company Entity; (B) for grants of or increases in compensation (including severance) required pursuant to the terms of any Benefit Plan or applicable Law or in the ordinary course of business consistent with past practice; (C) for grants or increases of compensation necessary or advisable to retain an individual Contributed Business Individual deemed essential to the Contributed Business; (D) Morgan Stanley may make the Morgan Stanley Equity Awards and may pay, or may cause to be paid, annual incentive payments to the Morgan Stanley Contributed Business Individuals as required or as previously declared in the ordinary course of business consistent with past practice; (E) Citigroup may make the Citigroup Equity Awards and may pay, or may cause to be paid, annual incentive payments to the Citigroup Contributed Business Individuals as required or as previously declared in the ordinary course of business consistent with past practice; and (F) for the implementation by Morgan Stanley or Citigroup or their respective Subsidiaries of any Benefit Plan that has been communicated or announced to Citigroup Key Contributed Business Individuals or Morgan Stanley Key Contributed Business Individuals, as the case may be, and has been made available to the other Party as of January 13, 2009 (for purposes of this Section 4.1(b)(v), a Citigroup Key Contributed Business Individual or Morgan Stanley Key Contributed Business Individual, as the case may be, is (1) a Citigroup Contributed Business Individual or Morgan Stanley Contributed Business Individual, as the case may be, or any individual who is intended to be a Contributed Business Individual, whose annual total compensation, in each case, is in excess of $500,000 or (2) in the case of a financial advisor or similar professional, a Citigroup Contributed Business Individual or Morgan Stanley Contributed Business Individual, as the case may be, or any individual who is intended to be a Contributed Business Individual, in each case, who generated $1,000,000 or more in annual gross production in the most recently completed twelve-month fiscal year);

(vi)  (A) hire, or transfer from its Contributed Business the employment of, any Contributed Business Individual or any individual who is intended to be a Contributed Business Individual (including any employees hired as replacements for terminating employees), or terminate any such individual in a manner entitling such individual to severance payments, in each case, except in the ordinary course of business consistent with past practice; (B) establish, adopt, enter into or amend any collective bargaining agreement (or other agreement or understanding with any trade union, works council or other employee representative body); (C) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or settlement under any Benefit Plan; (D) transfer the sponsorship of any Benefit Plan to or from any Citigroup Contributed Subsidiary or Morgan Stanley Contributed Subsidiary, as the case may be; or (E) in the case of any Citigroup Key Contributed Business Individual or Morgan Stanley Key Contributed Business Individual, as the case may be, or any individual who is intended to be a Citigroup Key Contributed Business Individual or Morgan Stanley Key Contributed Business Individual, in each case who is described in subclause (1) of the definition of Citigroup Contributed Business Individual and Morgan Stanley Contributed Business Individual in clause (v) above, enter into any Employment Agreement that provides for a multi-year compensation guarantee;

(vii)  other than pursuant to its existing business plan or budget, expend, or commit to expend, funds for capital expenditures (including loans) with respect to its Contributed Business, or for which any Contributed Subsidiaries would be liable, in excess of $10 million in the aggregate;

(viii)  (A) permit any Contributed Subsidiary to make any acquisition (including by merger, consolidation or other business combination) of another Person or business in excess of $50 million individually or $75 million in the aggregate, or (B) make any acquisition or permit any Subsidiary to make any acquisition (including by merger, consolidation or other business combination) of another Person or business in excess of $50 million individually or $75 million in the aggregate, if such Person or business would primarily constitute Contributed Assets, in each of the foregoing clauses (A) and (B) whether by purchase of stock or securities or contributions to capital, except for contributions of capital to other Contributed Subsidiaries;

(ix)       waive, release, assign, settle or compromise any Claim of, against or affecting its Contributed Business (whether or not existing on the date of this Agreement) if such Claim, or the waiver, release, assignment, settlement or compromise thereof, would result in (A) the issuance of an Order that would affect Company Entities in any material respect after the Closing, (B) would involve an admission of wrongdoing with respect to a material matter by any of the Company Entities or with respect to the Contributed Businesses or (C) would involve the payment of monetary damages in excess of $25 million or otherwise involve a Claim with an amount in excess of $25 million;

(x)  except as may be required as a result of a change in GAAP, change any of the financial accounting methods, practices or material policies used by such Party with respect to its Contributed Business, in each case as set forth in, or used in the preparation of, the Financial Statements of the Citigroup Contributed Business or the Financial Statements of the Morgan Stanley Contributed Business, as applicable;

(xi)  except as may be required by a change in Law, settle or compromise any liability for Taxes, make, change or revoke any Tax election, agree to any adjustment of any Tax attribute, surrender any claim for a refund of Taxes, file any amended Tax Return or obtain any Tax ruling, in each case with respect to the Contributed Business or any Contributed Subsidiary, if such action would be reasonably likely to have an adverse effect on the Company or any of its Subsidiaries after the Closing that, individually or in the aggregate, is material;

(xii)  (A) enter into any Material Contract that would constitute a Contributed Asset or a Contributed Liability, or to which any Contributed Subsidiary would be a party or otherwise obligated thereunder, or amend, extend, renew, terminate or waive any rights under any such Material Contract, or (B) permit any Subsidiary to do any of the foregoing;

(xiii)  enter into any “non-compete,” “non-solicit,” exclusivity, preferred provider, most favored nations, take or pay or similar agreement that would materially restrict the business and operations of the Company or the Contributed Subsidiaries following the Closing, including but not limited to their ability to solicit customers or employees;

(xiv)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Contributed Subsidiary; or

(xv)  enter into, or cause any Subsidiary of such Party with respect to its Contributed Business to enter into, any contract, commitment or understanding with respect to any of the foregoing;

provided, however, that the foregoing provisions of Section 4.1(a) and (b) shall not be construed or interpreted to prevent either Party or their respective Subsidiaries from engaging in any activity with respect to their businesses which do not pertain to or impact their respective Contributed Subsidiaries or Contributed Businesses.

Section 4.2  Access to Information.

(a)  Between January 13, 2009 and the Closing, each Party (the “Delivering Party”) shall, and shall cause its Subsidiaries to, give the other Party (the “Requesting Party”) and its representatives reasonable access during normal business hours to the properties, books and records of the Delivering Party’s Contributed Business and furnish them with such information and documents in its possession relating to such Contributed Business as the Requesting Party may from time to time reasonably request in connection with the consummation of the transactions contemplated hereby and the performance of the Requesting Party’s obligations hereunder; provided that the Requesting Party shall not unreasonably interfere with the conduct of business of the Delivering Party or any of its Subsidiaries; provided, further, that the furnishing of such documents or information shall not violate confidentiality obligations to a client or other third party or jeopardize the attorney-client privilege of the Delivering Party or any of its Subsidiaries (in which case the Parties will use their reasonable best efforts to institute appropriate substitute disclosure arrangements, to the extent practical in the circumstances); provided, further, that no Party shall be required to disclose information that is, in its reasonable judgment, competitively sensitive; and provided, further, that neither Party shall be required to disclose information in violation of applicable Law, including information as to Contributed Business Individuals in violation of the Health Insurance Portability and Accountability Act.  All such requests for access to properties, books and records shall be made to such representatives of Citigroup or Morgan Stanley, as appropriate, as are designated in writing by such party from time to time (the “Designated Representatives”), which Designated Representatives shall be solely responsible for coordinating all such requests and all access permitted hereunder.

(b)  All such information and other documents obtained or provided pursuant to this Section 4.2 shall be subject to the Confidentiality Agreement and, after the Closing, Section 6.6 of the LLC Agreement and the Letter Agreement Regarding Implementation of Morgan Stanley Smith Barney Information Sharing Guidelines between Morgan Stanley and Citigroup, dated as of May 31, 2009.

(c)  Each of Citigroup and Morgan Stanley agrees (i) to hold all of the books and records related to the Citigroup and Morgan Stanley Contributed Businesses, respectively, that are not transferred to the Company hereunder, and not to destroy or dispose of any thereof, for a period of seven years (unless a longer period is required by applicable Law) from the Closing Date and (ii) following the Closing Date, to provide the other Party, its accountants and legal counsel, during normal business hours, upon reasonable request, reasonable access to such books and records, to the extent that such access may be requested as required to respond to any inquiry or investigation by any Governmental Authority.  Each of Citigroup and Morgan Stanley shall have the same rights, and the Company and its Subsidiaries shall have the same obligations, as are set forth above in this Section 4.2(c) with respect to any non-privileged records pertaining to the Citigroup Contributed Business or the Morgan Stanley Contributed Business that are transferred to the Company.

Section 4.3  Consents; Conditions; Further Assurances.

(a)  Between January 13, 2009 and the Closing, each of the Parties hereby agrees to use its reasonable best efforts to do or cause to be done all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with the other in connection with the foregoing, including using their reasonable best efforts (i) to obtain, and to cause the Parties’ respective Subsidiaries and other controlled Affiliates to use their respective reasonable best efforts to obtain, any and all Governmental Approvals and Third Party Approvals required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including, but not limited to, any and all Governmental Approvals and Third Party Approvals to separate the Excluded Businesses), (ii) to comply, and cause their respective Subsidiaries and other controlled Affiliates to use their respective reasonable best efforts to comply, with all conditions and covenants applicable or related to them as contemplated by this Agreement and the other Transaction Documents, (iii) to defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or by the other Transaction Documents and (iv) to do, and cause their respective Subsidiaries and other controlled Affiliates to use their respective reasonable best efforts to do, all such other acts as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby and by the other Transaction Documents.  Notwithstanding the foregoing, in the case of any Third Party Approval, in no event shall Citigroup or Morgan Stanley be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with its obligations under this Section 4.3(a) (it being agreed that any such payments shall be borne by the Company).

(b)  Without limiting the foregoing, between January 13, 2009 and the Closing, each Party shall file, or cause to be filed, as promptly as practicable, in each case in form and content in compliance with applicable Laws, each registration, report, statement, notice, form or other filing requested or required to be filed by any such Party or its Subsidiaries with the applicable Governmental Authority under the HSR Act, the Exchange Act, the Securities Act, the Advisers Act or any other similar Law in connection with the transactions contemplated by the Transaction Documents.

(c)  Subject to applicable legal limitations and the instructions of any Governmental Entity, each Party shall use reasonable best efforts to keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and by the Transaction Documents, and each Party shall coordinate and cooperate prior to the Closing with the other Party in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other Party in connection with any of the actions contemplated by this Section 4.3, including, without limitation, (i) cooperating with the other Party in connection with any filings required to be made under the HSR Act or other antitrust, competition, trade regulatory, securities, or other Laws of any Governmental Authority or any regulations issued thereunder, including, with respect to the Party making a filing, (ii) furnishing to the other Party all information required for any such application or filing with a Governmental Authority, (iii) promptly notifying the other Party of, and furnishing the other Party with copies of, any material written communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement and the Transaction Documents, (iv) permitting the other Party to review in advance and considering in good faith the views of the other Party in connection with any such proposed communication, filing or application made to any Governmental Authority, (v) providing the other Party and its counsel with advance notice of any substantive discussion, telephone call or meeting with any Governmental Entity in respect of any material filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement or the other Transaction Documents and (vi) promptly notifying the other Party of any written notice or other communication from any party to any material contract or agreement to the effect that such party is terminating or otherwise materially adversely modifying its relationship with respect to the Contributed Business as a result of the transactions contemplated by this Agreement.

(d)  At all times prior to the Closing Date, each Party shall promptly notify the other Party in writing of any fact, condition, event or occurrence that would reasonably be expected to result in the failure of any of the conditions contained in Section 5.2, in the case of Citigroup, and Section 5.1, in the case of Morgan Stanley, promptly upon becoming aware of the same; provided, however, that no Party may elect not to proceed to the Closing based solely on any failure to so notify.

(e)  Without limiting the foregoing provisions of this Section 4.3, if (i) a Law is enacted or (ii) a Governmental Authority issues, or seeks the issuance of, an Order of the type that would cause any of the closing conditions set forth in Sections 5.1(c) and 5.2(c) not to be satisfied, the Parties shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to obtain the elimination of such Law or the lifting, withdrawal or termination of such Order or the termination of the efforts by such Governmental Authority to obtain the issuance of such an Order at the earliest practicable time and/or to negotiate in good faith to implement alternative arrangements that will permit the Closing and the consummation of the transactions contemplated hereby to be consummated without a violation of such Law or Order and without altering in any material respect the rights or obligations of the Parties under this Agreement or any other Transaction Document.

(f)  If and to the extent that the valid, complete and perfected transfer or assignment (or novation, if applicable) to any of the Company Entities of any Contributed Assets (or from a Contributed Subsidiary of any asset that is not a Contributed Asset), including in connection with the Citigroup Reorganization and the Morgan Stanley Reorganization, would be a violation of applicable Laws or require any Governmental Approval and/or Third Party Approval in connection with the Closing, then, the applicable transfer or assignment shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Governmental Approvals and/or Third Party Approvals have been obtained.  Notwithstanding the foregoing, any such asset shall be deemed a Contributed Asset for purposes of determining whether any liability is a Contributed Liability.  If the transfer or assignment of any assets intended to be transferred or assigned hereunder is not consummated prior to or at the Closing, whether as a result of the provisions of this Section 4.3(f) or for any other reason, then each Party shall, or shall cause the relevant Subsidiary which is retaining such asset to, (i) continue to use reasonable best efforts to obtain any such Governmental Approval and/or Third Party Approval after the Closing (or in lieu thereof agree after the Closing with the counterparty to replace any such Contributed Asset) until such time as such Governmental Approval and/or Third Party Approval (or substitute or replacement in lieu thereof) has been obtained, (ii) hold such asset from and after the Closing for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto), and (iii) take such other actions as may be reasonably requested by the Person to whom such asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such assets, are to inure from and after the Closing to the Person otherwise entitled to have such asset in accordance with the terms of this Agreement or any other Transaction Document.  Without limiting the foregoing, at the reasonable request and expense of the other Party, each Party shall cooperate with the other to enforce any rights or remedies the Party or its Subsidiaries may have with respect to any asset the transfer of which is delayed or not completed whether as a result of a required Governmental Approval and/or Third Party Approval or otherwise.  If and when the

Governmental Approvals and/or Third Party Approvals, the absence of which caused the deferral of transfer of any asset pursuant to this Section 4.3(f), are obtained, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement and/or the applicable Transaction Document.  The Person retaining an asset due to the deferral of the transfer of such asset shall not be obligated, in connection with this Section 4.3(f), to expend any money unless the necessary funds are advanced by the Person entitled to the asset pursuant to this Agreement or the relevant Transaction Document, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such asset.

(g)  Prior to and after the Closing, each Party, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or liabilities of any nature whatsoever that constitute Excluded Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements so that, in any such case, the Company Entities will have no liability or responsibility for such obligations or liabilities; provided, however, that no Party shall be obligated to pay any consideration therefor to any third party (who is not a Subsidiary or Affiliate of such Party) from whom such consents, approvals, substitutions and amendments are requested.  If the applicable Party is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, it shall continue to pay, perform and discharge fully all such obligations or other liabilities and shall indemnify the Company Entities, the other Party and the Indemnitees in accordance with the terms of this Agreement.

(h)  The provisions of Section 4.3(f) and (g) shall survive the Closing.

Section 4.4  Sufficiency of Assets.

(a)  To the extent that, after the Closing, any Self-Clearing Date or any Delayed Contribution Date, as applicable, the Company or either Party discovers that an asset or liability was erroneously included as a Contributed Asset or Contributed Liability: (x) the applicable Company Entity that acquired or retained such asset shall, subject to Section 4.3(f), transfer such asset to the applicable transferor Party thereof in exchange for a payment by such Party of an amount in cash equal to the reported value of such asset on the applicable Final Closing Balance Sheet or applicable Final Self-Clearing Balance Sheet, and (y) the applicable Company Entity that acquired or retained such liability shall, subject to Section 4.3(g), transfer such liability to the applicable transferor Party thereof and shall make a payment to such Party of an amount in cash equal to the reported value of such liability on the applicable Final Closing Balance Sheet or applicable Final Self-Clearing Balance Sheet.

(b)  To the extent that, after the Closing, any Self-Clearing Date or any Delayed Contribution Date, as applicable, the Company or either Party discovers an asset or liability that should have been included as a Contributed Asset or Contributed Liability (including as necessary to make the representations set forth in Sections 3.1(h), 3.1(l), 3.1(m), 3.2(h), 3.2(l), and 3.2(m) accurate): (x) the Party that should have transferred such asset shall, subject to Section 4.3(f), transfer such asset to the Company and in exchange receive a payment from the Company of an amount in cash equal to the value of such asset, in the case of a

Citigroup Introducing Asset, a Morgan Stanley Introducing Asset, a Citigroup Delayed Contribution Asset or a Morgan Stanley Delayed Contribution Asset as of the Closing Date or, in the case of a Citigroup Self-Clearing Asset or Morgan Stanley Self-Clearing Asset, as of the applicable Self-Clearing Date (in each case as initially determined in good faith by the Company and notified to the Parties) as if it had been included in the applicable Final Closing Balance Sheet or applicable Final Self-Clearing Balance Sheet and (y) the Party that should have transferred such liability shall, subject to Section 4.3(g), transfer such liability to the Company, and such Party shall pay to the Company an amount in cash equal to the value of such liability as of the Closing Date or, in the case of a Citigroup Self-Clearing Liability or Morgan Stanley Self-Clearing Liability, as of the applicable Self-Clearing Date (in each case as initially determined in good faith by the Company and notified to the Parties) as if it had been included in the applicable Final Closing Balance Sheet or applicable Final Self-Clearing Balance Sheet; provided that any disagreement between the Parties as to the value of any such asset or liability shall be resolved by following the procedures set forth in Section 2.10(b) and Section 2.11(d).

(c)  Prior to the Closing, Citigroup and Morgan Stanley agree that they will not and will not permit any of their Affiliates, directly or indirectly, to (i) solicit or hire any of the financial advisors of the Citigroup Contributed Business or the Morgan Stanley Contributed Business or (ii) conduct a solicitation program that is specifically focused on customers or clients of the Citigroup Contributed Business or the Morgan Stanley Contributed Business, respectively, in their capacities as such (it being understood that (x) each Party may continue to have contacts with such customers and clients in the ordinary course of its respective business, consistent with past practice, and (y) nothing shall prohibit the general solicitation of qualifying Citigroup employees for purposes of becoming private banking or retail bank customers of Citigroup).

(d)  Prior to Closing, the Parties will work together in good faith to determine whether there is any (i) owned Intellectual Property (other than any Trademarks) that is a Citigroup Excluded Asset or a Morgan Stanley Excluded Asset that is reasonably necessary in any material respect for the operation of the Citigroup Contributed Business or the Morgan Stanley Contributed Business, as applicable, as conducted on January 13, 2009 or (ii) any Citigroup Contributed IP or Morgan Stanley Contributed IP that is necessary in any material respect for the operation of the Citigroup Excluded Businesses or the Morgan Stanley Excluded Businesses, as applicable, as conducted on January 13, 2009.  If, in the case of clause (i) above, the Parties determine that there is any owned Intellectual Property (other than any Trademarks) that is necessary in any material respect for the operation of the Citigroup Contributed Business or the Morgan Stanley Contributed Business, as applicable, the Company and the applicable Party will enter into a non-exclusive, non-transferable license on terms consistent with past practice to allow the Company to use such Intellectual Property in connection with the operation of its business.  If, in the case of clause (ii) above, the Parties determine that there is any Citigroup Contributed IP or Morgan Stanley Contributed IP that is necessary in any material respect for the operation of the Citigroup Excluded Businesses or the Morgan Stanley Excluded Businesses, as applicable, the Company and the applicable Party will enter into a non-exclusive, non-transferable license on terms consistent with past practice to use such Intellectual Property in connection with the operation of the Citigroup Excluded Businesses or the Morgan Stanley Excluded Businesses, as applicable; provided that, in the case of Trademarks, any such license shall be granted for an initial period of 6 months and may be extended for an additional 6 month period with the consent of the grantor, such consent not to be unreasonably withheld.

(e)  The provisions of Section 4.4 shall survive the Closing.

Section 4.5  Tax Matters.

(a)  Tax Indemnification.

(i)  Morgan Stanley shall be responsible for and shall indemnify the other Party, the other Party’s Affiliates and the Company Entities and their respective Affiliates and hold them harmless from, without duplication, all liability for (A) Morgan Stanley Excluded Taxes (except to the extent expressly included and provided for in the calculation of Morgan Stanley Introducing Tangible Book Value reflected in the Final Closing Balance Sheet of the Morgan Stanley Introducing Business (excluding any liability or reserve for deferred Taxes established to reflect timing differences between book and Tax income)); (B) Taxes arising from or in connection with any breach by Morgan Stanley or any of its Subsidiaries of any representation contained in Section 3.2(j) or any covenant contained in Section 2.2(a) – (c) and (e), 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 4.1(b), 4.5, 4.8 or 4.10(d) of this Agreement; (C) the Tax Equivalent Amount with respect to any Excess Flow-Through Income required to be included in gross income by Citigroup or any of its Affiliates with respect to any Morgan Stanley Contributed Subsidiary; (D) any Taxes imposed on any Company Entity that are attributable to a failure by such entity to comply with any federal, state, local or foreign Tax reporting or withholding requirement during the 9-month period beginning on the Closing Date, if such failure is due to the use by such entity of any procedure established by Morgan Stanley or any of its Affiliates and in place as of the Closing Date for the solicitation, collection and maintenance of any forms, certifications and other information or otherwise is due to any form, certification or other required information in place as of the Closing Date (or the absence of any such form, certification or information as of the Closing Date), except to the extent that such failure is due to a change in Law following the Closing or to the extent such failure is attributable to a breach by the Company of the covenant contained in Section 4.5(k); (E) any Taxes imposed on any Company Entity that arise from or are attributable to the actual or deemed liquidation, for federal income tax purposes, of any entity listed on Schedule 3.2(j)(i) other than Bank Morgan Stanley AG; and (F) all costs and expenses (including but not limited to legal fees and expenses) attributable to any item in clauses (A) through (E).

(ii)  Citigroup shall be responsible for and shall indemnify the other Party, the other Party’s Affiliates and the Company Entities and their respective Affiliates and hold them harmless from, without duplication, all liability for (A) Citigroup Excluded Taxes (except to the extent expressly included and provided for in the calculation of Citigroup Introducing Tangible Book Value reflected in the Final Closing Balance Sheet of the Citigroup Introducing Business (excluding any liability or reserve for deferred Taxes established to reflect timing differences between book and Tax income)); (B) Taxes arising from or in connection with any breach by Citigroup or any of its Subsidiaries of any representation contained in Section 3.1(j) or any covenant contained in Section 2.2(a) – (c) and (e), 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 4.1(b), 4.5, 4.8 or 4.10(d) of this Agreement; (C) the Tax Equivalent Amount with respect to any Excess Flow-Through Income required to be included in gross income by Morgan Stanley or any of its Affiliates with respect to any Citigroup Contributed Subsidiary; (D) any Taxes imposed on any Company Entity that are attributable to a failure by such entity to comply with any federal, state, local or foreign Tax reporting or withholding requirement during the 9-

month period beginning on the Closing Date, if such failure is due to the use by such entity of any procedure established by Citigroup or any of its Affiliates and in place as of the Closing Date for the solicitation, collection and maintenance of any forms, certifications and other information or otherwise is due to any form, certification or other required information in place as of the Closing Date (or the absence of any such form, certification or information as of the Closing Date), except to the extent that such failure is due to a change in Law following the Closing or to the extent such failure is attributable to a breach by the Company of the covenant contained in Section 4.5(k); (E) any Taxes imposed on any Company Entity that arise from or are attributable to the actual or deemed liquidation, for federal income tax purposes, of any entity listed on Schedule 3.1(j)(i) attached to this Agreement; and (F) all costs and expenses (including but not limited to legal fees and expenses) attributable to any item in clauses (A) through (E).

(iii)  The Company shall be responsible for and shall indemnify Citigroup, Morgan Stanley, and their respective Affiliates and hold them harmless from all liability for Applicable Taxes with respect to the portion of any Straddle Period that begins after the Closing Date.

(iv)  Any indemnity payment to be made pursuant to this Section 4.5(a) shall be paid in full within fifteen (15) Business Days after the indemnified party makes written demand upon the indemnifying party or, if later, five (5) Business Days prior to the date on which such amount is required to be paid to the relevant Governmental Authority or other Third Party.  The written notice shall set forth in reasonable detail the calculation of the amount for which indemnification is sought and the circumstances giving rise to the indemnity claim.

(v)  In the case of any Applicable Taxes with respect to a Straddle Period, (A) real, personal and intangible property Taxes (“Property Taxes”) of or with respect to the applicable Contributed Subsidiary or Contributed Business allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (B) Taxes (other than Property Taxes and Taxes arising from an action on the Closing Date after the Closing outside of the ordinary course of business (other than Taxes attributable to an action taken by, or at the direction of, the contributing Party)) of or with respect to the applicable Contributed Subsidiary or Contributed Business allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended on and included the Closing Date, provided, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period.  Each Contributed Subsidiary that is classified as a partnership or “flow-through” entity for Tax purposes shall be treated as if its taxable year ended as of the close of business on the Closing Date and Taxes attributable to the income and gain of each such entity through the close of business on the Closing Date, determined based on a “closing of the books,” shall be considered to be attributable to the Pre-Closing Tax Period.

(vi)  A Party’s obligations to make an indemnity payment pursuant to Section 4.5(a) shall be net of any Tax benefits actually realized by the indemnified party by reason of the incurrence or payment of the indemnified liability and shall be increased by any Tax costs incurred by the indemnified party as a result of the receipt of the indemnity payment.

(b)  Tax Contests.

(i)  Morgan Stanley shall have the right to represent the interests of each of the Morgan Stanley Contributed Subsidiaries in, and to control the conduct of, any Tax audit or administrative or court proceeding (a “Tax Contest”) with respect to any taxable period of such Subsidiary that ends on or prior to the Closing Date.

(ii)  Citigroup shall have the right to represent the interests of each of the Citigroup Contributed Subsidiaries in and to control the conduct of any Tax Contest with respect to any taxable period of such Subsidiary that ends on or prior to the Closing Date.

(iii)  The Company and Citigroup shall jointly represent the interests of each of the Citigroup Contributed Subsidiaries in any Tax Contest to the extent relating to a Straddle Period of any such Subsidiary.  The Company and Morgan Stanley shall jointly represent the interests of each of the Morgan Stanley Contributed Subsidiaries in any Tax Contest to the extent relating to a Straddle Period of any such Subsidiary.

(iv)  If the resolution of any Tax Contest with respect to a Pre-Closing Tax Period or a Straddle Period would reasonably be expected to result in a material increase in the amount of Taxes required to be borne by the Party not in control of such Tax Contest (the “Non-Controlling Tax Party”) or would reasonably be expected to result in the Non-Controlling Tax Party having an obligation to make an indemnity payment pursuant to Section 4.5(a), (A) the Party in control of such Tax Contest (the “Controlling Tax Party”) shall keep the Non-Controlling Tax Party informed of any proceedings, events and developments relating to or in connection with such Tax Contest; (B) the Non-Controlling Tax Party shall be entitled to receive copies of all material correspondence and documents relating to such Tax Contest; and (C) if requested, the Controlling Tax Party shall consult with the Non-Controlling Tax Party or its counsel and shall not enter into any settlement or compromise with respect to any such Tax Contest that could result in an adverse effect on the Non-Controlling Tax Party that is material without the Non-Controlling Tax Party’s prior written consent, which consent shall not be unreasonably withheld.

(c)  Preparation and Filing of Tax Returns.

(i)  Morgan Stanley shall timely prepare and file, or cause to be timely prepared and filed, on a basis consistent with past practice, all Tax Returns of any Morgan Stanley Contributed Subsidiary and all Tax Returns required to be filed with respect to the Morgan Stanley Contributed Business for all taxable periods that end on or before the Closing Date.  Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), the Company shall not amend (and shall not permit any of its Subsidiaries to amend) any such Tax Returns without the prior written consent of Morgan Stanley, such consent not to be unreasonably withheld.

(ii)  Citigroup shall timely prepare and file, or cause to be timely prepared and filed, on a basis consistent with past practice, all Tax Returns of any Citigroup Contributed Subsidiary and all Tax Returns required to be filed with respect to the Citigroup Contributed Business for all taxable periods that end on or before the Closing Date.  Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), the Company shall not amend (and shall not permit any of its Subsidiaries to amend) any such Tax Returns without the prior written consent of Citigroup, such consent not to be unreasonably withheld.

(iii)  The Company shall timely prepare and file, or cause to be timely prepared and filed, on a basis consistent with past practice, all Tax Returns of any Contributed Subsidiary required to be filed with respect to a Straddle Period of such Subsidiary.  The Company shall furnish any such Tax Return that is material to the Party that contributed such Contributed Subsidiary for such Party’s review and comment at least thirty (30) days prior to the due date (taking into account all applicable extensions) for filing such Tax Return.  Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), the Company shall not amend (and shall not permit any of its Subsidiaries to amend) any such Tax Returns without the prior written consent of the Party that contributed such Contributed Subsidiary, such consent not to be unreasonably withheld.

(d)  Cooperation.  Each of Morgan Stanley, Citigroup, and the Company shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to reasonably cooperate, with respect to Tax matters.  Morgan Stanley, Citigroup and the Company agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Contributed Subsidiaries and Contributed Businesses as is reasonably necessary for the filing of any Tax Return, the preparation for any audit and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, in each case, with respect to a Pre-Closing Tax Period or a Straddle Period of a Contributed Subsidiary.  The Parties shall reasonably cooperate to (i) identify all Tax-related information with respect to the Contributed Businesses that is held by Citigroup, Morgan Stanley or their respective Affiliates and is reasonably necessary for the preparation of any Tax Return of a Company Entity, (ii) agree on the format in which such documentation will be provided to the Company Entities, and (iii) take all actions reasonably necessary to transfer such information to the Company at the Closing.

(e)  Refunds.  Except to the extent reflected as an asset in the Final Closing Balance Sheet of the Citigroup Contributed Business or the Morgan Stanley Contributed Business, as applicable, any refunds of Applicable Taxes for any taxable period that ends on or prior to the Closing Date actually received or applied against a Tax liability of a Contributed Subsidiary, the Company or any of its Affiliates after the Closing Date shall be for the account of the Party that contributed such Contributed Subsidiary or such Contributed Business.  The Company shall be entitled to any refund of Applicable Taxes for any taxable period beginning after the Closing Date.  Any refunds of Applicable Taxes with respect to a Straddle Period shall be apportioned equitably between the Company and the Party that contributed such Contributed Subsidiary or such Contributed Business.  Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to a refund of Taxes, the amount of such refund within ten (10) days after such refund is received, in each case net of any costs to the Party receiving the refund.

(f)  Characterization of Certain Transactions.  Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), the Parties agree to treat, for federal income tax purposes, (i) the transactions described in Section 2.4(b), 2.4(c) and 2.6(h)(i) hereof as contributions described in Section 721(a) of the Code, (ii) the transactions described in Section 2.4(l) and 2.6(h)(ii) hereof as a purchase by Morgan Stanley or one of its Affiliates and a sale by Citigroup or one of its Affiliates of a partnership interest in the Company, (iii) the contributions of the Self-Clearing Businesses on the Self-Clearing Date(s) as contributions described in Section 721(a) of the Code, and (iv) the transfers of the Delayed Contribution Businesses (other than the Managed Futures Business), to the extent such transfers are structured as contributions to the Company (rather than as purchases by the Company with cash previously contributed to the Company) as contributions described in Section 721(a) of the Code.

(g)  Tax Sharing Agreements.  Citigroup shall terminate or cause to be terminated prior to the Closing any Tax sharing agreement or arrangement to which any Citigroup Contributed Subsidiary, on the one hand, and Citigroup or any of its Affiliates, on the other hand, are parties.  Morgan Stanley shall terminate or cause to be terminated prior to the Closing any Tax sharing agreement or arrangement to which any Morgan Stanley Contributed Subsidiary, on the one hand, and Morgan Stanley or any of its Affiliates, on the other hand, are parties.  No party shall have any rights or obligations under any such agreements following the Closing.

(h)  Transfer Taxes.  Any irrecoverable excise, sales, use, transfer, real property transfer, documentary, stamp or similar Taxes (“Transfer Taxes”) resulting from the transfer of the Contributed Assets to the Company and the transaction described in Section 2.4(l) shall be borne equally by Morgan Stanley, on the one hand, and Citigroup, on the other; provided, that, solely with respect to transfers of Contributed Assets from an entity organized in the United States, any state thereof or the District of Columbia to the Company, (i) Morgan Stanley shall be responsible for and shall bear any incremental Transfer Taxes arising from or attributable to any failure by Morgan Stanley or any of its Affiliates to comply with the transaction steps described in Schedule 4.5(h)(1), and (ii) Citigroup shall be responsible for and shall bear any incremental Transfer Taxes arising from or attributable to any failure by Citigroup or any of its Affiliates to comply with the transaction steps described in Schedule 4.5(h)(2).  Except as otherwise provided in the Transaction Documents (other than this Agreement) with respect to the transactions contemplated thereby, all other Transfer Taxes arising from the transactions contemplated in this Agreement shall be the responsibility of the Party that incurs such Tax; provided, however, that any Australian stamp duty resulting from the transfer of Contributed Assets specified in Schedule 4.5(h)(3) to Citi Smith Barney Pty Ltd. prior to the contribution of Citi Smith Barney Pty Ltd. to the Company shall be borne equally by Morgan Stanley, on the one hand, and by Citigroup, on the other.  The Parties shall reasonably cooperate to minimize the aggregate amount of Transfer Taxes.

(i)  Successor Information Reporting.  The Company and the Parties hereby agree to cooperate to evaluate whether it will be commercially practical to use the “alternative procedure” described in Section 5 of Revenue Procedure 99-50, 1999-2 C.B. 757, for each Party’s information reporting obligations on all Forms 1042-S, all Forms in series 1098, 1099, and Form 5498 with respect to customers of the Contributed Businesses for the calendar year that includes the Closing Date, and, if the parties so agree, to implement such procedure.

(j)  Exclusivity.  Anything in this Agreement to the contrary notwithstanding, indemnification for Taxes, including indemnification for Excluded Taxes and for breaches of any representation or warranty set forth in Section 3.1(j) or 3.2(j) or any covenant specified in Section 4.5(a)(i)(B) or 4.5(a)(ii)(B), and the procedures with respect thereto shall be governed exclusively by this Section 4.5, and the provisions of Article 6 shall not apply; provided that indemnification for Taxes arising out of a breach of any covenant in this Agreement (other than the covenants specified in Section 4.5(a)(i)(B) or 4.5(a)(ii)(B)) shall be governed by Article 6. Anything in Article 6 to the contrary notwithstanding, the representations set forth in Section 3.1(j) and 3.2(j) and the provisions of this Section 4.5 shall survive until 90 days after the expiration of the applicable statute of limitations with respect to matters covered thereby.

(k)  Prior to the Closing, if either Party holds Tax Documentation that, when contributed or made available to the Company, would not permit the Company to rely on such Tax Documentation in order to comply with any federal, state, local or foreign Tax reporting or withholding requirement (the “Compliance Requirements”), the Company and the Parties shall use commercially reasonable efforts to take such actions, including pursuing an agreement with, or ruling or other administrative guidance from, the IRS (a “Compliance Ruling”) prior to the Closing Date, to enable the Company to satisfy the Compliance Requirements through reliance on such Tax Documentation.  From and after the Closing, if management of the Company has actual knowledge that any Tax Documentation contributed or made available to the Company by the Parties or their respective Affiliates is insufficient to enable the Company to satisfy the Compliance Requirements, the Company and the Parties shall use commercially reasonable efforts to take such actions, including pursuing a Compliance Ruling after the Closing Date, that would enable the Company to satisfy the Compliance Requirements.  The Parties shall, and shall cause the Company to, cooperate in good faith in furtherance of this Section 4.5(k).

(l)  Adjustments to Certain Defined Terms.  (i) in the case of a Citigroup Self-Clearing Business, references to “Closing” or “Closing Date” contained in the definitions of “Citigroup Excluded Taxes,” “Pre-Closing Tax Period,” “Straddle Period” and in Sections 4.5(a) through (e), (g), (i) and (k), shall be references to the relevant Citigroup Self-Clearing Date, and references to “Citigroup Introducing Tangible Book Value” and “Final Closing Balance Sheet of the Citigroup Introducing Business” shall be references to “Citigroup Self-Clearing Tangible Book Value” and “Final Self-Clearing Balance Sheet of the Citigroup Self-Clearing Business,” respectively; provided, however, that solely for purposes of  subclause (D) of Section 4.5(a)(ii), references to “Closing” or “Closing Date” shall be references to the Citigroup Self-Clearing Date with respect to the final contribution of the Citigroup Self-Clearing Business; (ii) in the case of any Citigroup Delayed Contribution Business, references to “Closing” or “Closing Date” contained in the definitions of “Citigroup Excluded Taxes,” “Pre-Closing Tax Period,” “Straddle Period” and in Sections 4.5(a) through (e), (g), (i) and (k) of the Contribution Agreement, shall be references to the relevant Delayed Contribution Date; (iii)  in the case of a Morgan Stanley Self-Clearing Business, references to “Closing” or “Closing Date” contained in the definitions of “Morgan Stanley Excluded Taxes,” “Pre-Closing Tax Period,” “Straddle Period” and in Sections

4.5(a) through (e), (g), (i) and (k), shall be references to the relevant Morgan Stanley Self-Clearing Date, and references to “Morgan Stanley Introducing Tangible Book Value” and “Final Closing Balance Sheet of the Morgan Stanley Introducing Business” shall be references to “Morgan Stanley Self-Clearing Tangible Book Value” and “Final Self-Clearing Balance Sheet of the Morgan Stanley Self-Clearing Business,” respectively; provided, however, that solely for purposes of subclause (D) of Section 4.5(a)(i), references to “Closing” or “Closing Date” shall be references to the Morgan Stanley Self-Clearing Date with respect to the final contribution of the Morgan Stanley Self-Clearing Business; and (iv) in the case of any Morgan Stanley Delayed Contribution Business, references to “Closing” or “Closing Date” contained in the definitions of “Morgan Stanley Excluded Taxes,” “Pre-Closing Tax Period,” “Straddle Period” and in Sections 4.5(a) through (e), (g), (i) and (k) of the Contribution Agreement, shall be references to the relevant Delayed Contribution Date.

(m)  Certain Non-US Tax Matters.

(i)  Notwithstanding the contribution of Quilter Holdings Limited as part of the Citigroup Contributed Business pursuant to this Agreement, Morgan Stanley and Citigroup acknowledge and agree that:

(A)  Morgan Stanley and/or its Subsidiaries, as applicable, shall remain liable after Closing to the extent provided in: (i) the agreement relating to the sale and purchase of the entire issued share capital of Quilter Holdings Limited dated 12 December 2006; and (ii) the tax deed of covenant in respect of the sale of Quilter Holdings Limited dated 28 February 2007, both entered into by Morgan Stanley Group (Europe) and Citibank Investments Limited (together, the “2006/2007 Quilter Agreements”);

(B)  to the extent that any liability arises in Quilter Holdings Limited for which Citibank Investments Limited has a claim against Morgan Stanley Group (Europe) under the 2006/2007 Quilter Agreements (or would have had such a claim if Quilter Holdings Limited had not been contributed pursuant to this Agreement, any loss or liability suffered by Citigroup pursuant to its obligations under this Agreement in respect of such liability shall be deemed to be a loss of Citibank Investments Limited for the purposes of the 2006/2007 Quilter Agreements (but only to the extent of such claim for indemnification under this Agreement);

(C)  the contribution of Quilter Holdings Limited pursuant to this Agreement shall not prevent any claim being brought under the 2006/2007 Quilter Agreements unless and to the extent otherwise specifically provided for in this Agreement; and

(D)  Morgan Stanley shall, and shall cause or procure its Subsidiaries and the Company Entities (as applicable) to, act in accordance to give effect to the rights under this Section 4.5(m)(i) and take such steps and provide such information and reasonable assistance as required by Citigroup and/or its Subsidiaries to exercise their rights under this Section 4.5(m)(i).

(ii)

(A)  Morgan Stanley agrees to pay, or procure that its Subsidiaries pay, to any Company Entity which is from time to time a member of the Morgan Stanley VAT Group (the “Relevant MS VAT Group Members”) on the due date for payment an amount equal to any VAT payable by any member of the Morgan Stanley VAT Group or recharge of any VAT payable by the representative member of the Morgan Stanley VAT Group attributable to any supplies, self-supplies, importations or acquisitions made or deemed to have been made for VAT purposes:

(1)  by or to those Relevant MS VAT Group Members before Closing; or

(2)  by or to members of the Morgan Stanley VAT Group (other than the Relevant MS VAT Group Members),

for which the Relevant MS VAT Group Members are or become liable on or after Closing by virtue of the failure of the representative member of the Morgan Stanley VAT Group to pay when due such VAT or (in the case of a recharge of such VAT) by virtue of any agreement or understanding between any member of the Morgan Stanley VAT Group and the representative member of the Morgan Stanley VAT Group, except, for the avoidance of doubt, to the extent that such VAT (in either case) is attributable to any supplies, self-supplies, importations or acquisitions made for VAT purposes by or to the Relevant MS VAT Group Members on or after Closing and except to the extent expressly provided for in the calculation of Morgan Stanley Tangible Book Value reflected in the Final Closing Balance Sheet of the Morgan Stanley Contributed Business.

(B)  The deeming provisions of Section 43(1) VAT Act 1994 (other than Section 43(1)(a) VAT Act 1994), or any equivalent VAT provision in respect of a jurisdiction outside of the UK, shall be disregarded in determining what supplies, self supplies, importations or acquisitions have been made or are deemed to have been made by or to any person for the purposes of this Section 4.5(m)(ii).

(iii)  Transfer pricing.  If, in relation to any transaction to which the Company Entities on the one hand and the Citigroup Entities or the Morgan Stanley Entities on the other hand are party (a “Relevant Transaction”), any adjustment for the purposes of corporation taxes imposed in the United Kingdom is made to the actual economic terms of the Relevant Transaction under Schedule 28AA of the Income and Corporation Taxes Act of 1988 of the United Kingdom

(as amended or substituted from time to time) (a “Transfer Pricing Amendment”), then the parties shall discuss, cooperate in good faith and agree to take within a reasonable time period such actions as are necessary to put the parties to the Relevant Transaction in the position they would have been in had the Transfer Pricing Adjustment not occurred in a manner which does not cause any material adverse Tax consequences in the United Kingdom or elsewhere for either the Company Entities, the Citigroup Entities and the Morgan Stanley Entities.

Section 4.6  Real Estate Matters.  Following the date hereof and prior to the Closing, the Parties shall prepare, execute and deliver, subject to Section 4.3(f):  (i) with respect to the Contributed Real Property, a special warranty deed in proper form for recording in the appropriate jurisdiction from the owner of each Contributed Real Property to one or more Company Subsidiaries, and (ii) with respect to the Contributed Leased Real Property, a direct or indirect assignment between the lessor as assignor and one or more Company Subsidiaries as assignees providing for the assignment of such Contributed Leased Real Property to one or more Company Subsidiaries.

Section 4.7  Transaction Documents.   Each Party shall negotiate in good faith and agree upon the full terms and conditions of the Transaction Documents in accordance with the terms set forth on the applicable Exhibits hereto; provided that, in the absence of such agreement on any Transaction Document, the terms set forth in the applicable Exhibit shall be deemed to be the full terms and conditions of such Transaction Document and shall be binding from and after the Closing unless and until superseded by a full agreement with respect to such Transaction Document mutually agreed by the Parties.  In addition, at and, if necessary, after the Closing, the Parties shall, and shall cause their respective Subsidiaries to, execute and deliver, to the extent applicable, all bills of sale and assignment, assumption agreements and any other instruments of transfer, assignment or conveyance necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 4.8  Actions by Subsidiaries.  Each of Citigroup and Morgan Stanley shall ensure that each of their respective Subsidiaries takes all actions necessary to be taken by such Subsidiaries in order to fulfill the obligations of Citigroup and Morgan Stanley, as the case may be, hereunder.  From the date of this Agreement until the Closing, Morgan Stanley will not permit the Company to engage in any activities or incur any liabilities other than in connection with the transactions contemplated by this Agreement.

Section 4.9  Negotiations with Others.  Until the Closing or the earlier termination of this Agreement, each of Citigroup and Morgan Stanley will not and will cause each of their respective Subsidiaries and representatives, as the case may be, not to, directly or indirectly, without the written consent of the other, initiate discussions or engage in negotiations concerning, or discuss, with any Person other than the other Party hereto and their representatives, any proposal regarding the acquisition of or joint venture with respect to all or part of the Citigroup Contributed Assets, the Citigroup Contributed Equity Interests, or the Citigroup Contributed Business, or the Morgan Stanley Contributed Assets, the Morgan Stanley Contributed Equity Interests or the Morgan Stanley Contributed Business, as the case may be.  Nothing in this Section 4.9 shall interfere with the ability of either Citigroup or Morgan Stanley to pursue or consider any merger or other business combination transaction involving such Party, other than any transaction that is reasonably likely to prevent the consummation of the transactions contemplated hereby.

Section 4.10  Termination of Agreements.

(a)  Except as set forth in Section 4.10(c), and subject to applicable Law, at the Closing, Citigroup shall, and shall cause each of its Subsidiaries that is not a Citigroup Contributed Subsidiary to, terminate, effective as of the Closing, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among any Citigroup Entity, on the one hand, and any Citigroup Contributed Subsidiary, on the other hand.  No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing.  Citigroup shall, and shall cause each Citigroup Entity to, and the Company shall and shall cause each Company Entity to, at the reasonable request of Citigroup or the Company, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b)  Except as set forth in Section 4.10(c), and subject to applicable Law, at the Closing, Morgan Stanley shall, and shall cause each of its Subsidiaries that is not a Morgan Stanley Contributed Subsidiary to, terminate, effective as of the Closing, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among any Morgan Stanley Entity, on the one hand, and any Morgan Stanley Contributed Subsidiary, on the other hand.  No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing.  Morgan Stanley shall, and shall cause each Morgan Stanley Entity to, and the Company shall and shall cause each Company Entity to, at the reasonable request of Morgan Stanley or the Company, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(c)  The provisions of Section 4.10(a) and 4.10(b) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):  (i) this Agreement and any other Transaction Document (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Document to be entered into by any of the Parties hereto or any of their respective Affiliates), (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 4.10(c), (iii) any agreements, arrangements, commitments or understandings to which any Person other than the Parties hereto and their respective Wholly-Owned Subsidiaries is a party (it being understood that to the extent that the rights and obligations of the Parties and their respective Affiliates under any such agreements, arrangements, commitments or understandings constitute Contributed Assets or Contributed Liabilities, they shall be assigned pursuant to this Agreement) and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any other Transaction Document expressly contemplates will survive the Closing.

(d)  Immediately prior to the Closing, all intercompany receivables and payables (other than such receivables or payables related to the supply of services or products or other commercial contracts in the ordinary course), and all intercompany loans then existing, in each case between (i) Citigroup and any of its Subsidiaries, on the one hand, and the Citigroup

Introducing Business, on the other hand, or (ii) Morgan Stanley and any of its Subsidiaries, on the one hand, and the Morgan Stanley Introducing Business, on the other hand, shall be settled and repaid in full in cash.  Immediately prior to each Self-Clearing Date and Delayed Contribution Date, all intercompany receivables and payables (other than such receivables or payables related to the supply of services or products or other commercial contracts in the ordinary course), and all intercompany loans then existing, in each case between (a) Citigroup and any of its Subsidiaries, on the one hand, and the Citigroup Self-Clearing Business or Citigroup Delayed Contribution Business transferred to the Company on such Self-Clearing Date or Delayed Contribution Date, on the other hand, or (b) Morgan Stanley and any of its Subsidiaries, on the one hand, and the Morgan Stanley Self-Clearing Business or Morgan Stanley Delayed Contribution Business transferred to the Company on such Self-Clearing Date or Delayed Contribution Date, on the other hand, shall be settled and repaid in full in cash.

Section 4.11  Contributed Real Property.  Notwithstanding Citigroup’s and Morgan Stanley’s obligation to contribute Contributed Leased Real Property and Contributed Real Property on the Closing Date pursuant to Section 2.4(b) and Section 2.4(c), respectively, or any obligation to contribute Contributed Leased Real Property or Contributed Real Property on a Delayed Contribution Date, each of Citigroup and Morgan Stanley’s contribution of the Contributed Leased Real Property and the Contributed Real Property shall take place at the times, in the manner and pursuant to the terms and conditions set forth on Exhibit K hereto.  For the avoidance of doubt, except as specifically set forth above or in Exhibit K hereto, the terms and conditions of this Agreement shall continue to apply to the treatment of Contributed Leased Real Property and Contributed Real Property hereunder and each of Citigroup and Morgan Stanley’s obligations with respect thereto.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1  Conditions to Citigroup’s Obligations.  The obligation of Citigroup to perform its obligations set forth in Section 2.4 and to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a)  Representations and Warranties. The representations and warranties of Morgan Stanley set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualification set forth therein) as of January 13, 2009 and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything to the contrary contained herein, the condition set forth in this Section 5.1(a) shall be deemed to have been satisfied even if any representations or warranties of Morgan Stanley (other than those contained in Section 3.2(c), which must be true and correct in all material respects, or in the first sentence of Section 3.2(f)(iv), which must be true and correct in all respects) are not so true and correct unless the failure of such representations and warranties of Morgan Stanley to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a

Material Adverse Effect on the Morgan Stanley Contributed Business.  Citigroup shall have received a certificate signed by an executive officer of Morgan Stanley to the effect that the conditions set forth in this Section 5.1(a) have been satisfied.

(b)  Performance of Agreements.  Morgan Stanley shall, and shall have caused its Subsidiaries to, have performed and complied in all material respects with the obligations, covenants and conditions applicable to Morgan Stanley to be performed and complied with by Morgan Stanley or Morgan Stanley’s Subsidiaries at or prior to the Closing in accordance with this Agreement, and Citigroup shall have received a certificate from an executive officer of Morgan Stanley to such effect.

(c)  No Injunction.  At the Closing Date, there shall be no Order of any Governmental Authority of competent jurisdiction in effect, and no pending Claim brought by any Governmental Authority of competent jurisdiction which seeks the issuance or entry of an Order, (i) that restrains or prohibits or renders illegal either (A) the Closing or (B) the consummation of the other transactions contemplated by the Transaction Documents, other than, in the case of clause (B), such other transactions the failure of which to be so consummated would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company or Citigroup, or (ii) that would otherwise reasonably be expected to have a Material Adverse Effect on the Company or Citigroup if the Closing were to occur.

(d)  Consents and Approvals.  All Governmental Approvals set forth in Schedule 5.1(d) shall have been obtained and shall be in full force and effect without any condition or requirement that would reasonably be expected to have a Material Adverse Effect on the Company or Citigroup, and any applicable waiting periods in respect thereof shall have expired or been terminated.

Section 5.2  Conditions to Morgan Stanley’s Obligations.  The obligation of Morgan Stanley to perform its obligations set forth in Section 2.4 and to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a)  Representations and Warranties.  The representations and warranties of Citigroup set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualification set forth therein) as of January 13, 2009 and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything to the contrary contained herein, the condition set forth in this Section 5.2(a) shall be deemed to have been satisfied even if any representations or warranties of Citigroup (other than those contained in Section 3.1(c), which must be true and correct in all material respects, or in the first sentence of Section 3.1(f)(iv), which must be true and correct in all respects) are not so true and correct unless the failure of such representations and warranties of Citigroup to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Citigroup Contributed Business.  Morgan Stanley shall have received a certificate signed by an executive officer of Citigroup to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

(b)  Performance of Agreements.  Citigroup shall, and shall have caused its Subsidiaries to, have performed and complied in all material respects with the obligations, covenants and conditions applicable to Citigroup to be performed and complied with by Citigroup or Citigroup’s Subsidiaries at or prior to the Closing in accordance with this Agreement, and Morgan Stanley shall have received a certificate from an executive officer of Citigroup to such effect.

(c)  No Injunction.  At the Closing Date, there shall be no Order of any Governmental Authority of competent jurisdiction in effect, and no pending Claim brought by any Governmental Authority of competent jurisdiction which seeks the issuance or entry of an Order (i) that restrains or prohibits or renders illegal either (A) the Closing or (B) the consummation of the other transactions contemplated by the Transaction Documents, other than, in the case of clause (B), such other transactions the failure of which to be so consummated would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company or Morgan Stanley, or (ii) that would otherwise reasonably be expected to have a Material Adverse Effect on the Company or Morgan Stanley if the Closing were to occur.

(d)  Consents and Approvals.  All Governmental Approvals set forth in Schedule 5.1(d) shall have been obtained and shall be in full force and effect without any condition or requirement that would reasonably be expected to have a Material Adverse Effect on the Company or Morgan Stanley, and any applicable waiting periods in respect thereof shall have expired or been terminated.

ARTICLE 6

INDEMNIFICATION

Section 6.1  Survival of Representations and Warranties.

(a)  The representations and warranties contained in Sections 3.1 and 3.2 will survive the Closing until 18 months following the Closing, except that (i) the representations and warranties contained in Sections 3.1(l) and 3.2(l) of this Agreement shall survive with respect to any Self-Clearing Assets until 18 months following the applicable Self-Clearing Date on which such Self-Clearing Assets were transferred to the Company, (ii) the representations and warranties set forth in the last two sentences of Section 3.1(f)(i) and the last sentence of Section 3.1(f)(ii) shall survive until 18 months following the Managed Futures Contribution Date, and (iii) the representations and warranties contained in Sections 3.1(m) and 3.2(m) of this Agreement shall survive with respect to any Citigroup Delayed Contribution Assets and Citigroup Delayed Contribution Liabilities or Morgan Stanley Delayed Contribution Assets and Morgan Stanley Delayed Contribution Liabilities, as applicable, until 18 months following the applicable Delayed Contribution Date on which such Citigroup Delayed Contribution Assets and Citigroup Delayed Contribution Liabilities or Morgan Stanley Delayed Contribution Assets and Morgan Stanley Delayed Contribution Liabilities were transferred to the Company.  No covenants or agreements of the Parties contained in this Agreement shall survive the Closing Date, except as expressly set forth in this Agreement and except that covenants which contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

(b)  Notwithstanding the foregoing, any representation or warranty shall, to the extent that a Claim with respect thereto is timely asserted in writing on or prior to the expiration thereof, survive until a final adjudication or resolution of such Claim.

(c)  The right of an Indemnitee to indemnification or to otherwise receive payments pursuant to Section 6.2(a)(ii) or (iii), 6.2(b) or 6.2(c) shall be separate and in addition to, and shall not be limited by, such Person’s right to indemnification pursuant to Section 6.2(a)(i), and shall survive any termination or expiration of the representations and warranties set forth in this Agreement pursuant to this Section 6.1.

Section 6.2  Indemnification.

(a)  Subject to the limitations set forth in this Article 6, each Party (the “Indemnitor”) shall indemnify, defend and hold harmless the other Party, the other Party’s Affiliates and the Company Entities and their Affiliates, including but not limited to the respective directors, officers, employees, managers, agents and representatives of each of the foregoing (collectively, the “Indemnitees”), from and against any losses, damages, liabilities, costs, expenses (including but not limited to legal fees and expenses), fees, penalties, fines, Taxes, judgments, settlements and Claims of whatever kind and nature (each, a “Loss” and, in the aggregate, “Losses”) incurred by an Indemnitee arising out of:

(i)  the failure of any representation or warranty (other than any representation or warranty contained in Section 3.1(j) or Section 3.2(j), indemnification for which shall be governed by Section 4.5) to be true and correct when made (or when deemed to be made) by the Indemnitor in this Agreement, and the failure of any representation or warranty that was true and correct when made by the Indemnitor in this Agreement to continue to be true and correct as of the Closing (or as of such other date as is expressly specified in such representation and warranty as the date at which such representation and warranty is true) as if such representation and warranty were made again at the Closing (or such other specified date) (in each case, without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualification set forth therein);

(ii)  the failure by the Indemnitor or any of its Subsidiaries (other than the Company Entities) to perform any of its or their covenants or agreements (other than the covenants specified in Section 4.5(a)(i)(B) or 4.5(a)(ii)(B), indemnification for which shall be governed by Section 4.5) contained in this Agreement (including, without limitation, any failure to comply with any provision of, or any failure to satisfy any liability or other obligation assumed or retained by such Party or its Subsidiaries); or

(iii)  in the case of Citigroup as Indemnitor, the Citigroup Excluded Liabilities (other than Citigroup Excluded Taxes, indemnification for which shall be governed by Section 4.5), and in the case of Morgan Stanley as Indemnitor, the Morgan Stanley Excluded Liabilities (other than Morgan Stanley Excluded Taxes, indemnification for which shall be governed by Section 4.5).

(b)  Morgan Stanley shall indemnify, defend and hold harmless the Company and its Subsidiaries from and against any Losses attributable to any write-down or write-off effected in accordance with GAAP (i) with respect to any BusinesScape or Portfolio Loan Account loans included in the Morgan Stanley Contributed Assets and (ii) with respect to any loans included in the Morgan Stanley Contributed Assets that are secured by auction rate securities, in each case net of associated reserves.

(c)  Citigroup shall indemnify, defend and hold harmless the Company and its Subsidiaries from and against any Losses attributable to:

(i)  the net write-down or write-off effected in accordance with GAAP, with respect to (x) the loans and lines of credit that constitute Citigroup Contributed Assets, that are secured by auction rate securities (“ARS”) as to which borrowing power has been given prior to the Closing Date, or is given from and after the Closing Date with the consent or at the direction of Citigroup on ARS securing such loans and lines of credit and (y) any amendment, modification or substitution that is made with the consent or at the direction of Citigroup of any loan described in the foregoing clause (x) (collectively, the “Citigroup ARS Loans”); and

(ii)     the difference (if a positive number) between the Company’s actual cost of funding the Citigroup ARS Loans, minus the aggregate amount of interest paid to the Company with respect to the Citigroup ARS Loans.

Losses described in this Section 6.2(c) shall be calculated as of the last Business Day of each month and Citigroup shall reimburse the Company for the amount of such Losses recognized, in accordance with GAAP, in such monthly accounting period; provided that to the extent Citigroup has reimbursed the Company for reserves taken in respect of Citigroup ARS Loans and such reserves are subsequently released, the Company agrees to refund to Citigroup the amount of reimbursement payments the Company received in respect of such released reserves.  In addition (but without any duplication of any refund to Citigroup under the preceding sentence), if the Company recovers amounts in respect of particular Citigroup ARS Loans with respect to which a payment was previously made by Citigroup relating to Losses with respect to such Citigroup ARS Loans described in clause (i) above, then the Company shall pay to Citigroup the lesser of the amount of such recoveries and the amount of such payment received from Citigroup.

(d)  Losses incurred by the Citigroup Entities and Morgan Stanley Entities, respectively, during the period commencing on May 29, 2009 and ending on the Closing Date in connection with changes to the conversion of information technology platforms or other operational actions made during such period in anticipation of and in furtherance of the consummation of the transactions contemplated by this Agreement shall be borne by the Parties, subject to indemnification under Article 6, on the same basis as if such Losses had been incurred after the Closing.

Section 6.3  Limitations on Amounts.

(a)  An Indemnitor shall have no liability under Section 6.2(a)(i) (other than in respect of any breach of the representations and warranties set forth in the last two sentences of Section 3.1(f)(i) and the last sentence of Section 3.1(f)(ii), for which the limitations set forth in Section 6.3(a)(i) shall not apply, and the “Deductible” as defined in Section 6.3(a)(ii) shall be deemed to mean an amount equal to $5 million):

(i)  for any Loss or series of related Losses unless the amount thereof exceeds $1 million (each, a “De Minimis Loss”); and

(ii)  until the amount of Losses (other than any De Minimis Losses) theretofore indemnifiable by the Indemnitor but for this sentence exceeds an aggregate amount equal to $100 million (the “Deductible”);

in which case the Indemnitees shall be entitled to indemnification of all Losses in excess of the Deductible (other than any De Minimis Losses).

(b)  An Indemnitor’s aggregate liability under Section 6.2(a)(i) shall in no event exceed $1.5 billion.

Section 6.4  Other Indemnification Provisions.

(a)  For all purposes of this Article 6, the amount of Losses arising out of any breach of a representation or warranty, and whether a breach has occurred, shall be determined without regard to qualifications of materiality or Material Adverse Effect or similar qualifications (other than specified dollar thresholds) and without regard to whether the matter giving rise to such Losses was disclosed to the other Party (or its representatives) (other than in the applicable Disclosure Letter or in the applicable Form ADV (or brochure) or Form BD referred to in the first paragraph of Section 3.1 and 3.2) or was investigated by the other Party (or its representatives).  The representations and warranties contained in Article 3, and the rights and remedies that may be exercised by any Person seeking indemnification hereunder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

(b)  Notwithstanding anything to the contrary contained in this Article 6, no Indemnitor shall be liable for any indirect, special, consequential, exemplary or punitive damages related to or arising in connection with any indemnification in this Article 6, except in cases where such damages are recovered from an Indemnitee by a Third Party.

(c)  In no event shall any Indemnitee recover more than once for any Loss, regardless of whether alternative theories of recovery exist under this Agreement or applicable Law.

(d)  This Article 6 sets forth the Parties’ exclusive remedy, following the Closing, for any Loss that may result from the breach of any of the representations or warranties, covenants or agreements contained in this Agreement or any other matter arising under this Agreement, except for Losses resulting from fraud of an Indemnitor or its Affiliates or as provided in Section 4.5 or Section 9.9.

(e)  Notwithstanding anything to the contrary contained herein, no Indemnitor shall be required to indemnify any Party (or its Affiliates) for any Loss relating to a reduction in the value of the Company or any of its Subsidiaries to the extent the Company or any of its Subsidiaries is indemnified therefor in accordance with the terms hereof.

(f)  If any Indemnitee receives any amounts in respect of Losses previously paid by the Indemnitor or obtains any judgment or award in any litigation relating to an Excluded Liability or Excluded Claim of such Indemnitor which was previously paid by such Indemnitor, the Indemnitee shall distribute such amounts received to the Indemnitor.  Any Losses shall be net of any (i) amounts actually recovered by any Indemnitee under applicable insurance policies and (ii) Tax benefits actually realized by any Indemnitee by reason of the incurrence or payment of any such Losses, and shall be increased by any Tax costs incurred by any Indemnitee as a result of the receipt of the indemnification payment.

(g)  This Agreement shall not be deemed to amend or otherwise modify the provisions or application of any indemnification or similar agreement between (x) any broker or other employee of a Party or a Company Entity and (y) such Party or its Subsidiaries or such Company Entity.  In addition, notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (x) require the Indemnitor to indemnify the brokers or other employees of the Indemnitor or any of its Subsidiaries or the Company Entities or (y) be deemed to waive any right of the Indemnitor to receive reimbursement from such brokers or other employees for, among other things, Losses caused by their criminal conduct, willful misconduct or bad faith.

(h)  Each Indemnitee must mitigate to the extent required by applicable Law any Loss for which such Indemnitee seeks indemnification under this Agreement.

(i)  If Citigroup becomes aware of any Loss for which the Company may be entitled to seek indemnification from Morgan Stanley under this Agreement, Citigroup shall be entitled to seek such indemnification on behalf of the Company and may exercise or cause to be exercised all of the rights of the Company with respect to such Loss as if Citigroup were the Indemnitee with respect to such Loss; provided that any amounts recovered from Morgan Stanley with respect to such Loss shall be paid to the Company.  If Morgan Stanley becomes aware of any Loss for which the Company may be entitled to seek indemnification from Citigroup under this Agreement, Morgan Stanley shall be entitled to seek such indemnification on behalf of the Company and may exercise or cause to be exercised all of the rights of the Company with respect to such Loss as if Morgan Stanley were the Indemnitee with respect to such Loss; provided that any amounts recovered from Citigroup with respect to such Loss shall be paid to the Company.

Section 6.5  Procedures.  In the event any Indemnitee should have a Claim under this Article 6 against any Indemnitor that does not involve a Claim being asserted against or sought to be collected from such Indemnitee by a Third Party, the Indemnitee shall deliver notice of such Claim, specifying in reasonable detail the basis therefor, with reasonable promptness to the Indemnitor.  The failure or delay by any Indemnitee so to notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have to such Indemnitee, except to the extent that the Indemnitor has been actually prejudiced by such failure or delay.  If the Indemnitor does not notify the Indemnitee within 60 Business Days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee, such Claims specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnitor, and the Indemnitor shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the Claims (or any portion thereof) is estimated, on such later date when the amount of such Claim (or such portion thereof) becomes finally determined.

Section 6.6  Procedures for Non-Party Claims other than Ordinary Course Customer Claims.  The following procedures shall apply to all matters or circumstances that may result in a Loss by reason of a Claim brought by a Third Party, including but not limited to a Claim that may be asserted by a Governmental Authority (“Non-Party Claims”; provided that the term “Non-Party Claim” shall include a Claim that may be asserted by an employee of a Party or Company Entity) and provided further that if the Non-Party Claim is determined to be an Ordinary Course Customer Claim pursuant to the provisions of Section 6.7, the provisions of Section 6.7 shall apply in lieu of the provisions of Section 6.6:

(a)  Notice.  Promptly after an Indemnitee receives written notice of any matter or circumstance that may reasonably be expected to result in a Loss to such Indemnitee by reason of a Non-Party Claim, the Indemnitee shall give written notice thereof to the Indemnitor.  The right to indemnification hereunder will not be affected by any failure of an Indemnitee to give such notice (or delay by any Indemnitee in giving such notice) unless (and then only to the extent that) the rights and remedies of the Indemnitor have been actually prejudiced as a result of the failure to give, or the delay in giving, such notice.  The notice of the Non-Party Claim shall describe the Non-Party Claim in reasonable detail.

(b)  Control of Non-Party Claims.  Non-Party Claims other than Ordinary Course Customer Claims shall be controlled as follows:

(i)  Except for Excluded Claims referred to in Section 6.6(g), which shall be administered in accordance with that section, the Indemnitor shall be the Person entitled to control the defense of such Non-Party Claim (the “Controlling Party”) and if the Indemnitor elects to control it shall:  (A) retain counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnitee, and (B) control and direct the defense of any such Non-Party Claim, including the development and implementation of legal strategy for such Non-Party Claim, subject to Section 6.6(c).

(c)  Settlements.  No Party shall have any liability for any settlement or compromise effected without its consent, which consent shall not be unreasonably withheld or delayed.  No Controlling Party may effect any settlement or compromise unless the Indemnified Party has no liability or obligation in connection therewith which is not fully satisfied by the Controlling Party.

(d)  Conflicts of Interest.  The Indemnitee in respect of any Claim shall be entitled to engage separate counsel of its choice to participate in the defense of such Claim; provided that, except as set forth in the remainder of this Section 6.6(d), the fees and expenses of such separate counsel shall be borne solely by the Indemnitee and shall not be subject to reimbursement by the Indemnitor; and provided, further, that this sentence shall not affect, in any respect, the control of such Claim as provided in Section 6.6(b).  Notwithstanding the foregoing, if the defendants in a Claim include both an Indemnitee and the Indemnitor, and counsel to the Indemnitee (or, if the Indemnitee is the Controlling Party, counsel to the Indemnitor) shall have reasonably concluded that joint representation would be inappropriate due to potential or actual conflicts of interest between the Controlling Party, the Indemnitor and/or the Indemnitee, the Indemnitee shall have the right to retain a single firm of separate counsel reasonably acceptable to the Controlling Party (and, if the Company is the Controlling Party, the Indemnitor) (each of which consents shall be timely sought and shall not be unreasonably withheld or delayed) to participate in the defense of that Claim on behalf of such Indemnitee and at the expense of the Indemnitor.

(e)  Status.  The Controlling Party shall at the request of the Indemnitee from time to time notify the Indemnitee  regarding the status, including any significant developments, with respect to Non-Party Claims the defense of which is being conducted by the Controlling Party on behalf of an Indemnitee (or the Indemnitor, as the case may be).

(f)  Defense of Claims against Officers and Directors.  Notwithstanding any provision to the contrary regarding the rights of an Indemnitor to be the Controlling Party with respect to Non-Party Claims, to the extent that any executive officer or director of a Party is named as a defendant in a Non-Party Claim under circumstances in which such individual is an Indemnitee, that individual nevertheless may, at its sole discretion, conduct its own defense or elect to transfer the defense to the Indemnitor, in either situation with the cost of the defense to be borne by the Indemnitor.

(g)  Pre-Closing Litigation.  Without limiting any other provision in this Agreement and subject to Section 6.7 in the case of Ordinary Course Customer Claims, the Parties agree that (i) each Party shall remain responsible for, and control, all litigation with respect to its Contributed Business pending or threatened in writing prior to the Closing, including, without limitation, any Claims pending or threatened in writing by each Party as plaintiff relating to its Contributed Business (the “Pre-Closing Litigation”) (which Claims such Party shall continue to prosecute and shall use good faith efforts to obtain a favorable judgment or settlement), and (ii) no Pre-Closing Litigation shall be contributed to, or be the responsibility of, the Company Entities, which shall be treated as Indemnitees for purposes of Article 6 with respect to all such litigation (it being understood that any settlement of any Claim being pursued as plaintiff will not be settled without the consent of the Company (which consent will not be unreasonably withheld or delayed) if such settlement would impair the value of any Contributed Asset in any respect and any proceeds of any such settlement with respect to any Contributed Asset shall be paid over to the Company).

Section 6.7  Ordinary Course Customer Claims.

(a)  Notice.  Promptly after either a Party or any of its Affiliates or any Indemnitee receives written notice of any matter or circumstance subject to indemnification hereunder that may reasonably be expected to result in a Loss to the Company or any other Person by reason of a Claim by a current or former customer or client of either Contributed Business that does not seek actual damages in excess of $2 million in the aggregate (an “Ordinary Course Customer Claim”), such Person shall give written notice thereof to the Company.  The right to indemnification hereunder will not be affected by any failure of any Person to give such notice (or delay in giving such notice) unless (and then only to the extent that) the rights and remedies of the Indemnitor have been actually prejudiced as a result of the failure to give, or the delay in giving, such notice.  The notice shall describe the Ordinary Course Customer Claim in reasonable detail.

(b)  Control of Ordinary Course Customer Claim.  The Company shall be entitled to control and direct the defense of any Ordinary Course Customer Claim, as well as any related regulatory investigation resulting therefrom in the ordinary course, with outside counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnitor, at the expense of the Indemnitor.  Nothing in this Section 6.7 shall be deemed to relieve the Indemnitor from indemnifying the Company Entities and their Affiliates to the extent any of them are Indemnitees hereunder.  The Indemnitor may also participate in the defense of any such Ordinary Course Customer Claim at its own expense.

(c)  Settlements.  No Party shall have any liability for any settlement or compromise of any Ordinary Course Customer Claim (or related regulatory investigation) effected without its consent.  The Company may not settle or compromise any Ordinary Course Customer Claim (or related regulatory investigation) without the consent of the Indemnitor, which shall not be unreasonably withheld or delayed.

(d)  Status.  The Company shall at the request of the Indemnitor from time to time notify the Indemnitor  regarding the status, including any significant developments, with respect to Ordinary Course Customer Claims (or related regulatory investigations) the defense of which is being conducted by the Company.

(e)  Disputes.  In the event of a bona fide dispute by the Parties as to whether a Claim is an Ordinary Course Customer Claim, the Claim shall not be treated as an Ordinary Course Customer Claim, unless the Company has already commenced the defense thereof and the Company or any Indemnitee would be adversely impacted thereby.

Section 6.8  Mutual Assistance.  The Indemnitor and Indemnitee shall reasonably cooperate with each other in the defense of any Claim subject to indemnity pursuant to this Article 6 and with respect to any Pre-Closing Litigation.  Without limiting the foregoing, after the Closing, Citigroup agrees that it will, and that it will cause the other Citigroup Entities to, Morgan Stanley agrees that it will, and will cause the other Morgan Stanley Entities to, and the Company agrees that it will, and will cause the other Company Entities to, cooperate with each of the Parties, the Company and their respective Subsidiaries, generally seek to avoid the imposition of regulatory sanctions on the Parties, the Company or their Subsidiaries to the extent reasonable under the circumstances, and furnish to each of them access to such employees and other Persons under their control, and such information, documents, records, evidence, testimony and other assistance as any of them may reasonably request, in connection with any actions, proceedings, arrangements or disputes of any nature involving or affecting the Company Entities that reasonably relate to matters that occurred prior to the Closing and in which any of them, as the case may be, was involved or for which such Person has records, information or knowledge.  The reasonable expenses incurred by any Person in complying with any request for cooperation pursuant to this Section 6.8 shall be borne by the Indemnitor or other Person requesting such cooperation; provided, however, that such expenses shall not include incidental time incurred by employees of any Party responding to such a request for cooperation.

ARTICLE 7

FURTHER AGREEMENTS

Section 7.1  No Commitments.  Each Party agrees that, except for the liabilities to be assumed by the Company pursuant to this Agreement and the other Transaction Documents or as expressly contemplated or permitted hereby or thereby (including under the LLC Agreement), neither it nor any of its Subsidiaries will take, without the prior written consent of the other Party, any action that will commit or bind the Company or any member thereof (in such capacity) to any act, agreement, contract or undertaking of any kind or nature whatsoever.

Section 7.2  Further Assurances.  Following the Closing Date, each Party shall, and shall cause each of its Subsidiaries to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Company or the other Party (including, without limitation, sharing all reasonable participant information necessary for, and cooperating with each other in good faith in connection with, the administration and integration of the Benefit Plans and any Benefit Plan-related services), to confirm and assure the rights and obligations provided for in the Transaction Documents and render effective the consummation of the transactions contemplated by the Transaction Documents, or otherwise to carry out the intent and purposes of the Transaction Documents.  For purposes of this Article 7, a Party shall not be obligated to cause Affiliates that it does not control to comply with this Article 7, but shall be obligated to use its reasonable best efforts to cause such Affiliates to comply with this Article 7.

Section 7.3  Citigroup ARS Loans.

(a)  The Company will, to the extent reasonably requested by Citigroup, cooperate with Citigroup and take or refrain from taking actions with respect to

Citigroup ARS Loans and the ARS securing such Citigroup ARS Loans to the extent necessary to enable the Citigroup Entities to comply with their obligations under applicable Law, including their settlement agreements with state and federal authorities relating to their sales of ARS to customers (the “Settlements”).  Citigroup agrees to pay the Company for the Company’s direct costs and expenses incurred in connection with taking actions requested by Citigroup pursuant to this Section 7.3(a) in the manner and pursuant to the methodology set forth in the General Transition Services Agreement with Citigroup (for the avoidance of doubt, Section 6.2(c) of this Agreement shall control with respect to the matters addressed therein in the event of any inconsistency between the applicable terms of such General Transition Services Agreement with Citigroup and Section 6.2(c) of this Agreement).  For the avoidance of doubt, subject to applicable Law, without limitation to the foregoing, Citigroup may reasonably request the Company to take, and the Company shall not unreasonably refuse to take, the following actions pursuant to this Section 7.3(a):

(i)  implementing amendments, extensions or modifications or granting waivers of terms of Citigroup ARS Loans, (including interest rates, fees, advance rates, maturity, repayment dates and other terms);

(ii)  granting releases or agreeing to substitutions of collateral securing Citigroup ARS Loans;

(iii)  exercising or forbearing from exercising rights and remedies of the lenders and secured parties under the terms of Citigroup ARS Loans;

(iv)  taking (or causing to be taken) actions to establish new loans with borrowing power against ARS for any current or former customer accounts of a Citigroup Entity as to whose ARS-related Losses Citigroup has an indemnity obligation under Section 6.2 of this Agreement; provided that upon the establishment of such loans pursuant to the request of Citigroup, they shall automatically become Citigroup ARS Loans for purposes of Section 6.2(c) of this Agreement; and

(v)  adopting, implementing and/or modifying reasonable control policies and practices relating to the Citigroup ARS Loans and ARS securing such loans; provided that such policies and practices do not to unduly interfere with the management and business of the Company or its Subsidiaries.

(b)  The Company agrees (x) not to take any of the actions referred to in clauses (i) through (iv) above without the consent of Citigroup, such consent not to be unreasonably withheld or delayed, and (y) not to change the control policies and practices relating to the Citigroup ARS Loans and ARS securing such loans without reasonably prior consultation with Citigroup.  The Company agrees to use commercially reasonable efforts to (x) provide the same level of loan servicing support with respect to the Citigroup ARS Loans as was provided to the Citigroup Contributed Business prior to the Closing Date and (y) provide to the Citigroup Entities such data, reports and other information with respect to the Citigroup ARS Loans and ARS securing such loans as may be reasonably requested by Citigroup.

(c)  In addition, the Company agrees to use commercially reasonable efforts to (x) promptly notify Citigroup of any customer request or inquiry regarding the provision by a Citigroup Entity of liquidity to ARS holders or regarding the terms,  management  or implementation of any ARS Legacy Loan and (y) promptly notify Citigroup regarding any significant developments of which it becomes aware regarding a Citigroup ARS Loan or any applicable borrower.

Section 7.4  Replacement of Guarantees.

(a)  From and after the date hereof, the Company shall use its reasonable best efforts to cause the unconditional release of Citigroup, Morgan Stanley and their respective Affiliates from their obligations under each of the agreements and instruments set forth on Schedule 7.4 (each, a “Guaranty”) to the extent that such obligations relate to the Citigroup Contributed Business or the Morgan Stanley Contributed Business, respectively, which have been contributed to the Company, by entering into a replacement guaranty or cash collateral or similar arrangements satisfactory to the counterparty to each such Guaranty.

(b)  If, from and after the Closing, (i) any amounts are drawn or required to be paid under any Guaranty by Citigroup, Morgan Stanley or any of their respective Affiliates in connection with events or other matters occurring after the Closing Date or (ii) Citigroup, Morgan Stanley or any of their respective Affiliates is required to pay any fees, costs or expenses under the terms of such Guaranty, then Citigroup or Morgan Stanley, respectively, shall promptly provide the Company with written evidence of the underlying payment obligation.  Upon receipt of such notice, the Company shall promptly satisfy such payment obligation on behalf of Citigroup, Morgan Stanley or their respective Affiliates, or, if Citigroup, Morgan Stanley or any of their Affiliates have made such payments, the Company shall reimburse Citigroup, Morgan Stanley or their respective designated Affiliates for such amounts promptly after receipt from Citigroup or Morgan Stanley of proof of payment.

(c)  Any amount described in Section 7.4(b) that is paid by Citigroup, Morgan Stanley or their respective Affiliates and subject to reimbursement by the Company shall bear interest at a rate equal to LIBOR plus 60 basis points commencing on the date that written notice of such payment is given to the Company.  Such interest shall be payable by the Company at the same time as the reimbursement payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

Section 7.5  SEC Rule 204T Matters.  Each of Citigroup and Morgan Stanley agree, and shall cause their respective Subsidiaries, CGMI and Morgan Stanley & Co. Incorporated (each, a “Clearing Firm”), to agree that, for as long as any Customer Accounts are cleared by the relevant Clearing Firm pursuant to the terms of the Citigroup Securities Clearing Agreement or the Morgan Stanley Securities Clearing Agreement, as the case may be, such

Clearing Firm shall close out any and all “fail to deliver” positions in equity securities as prescribed in SEC Rule 204T, and will not avail itself of provision (d) of SEC Rule 204T to allocate a fail to the Company.

ARTICLE 8

TERM AND TERMINATION

Section 8.1  Termination Prior to Closing.  This Agreement may be terminated at any time prior to the Closing:

(a)  by mutual written consent of the Parties at any time;

(b)  by either Party upon written notice to the other Party in the event that (i) any Governmental Authority the Governmental Approval of which is a condition under Section 5.1(d) or 5.2(d) shall have issued an Order or taken any other official action denying such Governmental Approval or (ii) any Governmental Authority shall have issued an Order that causes the conditions set forth in Section 5.1(c) (in the case of Citigroup) or 5.2(c) (in the case of Morgan Stanley) not to be satisfied, and in either case such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party that is at such time in material breach of its obligations pursuant to Section 4.3;

(c)  by any Party upon written notice to the other Party at any time after 5:00 p.m., New York City time, on March 31, 2010, in the event that the Closing shall not have occurred on or prior to such date and time; provided, however, that such date shall be extended by an additional 60 days if (i) the conditions set forth in Section 5.1(d) or 5.2(d) shall not have been satisfied prior to such date and time, and (ii) all other conditions to Closing in this Agreement have been satisfied or waived; and provided, further, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party that is at such time in material breach of any of its obligations under any of the provisions of this Agreement or any other Transaction Document;

(d)  by Citigroup, upon written notice to Morgan Stanley, if (A) there has been a material misrepresentation or breach of warranty or covenant or agreement made or to be performed by or on the part of Morgan Stanley pursuant to this Agreement, (B) such misrepresentation or breach has not been or cannot be cured within a period of 60 days following the delivery of written notice to Morgan Stanley of such misrepresentation or breach by Citigroup, and (C) the effect of such misrepresentation or breach is to prevent the satisfaction of any condition specified in Section 5.1(a) or 5.1(b);

(e)  by Morgan Stanley, upon written notice to Citigroup, if (A) there has been a material misrepresentation or breach of warranty or covenant or agreement made or to be performed by or on the part of Citigroup pursuant to this Agreement, (B) such misrepresentation or breach has not been or cannot be cured within a period of 60 days following the delivery of written notice to Citigroup of such misrepresentation or breach by Morgan Stanley, and (C) the effect of such misrepresentation or breach is to prevent the satisfaction of any condition specified in Section 5.2(a) or 5.2(b);

(f)  by Citigroup, if (A) within six months of January 13, 2009 either a Change of Control of Morgan Stanley shall have occurred or a definitive agreement, letter of intent or other similar agreement or understanding shall have been executed by Morgan Stanley that would, if the transactions contemplated thereby were consummated, result in a Change of Control of Morgan Stanley, and (B) within 45 days following such Change of Control or announcement of the execution of such definitive agreement or understanding, as applicable, Citigroup delivers written notice of termination under this Section 8.1(f) to Morgan Stanley; or

(g)  by Morgan Stanley, if (A) within six months of January 13, 2009 either a Change of Control of Citigroup shall have occurred or a definitive agreement, letter of intent or other similar agreement or understanding shall have been executed by Citigroup that would, if the transactions contemplated thereby were consummated, result in a Change of Control of Citigroup, and (B) within 45 days following such Change of Control or announcement of the execution of such definitive agreement or understanding, as applicable, Morgan Stanley delivers written notice of termination under this Section 8.1(g) to Citigroup.

Section 8.2  Termination After Closing.  If the Closing occurs, this Agreement shall continue to remain in full force and effect unless the Parties mutually agree in writing to terminate this Agreement.

Section 8.3  Effect of Termination.  If this Agreement is terminated in whole or with respect to any Person in accordance with Section 8.1 or 8.2, no covenants, agreements, representations or warranties contained herein shall survive the termination of this Agreement except (x) Article 9 (other than Section 9.2), (y) those provisions that by their express terms survive such termination and (z) in the case of a termination pursuant to Section 8.2, Article 6 (and, to the extent set forth in Section 6.1, the representations and warranties referred to therein); provided, however, that no termination of this Agreement shall release a breaching Party from any liability for any willful misconduct, fraud or willful breach of a covenant contained in this Agreement occurring prior to such termination.

ARTICLE 9

MISCELLANEOUS

Section 9.1  Expenses.  Except as expressly provided for herein, each of the Parties shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other fees and expenses incurred by it in connection with the negotiation, preparation and execution of the Transaction Documents and the consummation of the transactions contemplated by this Agreement.

Section 9.2  Publicity.  No  press release or other public disclosure with respect to this Agreement or the transactions contemplated hereby may be issued by any Party or its Affiliates without the other Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed by such other Party; provided, however, that if any Party is required by Law, including the rules of any stock exchange on which such Party’s securities are listed, to issue a press release or other public disclosure with respect to this Agreement or the transactions contemplated hereby, such Party shall consult with the other Party as to the content of such press release or other public disclosure before it is issued to the extent practicable in the circumstances; and provided, further, that nothing in this provision shall affect the Company’s right to issue press releases with respect to its operations following the Closing Date.

Section 9.3  Amendment or Modification.  This Agreement may not be amended or modified by the Parties, except by an instrument in writing signed by each of the Parties.

Section 9.4  Waiver.  Except as otherwise specifically provided herein, any provision of this Agreement may only be waived at any time by an instrument signed in writing by the Party entitled to the benefit thereof.  Except as specifically provided herein, the failure or delay of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  Except as specifically provided herein, all remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.5  Entire Agreement.  This Agreement, the Confidentiality Agreement, the Disclosure Letters, the Schedules and Exhibits hereto and the other documents and agreements contemplated hereby (including the other Transaction Documents and any documents and agreements contemplated thereby) contain the entire agreement between the Parties with respect to the subject matter hereof and supersede and cancel all prior agreements, understandings, representations and warranties, both oral and written, between the Parties with respect thereto.  There are no agreements, undertakings, representations or warranties of any of the Parties with respect to the transactions contemplated hereby and thereby other than those set forth herein or therein or made or to be made hereunder or thereunder.

Section 9.6  Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any Person other than the Parties and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities, except that the Indemnitees shall be third-party beneficiaries of the provisions of Article 6 applicable to them.

Section 9.7  Non-Assignability; Binding Effect.  This Agreement shall not be assignable, in part or in whole, by either Party without the prior written consent of the other Party.  A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with the provisions of the Agreement shall be null and void ab initio.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

Section 9.8  Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity.  Upon such determination of illegality or invalidity, the Parties shall negotiate in good faith to amend this Agreement to effect the original intent of the Parties.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

Section 9.9  Injunctive Relief.   The Parties acknowledge and agree that a violation of any of the terms of  this Agreement will cause the other Party and the Company irreparable injury for which an adequate remedy at law is not available, and if any Party institutes any action or proceeding to enforce such provisions, any Party against whom such action or proceeding is brought hereby waives the claim or defense therein that an adequate remedy at law exists.  Accordingly, it is agreed that each of the Parties and the Company will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically such provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity, except as otherwise specifically provided in this Agreement.  Each Party hereby waives any requirement of any posting of bond.

Section 9.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 9.11  Submission to Jurisdiction.  Each Party irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of Delaware and (ii) the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby.  Each Party agrees to commence any action, suit or proceeding relating hereto only in either such court.   Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the state court of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 9.11 shall affect the right of any Party to serve legal process in any other manner permitted by Law.  The consent to jurisdiction set forth in this Section 9.11 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 9.11.  The Parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.12  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.12.

Section 9.13  Notices.  All communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (and in the case of any corporation, the signature shall be by an appropriate officer thereof) and delivered by hand, or sent by registered mail, return receipt requested, or nationally recognized courier, or by facsimile to the following addresses:

If to Citigroup:

Michael Corbat
Chief Executive Officer
Citi Holdings
Citigroup Inc.
399 Park Avenue
New York, New York 10022
Facsimile:  (646) 291-1665
Telephone:  (212) 559-1000

And a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York  10017
Attention:  George R. Bason, Jr.
John A. Bick

Facsimile:  (212) 450-3800
Telephone: (212) 450-4000

If to Morgan Stanley:

Morgan Stanley
1585 Broadway
New York, New York  10036
Attention: General Counsel
Facsimile:  (212) 761-0331
Telephone:  (212) 761-4000

And a copy (which copy shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Attention:  Edward D. Herlihy
Steven A. Rosenblum
Facsimile:  (212) 403-2000
Telephone:  (212) 403-1000

If to Morgan Stanley Smith Barney Holdings LLC:

Morgan Stanley Smith Barney Holdings LLC
1585 Broadway
New York, New York  10036
Attention: General Counsel
Facsimile:  (212) 761-0331
Telephone:  (212) 761-4000

And a copy (which copy shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Attention:  Edward D. Herlihy
Steven A. Rosenblum
Facsimile:  (212) 403-2000
Telephone:  (212) 403-1000

By written notice to the other Party, any Party may change the address to which notices shall be directed.

Section 9.14 Counterparts.  This Agreement may be executed in any number of counterparts, and delivered by facsimile or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 9.15  Interpretation.  Captions, headings and titles contained in this Agreement, Exhibits and the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, Exhibits or the Schedules.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement.  Any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “primarily” includes “exclusively” unless the context otherwise requires.

Section 9.16  Schedules.  Inclusion of information in the Schedules hereto shall not be construed as an admission of liability under any applicable Law or that such information contained therein is (x) material to the business, operations, assets, liabilities, financial condition or results of operations of a Party or its Subsidiaries or of any of the Contributed Businesses or (y) a representation or warranty that a potential consequence will occur as described.  Matters reflected in the Schedules hereto are not necessarily limited to the matters required by this Agreement to be disclosed by the Parties in such Schedules.  The Schedules set forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the items or information in such Schedule relates; provided, however, that any information set forth in one section or subsection of a Schedule pertaining to representations, warranties and covenants of a Party shall be deemed to apply to each other section or subsection of such Party’s Schedules pertaining to its representations, warranties and covenants to the extent that it is reasonably apparent on its face from a reading of such disclosure that it is relevant to such other sections or subsections of the Party’s Schedules.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first above written.

CITIGROUP INC.

By:	/s/ Vincent Fandozzi
Name: Vincent Fandozzi
Title: Managing Director

MORGAN STANLEY

By:	/s/ James Gorman
Name: James Gorman
Title: Co-President

MORGAN STANLEY SMITH BARNEY HOLDINGS LLC

By:	/s/ James Gorman
Name: James Gorman
Title: President